As filed with the Securities and Exchange Commission on September 11, 2023

PART II—INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular dated September 11, 2023

OFFERING CIRCULAR

American Hospitality Properties REIT II, Inc.

Up to $75,000,000 in Shares of Common Stock

American Hospitality Properties REIT II, Inc. is a newly formed Delaware corporation (the “Company”), formed to invest in limited service hotels in the United States. Substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our operating partnership, AHP REIT II OP, LP, a Delaware limited partnership (the “Operating Partnership”), either directly or through its subsidiaries, and we will be the sole general partner of our Operating Partnership. Additionally, we will contribute the net proceeds from this offering (including the proceeds from the private placements to our Sponsor, as described below) to our Operating Partnership in exchange for units of limited partnership in our Operating Partnership (“OP Units”). We intend to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2024.

We are externally managed by Phoenix American Hospitality, LLC, or the Manager, which is also our Sponsor. Our principal office is: American Hospitality Properties REIT II, Inc., 14643 Dallas Parkway, Suite 970, Dallas, Texas 75254; telephone number (214) 750-2967.

We are offering up to $75,000,000 of our shares of common stock (the “Shares”) to the public at $10.00 per Share, an amount that was arbitrarily determined by the Manager, until 12 months after the commencement of this offering. Thereafter, the per Share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year and will equal the sum of our net asset value (“NAV”), divided by the number of Shares outstanding as of the end of the prior fiscal quarter (NAV per Share). The $10.00 per Share or NAV per Share, whichever is applicable, is referred to in this Offering Circular as the “Transaction Price.” The minimum investment in shares of our common stock for initial purchases is 500 Shares, or $5,000 based on the current Transaction Price. This offering will terminate on earliest of (1) the date on which $75,000,000 of Shares have been sold, (2) September __, 2025 or (3) the date on which we terminate this offering in our sole discretion.

In addition, our Sponsor has committed to purchase an aggregate of 25,000 Shares from us at $10.00 per Share in a private placement, 1,000 of which have been purchased as of the date of this Offering Circular, 11,500 of which will be purchased on a date no later than the initial closing of this offering and the other 12,500 of which will be purchased upon the termination of this offering.

The Company intends to conduct its operations so that it is not required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). As a result, investors in this offering will not be afforded any additional protections that might result from the Company complying with the registration and disclosure requirements of the Investment Company Act.

Investing in our Shares is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment.

See “Risk Factors” beginning on page 7 to read about the more significant risks you should consider before buying Shares. These risks include the following:

●	We have no operating history, and as of the date of this Offering Circular, our total assets consist of $10,000, representing the initial investment by the Manager. The prior performance of the funds and entities affiliated with our Sponsor may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

●	As of the date of this Offering Circular we have engaged in limited operations relating solely to this offering, and we have not identified any investments to acquire with the net proceeds of this offering. You will not be able to evaluate our future investments prior to purchasing Shares.

●	We depend on the Manager to select our investments and conduct our operations. We pay fees and expenses to the Manager and its affiliates that were not determined through the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss.

●	The Manager’s executive officers and key real estate professionals are also officers, directors, managers and/or key professionals of our Sponsor and its affiliates. As a result, they will face conflicts of interest, including time constraints, allocation of investment opportunities and significant conflicts created by the Manager’s compensation arrangements with us and other affiliates of our Sponsor.

●	Our Sponsor may sponsor other companies that compete with us, and our Sponsor does not have an exclusive management arrangement with us; however, our Sponsor has adopted a policy for allocating investments between different companies that it sponsors with similar investment strategies.

●	This offering is being made pursuant to rules and regulations under Regulation A of the Securities Act of 1933, a amended (the “Securities Act”), as recently amended by the Securities and Exchange Commission (the “SEC”). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

●	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your Shares may vary more widely with the performance of specific assets.

●	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

●	We may change our investment guidelines without stockholder consent, which could result in investments that are different from those described in this offering circular.

●	While our goal is to pay dividends from our cash flow from operations, we may use other sources to fund dividends, including offering proceeds, borrowings, and sales of assets. We have not established a limit on the amount of proceeds we may use to fund dividends. If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make quarterly dividends as required to comply with the REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

●	The Manager calculates our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

●	No public market currently exists for the Shares, and while we may attempt to effectuate a liquidity event within approximately five to seven years from the completion of this offering as may be extended from time to time, we are not required to effectuate a liquidity event by any specific date.

●	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level U.S. federal income tax and, as a result, our cash available for distribution to our stockholders and the value of the Shares could materially decrease.

●	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash dividends or appreciation of your investment.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of this offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in our Shares.

We will offer our Shares on a best efforts basis initially by our officers, directors and employees.

	Per Share		Total Maximum

Public Offering Price(1)		$10.00	$75,000,000
Proceeds to Us from this Offering to the Public (Before Expenses)	$		$75,000,000
Proceeds to Us from the Private Placement to our Sponsor (Before Expenses)		$10.00	$250,000
Total Proceeds to Us (Before Expenses)		$-	$75,250,000

(1)	The price per Share was arbitrarily determined by the Manager. See “Risk Factors—Risks Related to an Investment in American Hospitality Properties REIT II, Inc.—The price of the Shares may not reflect the value of your investment.”

This Offering Circular follows the Offering Circular disclosure format.

The date of this Offering Circular is September __, 2023

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the Offering Circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

The Manager and those selling Shares on our behalf in this offering will be permitted to make a determination that the purchasers of Shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the investor regarding the investor’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.stockholder.gov.

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INVESTMENT CRITERIA

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers”. In order to be a “qualified purchaser,” a purchaser of Shares must satisfy one of the following:

(1) Non-Accredited Investors: If you are not an accredited investor (as defined below), your investment in Shares may not be more than 10% of the greater of:

(a) If you are a natural person:

i. your individual net worth, or joint net worth with your spouse, excluding the value of your primary residence (as described below); or

ii. your individual income, or joint income with your spouse, received in each of the two most recent years and you have a reasonable expectation that an investment in the Shares will not exceed 10% of your individual or joint income in the current year.

(b) If you are not a natural person,

i. your revenue, as of your most recently completed fiscal year end; or

ii. your net assets, as of your most recently completed fiscal year end.

For purposes of this definition, “net worth” means the excess of total assets at fair market value over total liabilities, except that the value of the principal residence owned by a natural person will be excluded for purposes of determining such natural person’s net worth. In addition, for purposes of this definition, the related amount of indebtedness secured by the primary residence up to the primary residence’s fair market value may also be excluded, except in the event such indebtedness increased in the 60 days preceding the purchase of our common stock and was unrelated to the acquisition of the primary residence, then the amount of the increase must be included as a liability in the net worth calculation. Moreover, indebtedness secured by the primary residence in excess of the fair market value of such residence should be considered a liability and deducted from the natural person’s net worth. In the case of fiduciary accounts, the net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and fiduciary directly or indirectly provides funds for the purchase of the Shares; or

(2)	Accredited Investors: You are an accredited investor. An “accredited investor” is:

(a)	If a natural person, a person that has:

i.	an individual net worth, or joint net worth with his or her spouse, that exceeds $1,000,000, excluding the value of the primary residence of such natural person (as described below); or

ii.	individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

(b)	If not a natural person, one of the following:

i.	a corporation, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

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ii.	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in a Share;

iii.	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

iv.	an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

v.	a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

vi.	a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

vii.	an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons who are accredited stockholders;

viii.	a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”));

ix.	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

x.	an entity in which all of the equity owners are accredited stockholders.

(c)	In addition, the SEC has issued certain no-action letters and interpretations in which it deemed certain trusts to be accredited investors, such as trusts where the trustee is a bank as defined in Section 3(a)(2) of the Securities Act and revocable grantor trusts established by individuals who meet the requirements of clause (1)(a)(i) or (1)(a)(ii) of this section. However, these no-action letters and interpretations are very fact specific and should not be relied upon without close consideration of your unique facts.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such stockholder is not a “qualified purchaser” for purposes of Regulation A.

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OFFERING CIRCULAR SUMMARY

The following summary highlights information continued elsewhere in this Offering Circular and should be read in conjunction with, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering Circular. To understand this offering fully, you should read the entire Offering Circular carefully, including the “Risk Factors” section, before making a decision to invest in our Shares. References to “we,” “us” “our” or “the Company” refer to American Hospitality Properties REIT II, Inc., a Delaware corporation.

Securities Offered:	We are offering up to $75,000,000 in shares of our common stock (the “Shares”). The Shares will be sold at the then-current Transaction Price. The minimum purchase is 500 Shares ($5,000), based on the $10.00 initial Transaction Price). See “Description of Capital Stock” and “The Manager and the Management Agreement.”

Issuer:	We are a recently organized entity formed for the purpose of purchasing, either directly or through special purpose entities and joint ventures, limited service hotels in the United States, which the Company defines as hotels with limited food and beverage services and less meeting space than full service hotels (collectively, the “Properties”).

Properties – Description:

The Company intends to use the offering proceeds of this offering (the “Offering Proceeds”) to acquire the Properties. There are no limitations on the number or size of Properties to be acquired by the Company or the percentage of Offering Proceeds that may be invested in a single Property. We are a development stage company and currently have minimal operations. The total number of Properties acquired by the Company will be determined in the sole discretion of the Manager and will depend, in part, on the number of Shares that are sold by the Company in this offering, the real estate market and financing conditions and other circumstances outside the control of the Company and the Manager.

The Company’s primary strategy will be to identify and acquire Properties which provide a value-added opportunity for the Company. The Company currently intends to seek Properties that have one or more of the following characteristics: (i) limited service hotels affiliated or anticipated to be affiliated with a premium brand with a national and/or international reservations system, (ii) current or projected cash flow in an amount equal to at least a 9% return on the Company’s investment, (iii) provide a “value-add” opportunity through a combination of expense management and revenue improvement, (iv) located in an established area, (v) favorable location, such as in a high growth area or an area with relatively few competing properties, and (vi) purchase price that is below the replacement cost of the Property, as determined in the Manager’s sole discretion. The Company may acquire Properties that do not meet one or more of these criteria. See “Description of the Business.”

Properties – Acquisition:	The Company intends to purchase the Properties from unaffiliated sellers. The terms of the purchase and sale agreements are not currently known. It is anticipated that the Company will wholly own the Properties either directly or indirectly; however, the Company may purchase some of the Properties together with joint venture partners and the Company may acquire long-term ground lease interests. See “Our REIT Structure.”

Properties – Financing:	The Company anticipates that it will enter into financing arrangements with various third-party lenders to acquire the Properties. The loan-to-value ratio for each Property acquired will not exceed 70%. The Manager has not obtained any financing commitments for any Properties. The terms of the loans to acquire the Properties will vary. It is anticipated that the loans will have short terms and will require balloon payments at the end of the loan term. The Company will not incur any recourse indebtedness.

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Property Operations:	The Company intends to hold and operate each Property for approximately five years.

Properties – Operation:	It is anticipated that the Properties will be operated by PAH Management, LLC, a Delaware limited liability company (the “Operator”), which is an affiliate of the Manager; however, the Manager has the discretion to retain one or more additional or replacement entities to manage the operations at the Properties. The Operator is entitled to receive a fee in an amount up to 3% of gross revenues from each Property the Operator manages (the “Hotel Management Fee”). As of the date of this Offering Circular, the Manager manages the operations at 11 hotels located across eight states, with onsite management services at four of these hotels being provided by the Operator. The onsite management at the other seven hotels is currently being provided by Aimbridge Hospitality LLC, but the Manager is in the process of transitioning the onsite services at these hotels to the Operator, which is expected to be completed by the end of the third quarter of 2023. If PAH Management, LLC is contractually prohibited or is otherwise unable or elects not to operate a Property, another operator will be chosen for that Property in the sole discretion of the Manager. See “Experience of PAH Management, LLC.”

Properties – Sale:	After the Properties are held for investment, the Company intends to sell the Properties for the best price obtainable. In the event that any Property is owned by joint venture partners, the decision to sell such Property may depend on decisions made by, and actions taken by, such persons or entities. In the event that a Property is sold, refinanced or otherwise disposed of within one year of the termination of this offering, the Company may reinvest the proceeds.

Company Objectives:	The principal objectives of the Company will be to (i) preserve the stockholders’ capital investment, (ii) realize income through the acquisition, operation and sale of the Properties, (iii) make distributions to our stockholders from cash generated by operations, and (iv) within approximately five years after the termination of this offering, enable our stockholders to realize a return on their investment through (a) liquidating our assets and distributing cash to our stockholders, (b) merging with a public entity to provide our stockholders with either cash or liquid securities or (c) combining with other entities managed by the Manager to create a publicly traded REIT. THERE IS NO ASSURANCE THAT ANY OF THESE OBJECTIVES WILL BE ACHIEVED.

Our REIT Structure:

We believe that our currently contemplated business operations will enable us to qualify as a REIT beginning with our taxable year ending December 31, 2024. Our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, compliance with the REIT income and asset tests. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.” There is no assurance that we will qualify as a REIT or, if qualified, will maintain such qualification in the future. See “Risk Factors—Federal Income Tax Risks.”

In order for the income from our hotel operations to be REIT qualifying income, we cannot directly operate any of our hotel properties. As a result, we intend to lease our hotel properties to one or more taxable REIT subsidiaries (“TRSs”) that are wholly owned by our Operating Partnership. The rent paid to us by each of these TRSs will be REIT qualifying income provided that the hotels are managed by an “eligible independent contractor” and the lease rates payable are not “excessive.” It is currently anticipated that the Operator will manage our hotels. We believe that the Operator will qualify as an eligible independent contractor. A TRS is a corporate entity that pays federal income tax at regular corporate rates on its taxable income. Please see the disclosure under the caption “U.S. Federal Income Tax Considerations—Requirements for Qualification—Our Relationship with Our TRSs” for a discussion of the requirements to qualify as an eligible independent contractor under the Code.

Manager:	Phoenix American Hospitality, LLC, a Delaware limited liability company, is the Manager of the Company and will manage and control the Company’s affairs. The mailing address of the Manager is 14643 Dallas Parkway, Suite 970, Dallas, Texas 75254 and their telephone number is (214) 750-2967. See “The Manager.”

Manager Commitment:	The Manager will commit an amount of at least $250,000 to the Company, $10,000 of which has been committed as the date of this Offering Circular, $115,000 of which will be payable on a date not later than the date of the initial closing of this offering and the other $125,000 will be payable upon the termination of this offering.

Experience of the Manager:	The Manager was formed in May 2009 and currently manages five other funds. The founder and chief executive officer of the Manager is W.L. “Perch” Nelson. The management team has an aggregate of over 185 years of experience in the acquisition, ownership and management of hotels and commercial properties. See “The Manager.”

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Compensation to the Manager and its Affiliates:	The Manager and its affiliates are entitled to receive substantial fees, compensation and distributions as set forth below. The percentage of such fees that will be attributable to the Company will be equal to the Company’s percentage interest in the special purpose entity (the “SPE”) making the applicable payment.

(1)

The Manager or an affiliate will be entitled to receive an acquisition fee in an amount up to 1.5% of the gross purchase price of each Property from the SPE acquiring the Property, including any debt attributable to such Property and any significant capital expenditures budgeted as of the date of acquisition (the “Acquisition Fee”). The Manager will also be reimbursed for customary acquisition expenses (including expense relating to potential acquisitions that are not closed), such as legal fees and expenses, costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses related to the acquisition of real estate properties.

(2)

The Manager will be entitled to receive a monthly asset management fee equal to an annualized rate of 1% of the aggregate purchase prices (including any debt associated with such purchases) of the Properties (the “Asset Management Fee”).

(3)	The Manager or an affiliate will be entitled to receive a construction management fee from the applicable SPE in an amount equal to 2% of the value of any construction or repair at a Property (the “Construction Management Fee”).

(4)

The Manager or an affiliate will be entitled to receive a financing fee from the SPE financing the Property in an amount up to 1% of the amount of any financing or refinancing obtained by the SPE or an affiliate with respect to the Property (the “Financing Fee”). In the event a third-party loan broker is used, such third-party loan broker’s fee will be paid separately by the Company; provided, however, that the sum of the Financing Fee and any amount paid by the Company to a third-party loan broker will not exceed 1% of the financing obtained.

(5)	The Manager or an affiliate will be entitled to receive a disposition fee from the SPE disposing of the Property in an amount up to 1% of the gross sales price of each Property in connection with any sale, exchange or other disposition of the applicable Property (the “Disposition Fee”). The disposition fee is subordinated to the receipt by the investors of distributions sufficient to provide a return of the Gross Investment Amount (as defined below). Any broker fee in an amount up to 1% of the gross sales price of the Properties due a third-party broker in connection with any sale, exchange or disposition of a Property will be paid by the Manager out of its Disposition Fee.

(6)	After our stockholders have received, together as a collective group, aggregate distributions sufficient to provide (i) a return of their gross investment amount, which is the amount calculated by multiplying the total number of Shares purchased by stockholders by the issue price (the “Gross Investment Amount”), (ii) an 8% per year cumulative, non-compounded return on such Gross Investment Amount, the Manager is entitled to receive 20% of our distributions and (iii) a 12% per year cumulative, non-compounded return on such Gross Investment Amount, the Manager is entitled to receive 40% of our distributions. In addition, upon the liquidation of our assets, a merger or our combination into a publicly-traded entity, we will pay the Manager an incentive fee equal to 15% of the amount by which (a) the value of the Shares as established in any such transaction, plus the total of all distributions paid by the Company to our stockholders from inception until the date such value is determined exceeds (b) the sum of our stockholders’ Gross Investment Amount and the amount of cash flow necessary to generate a 15% per year cumulative, non-compounded return on our stockholders’ Gross Investment Amount from our inception through the date the value of our Shares is determined.

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(7)	The Manager be entitled to be reimbursed for organization and offering expenses associated with this offering in an aggregate amount not to exceed 5% of the gross proceeds of this offering. Organization and offering expenses include the legal, accounting, printing, mailing and filing fees, charges of our deposit account and transfer agent, charges of the Manager for administrative services related to the issuance of the Shares in this offering, reimbursement of the Manager for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education and education meetings held by the Company (primarily the travel, meal and lodging costs), attendance and sponsorship fees payable to participants, hosting retail seminars and travel, meal and lodging costs for officers and employees of the Manager and its affiliates to attend retail seminars and promotional items.

See “Compensation to the Manager and its Affiliates.”

Use of Proceeds:	The proceeds of this offering, coupled with proceeds from anticipated financings, will be primarily used to acquire the Properties. See “Estimated Use of Proceeds.”

Minimum Purchase:	A minimum purchase of 500 Shares ($5,000, based on the initial Transaction Price) will be required. See “Plan of Distribution – Capitalization.”

Dividends:

We do not expect to declare any regular dividends until the proceeds are invested and generating operating cash flow. Once we begin to pay dividends, we expect to declare and pay them on a quarterly basis, or less frequently as determined by us following consultation with the Manager, in arrears. Any dividends we pay will be based on, among other factors, our present and projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time.

The REIT distribution requirements generally require that we make aggregate annual dividend payments to our stockholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum dividends under the REIT rules, we will be subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, we may make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Description Capital Stock and Certain Provisions of Delaware Law, our Charter and Bylaws — Dividends” and “U.S. Federal Income Tax Considerations.”

Any dividends that we pay will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your dividends plus the change in NAV (either positive or negative) will produce your total return.

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RISK FACTORS

The purchase of Shares is speculative and involves substantial risk. It is impossible to predict accurately the results to a stockholder of an investment in the Company because of the recent formation of the Company and general uncertainties in the real estate and financing markets and the hotel industry.

This Offering Circular contains forward-looking statements that involve risks and uncertainties. These statements are only predictions and are not guarantees. Actual events and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “anticipate,” “plan,” “estimate,” “believe,” “potential,” or the negative of such terms or other comparable terminology. The forward-looking statements included herein are based upon the Manager’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Although the Manager believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the risk factors discussed below. Any assumptions underlying forward-looking statements could be inaccurate. Purchasers of Shares are cautioned not to place undue reliance on any forward-looking statements contained herein.

You should consider carefully the following risks, and should consult with your own legal, tax, and financial advisors with respect thereto. You are urged to read this entire Offering Circular and any Offering Circular supplements before investing in the Company.

Risks Related to an Investment in American Hospitality Properties REIT II, Inc.

We have no prior operating history, and the prior performance of our sponsor or other real estate investment opportunities sponsored by our sponsor may not predict our future results.

We have no prior operating history. As of the date of this Offering Circular, we have only $10,000 in total assets, consisting of cash and other assets. Our lack of an operating history significantly increases the risk and uncertainty you face in making an investment in our Shares.

Because no public trading market for your Shares currently exists, it will be difficult for you to sell your Shares and, if you are able to sell your Shares, you will likely sell them at a substantial discount to the public offering price.

Our charter does not require the Company to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require the Company to list our Shares for trading on a national securities exchange by a specified date. There is no public market for our Shares and we currently have no plans to list our Shares on a stock exchange or other trading market. Until our Shares are listed, if ever, you may not sell your Shares unless the buyer meets the applicable suitability and minimum purchase standards. Therefore, it will be difficult for you to sell your Shares promptly or at all. If you are able to sell your Shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your Shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our Shares, you should purchase our Shares only as a long-term investment and be prepared to hold them for an indefinite period of time.

The actual value of your investment may be substantially less than what you pay.

The initial Transaction Price is $10.00, an amount that was arbitrarily determined by the Manager, which Transaction Price will be in effect for 12 months after the commencement of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st and October 1st of each year and will equal our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per Share). See “Plan of Distribution—Price per Share.”

Our NAV per Share will be calculated by the Manager at the end of each fiscal quarter on a fully diluted basis, beginning twelve months after commencement of the offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses. In instances where the Manager determines that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where the Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, the Manager may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per Share. However, the Manager may hire a third party to calculate, or assist with calculating, the NAV calculation. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per Share on a quarterly basis, our NAV per Share may fluctuate daily, so that the NAV per Share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your Shares if you were to transfer your Shares to a third-party in a privately negotiated transaction. Further, our published NAV per Share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. In cases where we believe there has been a material change (positive or negative) to our NAV per Share since the beginning of the applicable quarter, we will update a previously disclosed Transaction Price. If we update the Transaction Price during any quarter, we will notify potential investors through the filing of a supplement to this Offering Circular. Note, in addition, that the determination of our NAV per Share is not based on, nor intended to comply with, fair value standards under generally accepted accounting principles (“GAAP”) and our NAV per Share may not be indicative of the price that we would receive for our assets at current market conditions. See “Plan of Distribution—Valuation Policies.”

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If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of the Manager in the acquisition of the Properties and the ability of the Manager to source investment opportunities for us. The more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. We cannot assure you that the Manager will be successful in obtaining suitable investments on financially attractive terms or that, if the Manager makes investments on our behalf, our objectives will be achieved. If we, through the Manager, are unable to find suitable investments promptly, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organization documents do not prohibit us from paying distributions from any source, including borrowings or sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund distributions. If we pay distributions from financings, the net proceeds from this or future offerings or other sources other than our cash flow from operations, we will have less funds available for investments in Properties and the number of Properties that we invest in and the overall return to our stockholders may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. The U.S. Federal Reserve began rapidly increasing the federal funds rate to decade-high levels in 2022 and early 2023 and the rate may continue to rise during the second half of 2023. This action has resulted in an increase in the prevailing interest rates. We cannot assure you that our access to capital and other sources of funding for distributions will not become constrained or unavailable at interest rates or other terms that are acceptable to the Company. Additionally, future increases in interest rates could negatively affect our ability to repay or refinance any borrowings that are subject to variable interest rates. If we fund distributions from the sale of assets, this will affect our ability to generate cash flows from operations in future periods. There can be no assurance that cash distributions will, in fact, be made or, if made, that those distributions will be made when anticipated.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the hotel real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by any economic slowdown and downturn in real estate asset values and property sales. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur can reduce the volume of potential investments. These economic conditions have resulted in and could continue to result in a general decline in acquisition and disposition activities. In addition, these conditions have led and could continue to lead to a decline in property sales prices as well as a decline in funds invested in existing real estate assets and properties planned for development.

Inflation in the United States has accelerated to historically high levels and may continue at an elevated level in the near-term. Inflationary pressures may increase our direct and indirect operating costs, including for labor at the corporate levels.

During an economic downturn, it may also take longer for us to dispose of the Properties or the selling prices may be lower than originally anticipated. As a result, the carrying value of the Properties may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values. Further, as a result of our target leverage, our exposure to adverse general economic conditions is heightened. These negative general economic conditions could continue to reduce the overall amount of sale activity in the hotel real estate industry, and hence the demand for our services.

All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our stockholders and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under our credit facilities, the lenders under those agreements will be entitled to proceed against the collateral granted to them to secure the debt owed.

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We may suffer from delays in locating suitable investments, which could limit our ability to make distributions and lower the overall return on your investment.

We rely upon the Manager’s real estate professionals, including W.L “Perch” Nelson, its Founder and Chief Executive Officer, to identify suitable investments. Other Phoenix American entities also rely on Mr. Nelson for investment opportunities. To the extent that the Manager’s real estate professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution.

Additionally, the current market for properties that meet our investment objectives is highly competitive. The more Shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms. Except for investments that may be described in supplements to this Offering Circular prior to the date you subscribe for our Shares, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You must rely entirely on the oversight and management ability of the Manager and the performance of the Operator. We cannot be sure that the Manager will be successful in obtaining suitable investments on financially attractive terms.

We could also suffer from delays in locating suitable investments as a result of our reliance on the Manager at times when its officers, employees, or agents are simultaneously seeking to locate suitable investments for other Phoenix American sponsored programs, all of which have investment objectives and employ investment strategies that are similar to ours. Furthermore, where we acquire properties prior to the start or during the early stages of redevelopment, it will typically take several months to complete construction and commence operations. Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Further, because we are raising a “blind pool” without any pre-selected assets, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms. Delays we encounter in the selection and acquisition of Properties would likely limit our ability to pay distributions to our stockholders and lower their overall returns.

Because we have not identified any Properties for acquisition, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not identified any Properties that we may acquire, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that may be described in supplements to this Offering Circular. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in limited service hotels. However, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of the Manager to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because the Manager does not have as strong an economic incentive to avoid losses as do sponsors or managers who have made significant equity investments in their companies.

The Manager has committed to invest an aggregate of only $250,000 in the Company. Therefore, if we are successful in raising enough proceeds to be able to reimburse the Manager for our organization and offering expenses, the Manager will have little exposure to loss in the value of our Shares. Without this exposure, our stockholders may be at a greater risk of loss because the Manager does not have as much to lose from a decrease in the value of our Shares as do those sponsors who make more significant equity investments in their companies.

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Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $75,000,000 in any 12-month period (although we may raise capital in other ways). We expect the size of the Properties that we will acquire will average about $10 million to $15 million per asset. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of Properties, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of Properties that we make. In that case, the likelihood that any single Property’s performance would adversely affect our profitability will increase. Your investment in our Shares will be subject to greater risk to the extent that we lack a diversified portfolio of Properties. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Any adverse changes in the Manager or Operator’s financial health could hinder our operating performance and the return on your investment.

We have engaged the Manager to manage our operations. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of the Manager and its affiliates, including the Operator, as well as the Manager’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the Manager or Operator’s financial condition could hinder the Manager’s or Operator’s ability to successfully manage our operations and our Properties.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we presently intend to complete a transaction or series of transactions, providing liquidity to our stockholders within approximately five years from the completion of this offering, our charter does not require our board of directors to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets, beyond five years from the termination of this offering. If the Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets and the economic conditions in areas in which the Properties are located. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your Shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We have minimal operating capital, no significant assets and no revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient stockholder purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and our stockholders. We have no significant assets or financial resources, so such adverse event could put your investment dollars at significant risk.

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Third party financing may be required to fund working capital requirements.

To the extent funds for working capital are not available from operations, the Company may be required to seek additional loans for capital improvements and other working capital needs. The Company has not received a commitment from any third party to make such future loans, if needed, and there can be no assurance that such loans can be arranged or what the terms of any such borrowings would be. In addition, it is anticipated that the loans obtained to acquire the Properties will restrict the ability of the borrowers to obtain secondary financing.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate investment activities, including corporations, bank and insurance company investment accounts, private real estate funds, and other entities engaged in real estate investment activities. This market is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to acquire Properties.

Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the acquisition of real estate assets. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for our Properties, our profitability will be reduced and you may experience a lower return on your investment.

If the Manager fails to retain its key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on the Manager’s ability to attract and retain key personnel. Our future also depends on the continued contributions of the executive officers and other key personnel of the Manager, each of whom would be difficult to replace. In particular, the Founder/Chief Executive Officer of the Manager, Mr. Nelson, is critical to the management of our business and operations and the development of our strategic direction. The loss of the services of Mr. Nelson or other executive officers or key personnel of the Manager and the process to replace any of the Manager’s key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

Our stockholders do not elect or vote on the Manager and have limited ability to influence decisions regarding our business.

The assets, affairs and business of the Company will be managed under the direction of the Manager. Our stockholders do not elect or vote on the Manager and have only limited voting rights on matters affecting our business and, therefore, limited ability to influence decisions regarding our business.

Our stockholders will have limited voting rights and may be bound by either a majority or supermajority vote.

Our stockholders will have voting rights only with respect to certain matters, primarily relating to amendments to our charter, the election of directors and the liquidation of the Company. Each outstanding Share entitles the holder to one vote on all matters submitted to a vote of stockholders. Generally, matters to be voted on by our stockholders must be approved by a majority of the votes cast by all Shares present in person or represented by proxy. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

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As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Additionally, we are not required to have (i) a board of directors of which a majority consists of “independent” directors under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

This offering is focused on attracting a large number of stockholders that plan on making relatively small investments. An inability to attract such stockholders may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Our reliance on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in traditional initial public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors,” which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our annual goal of raising $75,000,000 in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

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Maintenance of our exemption from the Investment Company Act of 1940 imposes limits on our operations, which may adversely affect our operations.

The Company will accept 100 or more stockholders. The Investment Company Act requires that any issuer that is beneficially owned by 100 or more persons and that owns certain securities be registered as required under the Investment Company Act. The Manager believes that, because the Company will be purchasing the Properties directly or through wholly-owned subsidiaries, the ownership of the Properties will not be deemed to be securities for purposes of the Investment Company Act. However, because one or more of the Properties may be acquired together with a joint venture partner, it is possible that such Properties will not qualify as real estate acquisitions for purposes of the Investment Company Act. Although the Manager intends to cause more than 55% of the Company’s assets to be direct investments in real estate in order for the Company to qualify for exemption from the Investment Company Act, it is possible that the Company may not be able to qualify for one or more of the exemptions under the Investment Company Act. If the Company fails to qualify under one of the exemptions or exclusions from the Investment Company Act, the Company will have to register under the Investment Company Act. In the event the Company is required to register under the Investment Company Act, the returns to our stockholders will likely be significantly reduced.

Risks Related to Compliance and Regulation

We are offering our Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our Shares less attractive to investors as compared to a traditional initial public offering, which may make an investment in our Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty with regard to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our Shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of Properties, which could severely affect the value of our Shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

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Compliance with the Americans with Disabilities Act.

Under the Americans with Disabilities Act of 1990 (the “ADA”), public accommodations must meet certain federal requirements related to access and use by disabled persons. Facilities initially occupied after January 26, 1992 must comply with the ADA. When a building is being renovated, the area renovated, and the path of travel accessing the renovated area, must comply with the ADA. Further, owners of buildings occupied prior to January 26, 1992 must expend reasonable sums, and must make reasonable efforts, to make practicable or readily achievable modifications to remove barriers, unless the modification would create an undue burden. This means that so long as owners are financially able, they have an ongoing duty to make their property accessible. The definitions of “reasonable,” “reasonable efforts,” “practicable” or “readily achievable” are site-dependent and vary based on the owner’s financial status. The ADA requirements could require removal of access barriers at significant cost, and could result in the imposition of fines by the federal government or an award of damages to private litigants. Attorneys’ fees may be awarded to a plaintiff claiming ADA violations. State and federal laws in this area are constantly evolving, and could evolve to place a greater cost or burden on the Company. While the Manager will attempt to obtain information with respect to compliance with the ADA prior to investing in a Property, there can be no assurance that ADA violations do not or will not exist at a specific Property. If other violations do exist, there can be no assurance there will be funds available to pay for any necessary repairs.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liabilities on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, the Manager and its affiliates.

The Manager provides asset management and other services to other funds. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some of the conflicts inherent in the Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Company, the Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on our financial performance and, consequently, on distributions to our stockholders and the value of our Shares. We have adopted a conflicts of interest policy and certain conflicts will be reviewed by the Independent Representative (defined below). See “Conflicts of Interest—Certain Conflict Resolution Measures—Independent Representative” and “—Our Policies Relating to Conflicts of Interest”.

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The interests of the Manager, the principals and its other affiliates may conflict with your interests.

The management agreement provides the Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager and its affiliates. This risk is increased by the Manager being controlled by Mr. Nelson, who participates, or expects to participate, directly or indirectly in other offerings by the Manager and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	the Manager and/or its affiliates are offering, and may continue to offer, other real estate investment opportunities, including additional blind pool equity offerings similar to this offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the Manager and/or its affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or Share in any of the profits return fees or compensation from any other business owned and operated by the Manager and/or its other affiliates for their own benefit;

●	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with third party on an arm’s length basis; and

●	the Manager and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

We have agreed to limit remedies available to us and our stockholders for actions by the Manager that might otherwise constitute a breach of duty.

The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our stockholders. Accordingly, we and our stockholders will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the management agreement. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities. These provisions are detrimental to our stockholders because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with the Manager.

The Manager and the Operator may be entitled to receive compensation regardless of the profitability of the Company.

The Manager and the Operator are entitled to receive certain significant fees and other significant compensation, payments and reimbursements regardless of whether the Company operates at a profit or a loss. In addition, the amount of compensation paid to the Manager and its affiliates will vary for each Property. See “Compensation to the Manager and its Affiliates.”

The hotel management agreements may limit the liability of the Operator to the Company.

The Operator and its agents and employees may not be liable to the Company for errors of judgment or other acts or omissions as set forth in any hotel management agreement(s) the terms of which are unknown. A successful claim for such indemnification would deplete the Company’s assets by the amount paid.

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Risks Related to Our Properties

Our Properties will be subject to the risks typically associated with real estate.

Our Properties will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) hotel rooms in the areas where particular properties are located and the attractiveness of particular properties to prospective guests;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each Property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of income that can be generated net of expenses required to be incurred with respect to the Property. Many expenditures associated with the Properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the Properties.

Our concentration on limited service hotel assets may leave our profitability vulnerable to a downturn or slowdown in this sector.

If less than all of the Shares are sold by the termination date of this offering, the number of Properties may be limited and, as a result, the Properties may not be diversified. A limited number of Properties would place a substantial portion of the funds invested in a limited amount of geographical locations, some or all of which may have the same property-related risks. In addition, the Company has no plans to acquire any properties or investments other than the Properties. Thus, even if the maximum offering amount is sold, the Company will only have limited diversification as to the types of assets it owns. If any events negatively affect the areas in which the Properties are located, the performance of the Properties may be adversely affected and, as a result, the Company’s returns could be lower than as set forth in the projections prepared by the Manager. A more diversified investment portfolio would not be impacted to the same extent upon such an occurrence.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our stockholders’ overall return.

We may purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our operations.

The outbreak of the novel coronavirus (COVID-19) has significantly impacted the hotel industry’s occupancy rates and RevPar.

The hotel industry has been adversely affected by the impact of, and the public perception of a risk of, COVID-19. The pandemic resulted in increased travel restrictions and the extended shutdown of businesses in affected regions. As a result, the hotel industry experienced a significant decline in occupancy and RevPar and we expect the occupancy and RevPar reduction associated with COVID-19 will continue as hotels throughout the U.S. are recording significant reservation cancellations as well as a significant reduction in new reservations relative to prior expectations. Government authorities are already imposing restrictions on travel and other business activities and the continued outbreak of the virus in the U.S. would likely result in additional restrictions on business operations and further reduce travel and demand at hotels. The hotel industry is already experiencing the postponement or cancellation of business conferences and similar events. These events, as well other future, unpredictable occurrences, could result in a sustained and significant drop in the demand for hotels and have a material adverse effect on the hotel industry as a whole.

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Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

The lack of audited results of operation from the seller of a Property could result in inaccurate financial projections.

Although the Company intends to obtain audited results of operation for the Properties prior to acquisition, the Company may not be able to obtain such information. In such event, the Company will rely on unaudited financial information provided by the sellers of the Properties. Thus, it is possible that information relied upon by the Company with respect to the acquisition of a Property may not be accurate.

The lack of current reports from the seller of a Property could result in undisclosed liabilities.

Although the Company intends to obtain current property condition reports, title reports, appraisals and environmental reports for the Properties prior to acquisition, the Company may not be able to obtain such reports. In such cases, there will be less certainty regarding the condition of the Properties and the risk of acquiring the Properties will be increased. In the event that the Properties require repairs or improvements, the Company may not have sufficient funds to complete such repairs or improvements. The Company will only establish limited reserves. If the Company is required to expend amounts for repairs or improvements to the Properties, the return to our stockholders will be negatively impacted.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

We expect that all of our Properties will be subject to Phase I environmental assessments at the time they are acquired; however, such assessments may not provide complete environmental histories due, for example, to limited available information about prior operations at the properties or other gaps in information at the time we acquire the property. A Phase I environmental assessment is an initial environmental investigation to identify potential environmental liabilities associated with the current and past uses of a given property. If any of our Properties were found to contain hazardous or toxic substances after our acquisition, the value of our investment could decrease below the amount paid for such investment.

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The Properties could be subject to construction defects which could reduce the returns on the investment.

Some of the Properties may be subject to construction defect claims that only reveal themselves over time. The Company may have remedies under state law as well as under any warranties from the contractors for the construction work. If the warranties do not cover all the expenses associated with any construction defects that may arise, the Company could be liable for the expenses associated with correcting the construction defects. If work is required to cure any construction defects, it is likely that the reserves established by the Company will be insufficient to pay for such work. Accordingly, the presence of construction defects could adversely affect the financial performance of the Company.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire Properties that are under development or construction. Properties in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a Property or loss of our investment. We also must rely on income and expense projections and estimates of the fair market value of a Property upon completion of construction when agreeing upon a purchase price at the time we acquire the Property. If our projections are inaccurate, we may pay too much for a Property, and the return on our investment could suffer.

We may not be able to rebuild our Properties to their then existing specifications if we experience a substantial or comprehensive loss of such properties.

In the event that we experience a substantial or comprehensive loss of one of our Properties, we may not be able to rebuild such property to its existing specifications. Further, reconstruction or improvement of such a property would likely require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of our Properties.

The Company could incur expenses associated with existence of toxic mold.

Litigation and concern about indoor exposure to certain types of toxic molds has been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. Toxic molds can be found almost anywhere; they can grow on virtually any organic substance, as long as moisture and oxygen are present. There are molds that can grow on wood, paper, carpet, foods, and insulation. When excessive moisture accumulates in buildings or on building materials, mold growth will often occur, particularly if the moisture problem remains undiscovered or unaddressed. It is impossible to eliminate all mold and mold spores in the indoor environment. In warm or humid climates, the likelihood of toxic mold can be exacerbated by the necessity of indoor air-conditioning year-round. The difficulty in discovering indoor toxic-mold growth could lead to an increased risk of lawsuits by affected persons, and the risk that the cost to remediate toxic mold will exceed the value of the property. Because of attempts to exclude damage caused by toxic mold growth from certain liability provisions in insurance policies, there is no guarantee that insurance coverage for toxic mold will be available now or in the future.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our stockholders’ investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our Properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our Properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to our stockholders.

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Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a Property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the Property, which might decrease the value of the Property.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market capitalization rates, increases in market vacancy, or decreases in market rents.

If we sell a property by providing financing to the purchaser, we will bear the risk of default by the purchaser, which could delay or reduce the dividends available to our stockholders.

If we decide to sell any of our properties, we intend to use our best efforts to sell them for cash; however, in some instances, we may sell our properties by providing financing to purchasers. When we provide financing to a purchaser, we will bear the risk that the purchaser may default, which could reduce our cash dividends to stockholders. Even in the absence of a purchaser default, the distribution of the proceeds of the sale to our stockholders, or the reinvestment of the proceeds in other assets, will be delayed until the promissory note or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed.

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Delays in the sale or refinancing of the Properties could adversely affect the proceeds received.

The Company anticipates that the Properties will be sold in approximately five years from the time they are acquired. It may not be possible to sell the Properties at such time. Further, it is anticipated that the Company’s financing documents may not allow for prepayment except shortly before the maturity date and may require the payment of a yield maintenance penalty or defeasance and the lender’s approval of the buyer in order to have a loan assumed. If a Property is not sold as anticipated, the Company may have to attempt to refinance the indebtedness incurred to acquire the Property. Current interest rates are low and, as a result, it is likely that the interest rate that may be obtained upon refinancing will be higher than that of the loans. Fluctuations in the supply of money for such loans affect the availability and cost of loans, and the Company is unable to predict the effects of such fluctuations on the Company. Prevailing market conditions at the time the Company seeks to refinance a loan may make such loans difficult or costly to obtain. Such conditions may also adversely affect cash flow and/or profitability of the Company.

Ground leases expose the Company to the potential loss of the Properties.

The Company may acquire long-term ground lease interests in the Properties. In any such event, the Company may lose its interests in such Properties if it is unable to make the required lease payments.

The failure to obtain representations and warranties in the purchase agreements may result in unexpected losses.

The Company may acquire Properties from sellers who make only limited or no representations and warranties regarding the condition of the Properties and the underlying real estate, including the occupancy levels, the presence of hazardous materials or hazardous substances, the status of governmental approvals and entitlements or other matters adversely affecting such real property. In addition, the right to sue the sellers with respect to a breach of a representation or warranty may expire within a relatively short period of time after acquisition of the Property. In certain cases, the Manager may also agree to release the sellers from certain claims, costs and liabilities in the purchase agreements between the Company and the sellers. As a result, if defects in a Property or other matters adversely affecting a Property are discovered, the Company may not be able to pursue a claim for damages against the seller of the Property. The extent of damages that the Company may incur as a result of such matters cannot be predicted, but potentially could result in a significant adverse effect on the value of such Properties.

The Company’s ability to operate a Property may be limited by its obligations under CC&Rs.

The Properties may be subject to various covenants, conditions and restrictions (“CC&Rs”) that were recorded against the land. The CC&Rs may place certain obligations on the Company with respect to the maintenance of the common areas of a Property and other matters. The CC&Rs may place restrictions on how a Property may be rehabilitated or repaired. The CC&Rs may also set forth reciprocal rights with respect to issues such as encroachments, parking, utility lines and ingress and egress and may place limitations on the way the Company operates a Property. Restrictions in the CC&Rs could negatively impact the results of the Properties.

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The value of a Property would be materially adversely affected if the land on which it is located were condemned.

The Properties, or a portion thereof, could become subject to an eminent domain or inverse condemnation action. Any such action could have a material adverse effect on the marketability of a Property or the amount of return on the investment for our stockholders.

Risks Relating to the Hotel Industry

Our Properties will be subject to operating risks associated with hotels.

The Properties will be subject to operating risks that are common to the hotel industry. These risks include, among other things:

●	competition for guests from other hotels, a number of which may have greater marketing and financial resources and experience than the Company;

●	increases in operating costs due to inflation and other factors, which increases may not have been offset in past years, and may not be offset in future years, by increased room rates;

●	dependence on business and commercial travelers and tourism, which business may fluctuate and be seasonal;

●	increases in energy costs and other expenses of travel, which may deter travelers;

●	adverse effects of general and local economic conditions; and

●	the construction of more hotel rooms in a particular area than needed to meet demand. These factors could adversely affect the ability of the Company to generate revenues from the Properties. In addition, it may not be possible to transfer certain operating licenses, such as food and beverage licenses or to obtain new licenses in a timely manner in the event such licenses cannot be transferred. Although hotels can generally provide alcoholic beverages under interim licenses or licenses obtained prior to the acquisition of such hotels, there can be no assurance that these licenses will remain in effect or that new licenses will be obtained. The failure to have alcoholic beverage licenses or other operating licenses could adversely affect the ability of the Company to generate revenues.

The hotel industry is highly volatile which could decrease our stockholders’ overall return.

The hotel industry is a volatile industry, is dependent on the disposable income of consumers and the travel industry and is subject to greater risk than that typically associated with an investment in real estate. The Properties will be subject to these heightened risks.

The franchise agreements under which our Properties will be operated may restrict the hotels’ operations.

It is anticipated that the Properties will be operated under existing franchises or license agreements or will be subject to new franchise or license agreements. Such agreements will require that the applicable hotel be maintained and operated in accordance with specific standards and restrictions in order to maintain uniformity with the franchisor’s brand of hotels. Compliance with these standards, and changes in these standards, could cause the Company to incur significant expenses or capital expenditures, which would adversely affect the results of operation of the hotels and returns to our stockholders. In the event a Property loses any licenses, franchises or permits required to operate the hotel under the applicable brand, hotel operations may not meet anticipated levels and it may be difficult to sell the hotel. In addition, the Company may be required to pay various acquisition fees when it acquires Properties from franchisees, including transfer fees and affiliation fees, which will increase the acquisition cost of the Properties.

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The franchise agreements may require property improvement plans which would increase the costs associated with operating the Properties.

Franchisors of the Properties may require the Company to adhere to property improvement plans with respect to the hotels it acquires. The costs of the property improvement plans are unknown. Costs associated with property improvement plans may be required to be paid at the time of acquisition of the Properties and/or during the course of ownership of the Properties. Failure to comply with the property improvement plans may result in franchisors disallowing the use of the franchised brands associated with the Properties. Also, in connection with the disposition of the Properties by the Company, the purchaser may be required to pay costs associated with property improvement plans, which may result in a lower sales price for the Properties or otherwise make the sale of the Properties more difficult.

The hotel industry is highly competitive and if we do not compete effectively, the return on our investments could be adversely affected.

The hotel industry is highly competitive and the Properties will compete with other hotels in their geographic areas. The building of additional hotel rooms in the geographic areas in which the Properties are located could result in an oversupply of hotel rooms which could adversely affect both occupancy and room rates for the Properties. A significant increase in the supply of hotel rooms and suites, if demand fails to increase at least proportionately, could have an adverse effect on the operational results of the Properties and returns to our stockholders could be adversely affected.

The seasonality of the hotel industry could affect the timing and amount of distributions paid to our stockholders.

The hotel industry is seasonal in nature. Some seasons may be more profitable for certain hotels than for others. Seasonal variations can be expected to cause fluctuations in the revenue generated by the hotels, and, thus, the revenues of the Company.

Our operating results will depend in substantial part on the success of the Operator.

The Company has no experience in owning or managing hotels and will rely on the Operator or another operator to manage the operations at the Properties. It is anticipated that the Properties will be operated by the Operator, which is an affiliate of the Manager. If the Operator is contractually prohibited or is otherwise unable or elects not to operate a Property, another operator will be chosen for that Property in the sole discretion of the Manager. Most decisions regarding the operation of the Properties will be made exclusively by the Operator. The Operator may from time to time receive information or notices regarding the Properties. It is anticipated that the hotel management agreements for the Properties will require the Operator to furnish to the Company, promptly after receipt, any notice of violation of any governmental requirement or order issued by any governmental entity, any notice of default from the holder of any mortgage or deed of trust encumbering the Properties or any notice of termination or cancellation of any insurance policy. If the Operator fails to furnish such notices or other notices or information it receives with respect to the Properties to the Company, the ability of the Company to protect its interest in the Properties may be adversely affected. Potential stockholders must carefully evaluate the personal experience and business performance of the principals of the Operator. It is not anticipated that the Operator will enter into subcontract agreements relating to the operation of any Property. The Operator has no fiduciary duty to our stockholders and may not perform as expected. See “Experience of PAH Management LLC.”

Complying with federal, state and local regulations could result in unexpected loss.

The hotel industry is subject to federal, state and local regulations, including building and zoning requirements, all of which can increase the cost of operating hotel facilities. In addition, the hotel industry and hotel operators are subject to laws governing their relationship with employees, including minimum wage and overtime payment requirements and rules pertaining to working conditions. Increases in benefit costs or other costs associated with employees will increase operating costs and, in turn, could adversely affect the results of the Properties and the return to our stockholders.

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Financing Risks

The Company expects to use leverage to acquire the Properties, which will subject the Company to risks associated with financing.

The acquisition of the Properties will require the Company to obtain third-party financing. Thus, the Properties will be leveraged. The loan-to-value ratio for each Property acquired will not exceed 70%. The Manager has not obtained any financing commitments for any Property. Therefore, the amount and terms of any future loans are uncertain and will be negotiated by the Manager. No assurance can be given that future cash flow will be sufficient to make the debt service payments on any loans and to cover all operating expenses. If the Properties’ revenues are insufficient to pay debt service and operating costs, the Company may be required to seek additional working capital. There can be no assurance that such additional funds will be available. In the event additional funds are not available, the lenders may foreclose on the Properties and our stockholders could lose their investment. In addition, the degree to which the Company is leveraged could have an adverse impact on the Company, including

●	increased vulnerability to adverse general economic and market conditions,

●	impaired ability to expand and to respond to increased competition,

●	impaired ability to obtain additional financing for future working capital, capital expenditures, general corporate or other purposes and

●	requiring that a significant portion of cash provided by operating activities be used for the payment of debt obligations, thereby reducing funds available for operations and future business opportunities.

The Company does not have any financing currently in place and, as a result, the terms of such loans are unknown.

The Company will need to obtain loans to acquire the Properties and may need to obtain additional loans to finance its internal operations as well as the operations of the Properties. The terms of the loans to be obtained or assumed by the Company to acquire the Properties will vary and the exact terms are unknown. It may be difficult to obtain financing when needed and the terms and conditions under which any financing can be obtained are uncertain and could be unfavorable. If the Company is not able to obtain financing, the Company may not be able to acquire Properties. It is anticipated that the loans will not allow for any type of prepayment except shortly before the maturity date and any prepayment may require the payment of a yield maintenance penalty or defeasance. Consequently, the Company may not be able to take advantage of favorable changes in interest rates.

Variable interest rates of financing used to acquire Properties could affect future revenues.

The Company may pay interest at a variable or fixed rate of interest on monies borrowed to acquire the Properties. When interest rates change it is possible that the interest paid on funds used to acquire Properties will be higher than the rate of return from the Properties and may result in the loss of the Properties. For example, the debt service payments on a variable interest rate loan obtained to acquire a Property may increase and the Property secured by such loan may not generate sufficient cash flow to pay the increasing debt service payments.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type and expected duration of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

●	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

●	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

●	the duration of the hedge may not match the duration of the related liability or asset;

●	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

●	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

●	the party owing money in the hedging transaction may default on its obligation to pay; and

●	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

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Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Financing to acquire the Properties may not be available or only available on terms that reduce the projected returns from the Properties.

Market fluctuations in real estate loans may affect the availability and cost of loans needed for the Properties. Credit availability has been restricted in the past and may become so in the future. Restrictions upon the availability of real estate financing, or high interest rates on real estate loans, may adversely affect the Company. It is anticipated that the lenders will restrict the ability to obtain subordinate financing for the Properties. The Company does not have any commitments for loans to acquire any Property and there is no assurance that such loans will be available. Restrictions upon the availability of real estate financing or high interest rates on real estate loans may also adversely affect the ability of the Company to sell the Properties.

The repayment terms of the Company’s loans could result in the loss of the affected Property.

It is anticipated that the loans obtained to acquire the Properties may have short terms and will require the Company to make large balloon payments on the maturity dates of the loans. If the Company is unable to make a balloon payment or to refinance any of the loans for any reason or at reasonable cost, the ownership of a Property could be jeopardized.

Risks Related to Our Corporate Structure

The ownership limits that apply to REITs, as prescribed by the Code and by our charter, limits the number of shares a person may own, which may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Code, our charter prohibits a person from directly, beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock, unless exempted by our Board of Directors. These 9.8% ownership limitations will apply as of the first date of the second taxable year for which we elect to be treated as a REIT, which will be January 1, 2025 assuming we elect to be treated as a REIT for the taxable year ending December 31, 2024. However, our charter will also prohibit any actual, beneficial or constructive ownership of our shares that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation shall not be waived. In addition, our charter will prohibit a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such. Our Board of Directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the 9.8% ownership limits or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT. These restrictions may have the effect of delaying, deferring, or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock or otherwise be in the best interest of our stockholders.

Our charter permits our Board of Directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our Board of Directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other dividends, qualifications and terms or conditions of redemption of any such stock. Thus, our Board of Directors could authorize the issuance of preferred stock with priority as to dividends and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock. In connection with the foregoing, following completion of this offering, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred stock in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred stock is expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value. For example, if we issue 125 shares of preferred stock with a liquidation price of $1,000 per share and an annual dividend of 12.5%, we would raise additional capital of $125,000 and be required to be pay or set aside for payment, in the aggregate, approximately $15,625 annually, before any distributions on shares of our common stock could be made.

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Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

Our stockholders will have limited voting rights and will not have control over changes in our policies and operations, which increases the uncertainty and risks our stockholders face.

The Manager and/or our Board of Directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and dividends. The Manager and/or our Board of Directors may amend or revise these and other policies without a vote of the stockholders. Under the Delaware General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. The Manager’s and/or our Board of Directors’ broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks our stockholders face.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution and would adversely affect the timing, amount, and character of dividends to stockholders.

Our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, dividends of our income, the nature and diversification of our income and assets, and other tests imposed by the Code. If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, dividends to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to pay dividends. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable taxes. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as a REIT, see “U.S. Federal Income Tax Considerations.”

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to pay dividends to our stockholders.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

●	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends-paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will generally be subject to federal corporate income tax on the undistributed income.

●	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which dividends we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income, and 100% of our undistributed income from prior years.

●	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

●	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our TRSs or we qualified for a “safe harbor” under the Code.

We intend to pay dividends to our stockholders to comply with the REIT requirements of the Code.

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REIT distribution requirements could adversely affect our ability to execute our business plan or our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our stockholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments (including, for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common stock. In such cases our stockholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

Dividends payable by REITs generally do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our common stock.

The maximum regular U.S. federal income tax rate for certain qualified dividends payable to U.S. holders of U.S. corporate stock that are individuals, is currently 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore are subject to regular U.S. federal income tax rates on ordinary income of a noncorporate U.S. holder (currently at a maximum rate of 37.0%). Such dividends are also not eligible for the dividends received deduction generally available to corporations with respect to dividends from U.S. corporations. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce our stockholders’ overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets, and the amounts we distribute to our stockholders. We may be required to pay dividends to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of our stockholders’ investment.

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If we fail to invest a sufficient amount of the net proceeds from selling our common stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

Our ability to provide certain services to our tenants may be limited by the REIT rules or may have to be provided through a taxable REIT subsidiary.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a taxable REIT subsidiary (“TRS”), though income earned through the TRS will be subject to corporate income taxes.

Even if we remain qualified for taxation as a REIT under the Code, we may face other tax liabilities that reduce our cash flow.

Even if we remain qualified for taxation as a REIT under the Code, we may be subject to federal, state and local taxes on our income and assets, including taxes on any undistributed income, excise taxes, state or local income, property and transfer taxes, and other taxes. Also, some jurisdictions may in the future limit or eliminate favorable income tax deductions, including the dividends paid deduction, which could increase our income tax expense. In addition, in order to meet the requirements for qualification and taxation as a REIT under the Code, prevent the recognition of particular types of non-cash income, or avert the imposition of a 100% tax that applies to specified gains derived by a REIT from dealer property or inventory, we may hold or dispose of some of our assets and conduct some of our operations through our TRSs or other subsidiary corporations that will be subject to corporate level income tax at regular rates. In addition, while we intend that our transactions with our TRSs will be conducted on arm’s length bases, we may be subject to a 100% excise tax on a transaction that the IRS or a court determines was not conducted at arm’s length. Any of these taxes would decrease cash available for distribution to our shareholders.

If arrangements involving our TRSs fail to comply as intended with the REIT qualification and taxation rules, we may fail to qualify for taxation as a REIT under the Code or be subject to significant penalty taxes.

We lese most of our hotel properties to our TRSs pursuant to arrangements that, under the Code, are intended to qualify the rents we receive from our TRSs as income that satisfies the REIT gross income tests. We also intend that our transactions with our TRSs be conducted on an arm’s length bases so that we and our TRSs will not be subject to penalty taxes under the Code applicable to mispriced transactions. While relief provisions can sometimes excuse REIT gross income test failures, significant penalty taxes may still be imposed.

For our TRS arrangements to comply as intended with the REIT qualification and taxation rules under the Code, a number of requirements must be satisfied, including:

●	our TRSs may not directly or indirectly operate or manage a lodging facility, as defined by the Code;

●	the leases to our TRSs must be respected as true leases for federal income tax purposes and not as service contracts, partnerships, joint ventures, financings or other types of arrangements;

●	the leased properties must constitute qualified lodging facilities (including customary amenities and facilities) under the Code;

●	our leased properties must be managed and operated on behalf of the TRSs by independent contractors who are less than 35% affiliated with us and who are actively engaged (or have affiliates so engaged) in the trade or business of managing and operating qualified lodging facilities for persons unrelated to us; and

●	the rental and other terms of the leases must be arm’s length.

We cannot be sure that the Internal Revenue Service (“IRS”) or a court will agree with our assessment that our TRS arrangements comply as intended, we may fail to qualify for taxation as a REIT under the Code or be subject to significant penalties.

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We may become subject to a 100% excise tax if our TRSs pay us excessive rent.

The IRS could challenge the rents paid to us by our TRSs as excessive, and a court could reach a similar conclusion. In either event, we could be taxed at 100% of the amount of rents determined to be excessive. There can be no assurance that we will not be subjected to that excise tax. If we are, and if the amount is material, our liquidity and ability to serve our debt and pay dividends could be materially and adversely affected.

If any hotel management companies that we engage do not qualify as “eligible independent contractors,” or if our hotels are not “qualified lodging facilities,” we would likely fail to qualify as a REIT.

Rent paid by a lessee that is a “related party tenant” of ours generally will not be qualifying income for purposes of the two gross income tests applicable to RETTs. An exception is provided, however, for leases of “qualified lodging facilities” to a TRS so long as the hotels are managed by an “eligible independent contractor” and certain other requirements are satisfied. We lease and expect to lease all or substantially all of our hotels to TRS lessees, which are disregarded subsidiaries of the TRSs, and to engage hotel management companies that are intended to qualify as “eligible independent contractors.” Among other requirements, in order to qualify as an eligible independent contractor, the hotel management company must not own, directly or through its stockholders, more than 35% of our outstanding shares, and no person or group of persons can own more than 35% of our outstanding shares and the shares (or ownership interest) of the hotel management company (taking into account certain ownership attribution rules and, with respect to our shares and the outstanding shares of any publicly traded hotel management company, only the shares owned by persons who own, directly or indirectly, more than 5% of a publicly traded class of shares). The ownership attribution rules that apply for purposes of these 35% thresholds are complex, and monitoring actual and constructive ownership of our shares by the hotel management companies and their owners may not be practical. Accordingly, there can be no assurance that these ownership levels will not be exceeded.

In addition, for a hotel management company to qualify as an eligible independent contractor, such company or a related person must be actively engaged in the trade or business of operating “qualified lodging facilities” (as defined below) for one or more persons not related to the REIT or its TRSs at each time that such company enters into a hotel management contract with a TRS or its TRS lessee. As of the date hereof, we believe the hotel management companies operate qualified lodging facilities for certain persons who are not related to us or our TRS. However, no assurances can be provided that this will continue to be the case or that any other hotel management companies that we may engage in the future will in fact comply with this requirement in the future. Failure to comply with this requirement would require us to find other managers for future contracts, and, if we hired a management company without knowledge of the failure, could jeopardize our status as a REIT.

Finally, each hotel with respect to which our TRS lessees pay rent must be a “qualified lodging facility.” A “qualified lodging facility” is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, including customary amenities and facilities, provided that no wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. As of the date hereof, we believe that all of the hotels leased to our TRS lessees will be qualified lodging facilities. Although we intend to monitor future acquisitions and improvements of hotels, the REIT provisions of the IRS Code provide only limited guidance for making determinations under the requirements for qualified lodging facilities, and there can be no assurance that these requirements will be satisfied in all cases.

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Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with such limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We may jointly elect with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm’s-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the TRS ownership limitation or to avoid application of the 100% excise tax.

You may be restricted from acquiring, transferring or redeeming certain amounts of our common stock.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our charter contains an aggregate share ownership limit and a common stock ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common stock owned by affiliated owners will be added together for purposes of the common stock ownership limit. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as rents from real property for purposes of the REIT rules to fail to qualify as such.

If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common stock ownership limit or results in ownership that would result in any of our income that would otherwise qualify as rents from real property for purposes of the REIT rules to fail to qualify as such, or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived by the Manager, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common stock ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common stock ownership limit, unless such ownership limit or limits have been waived by the Manager, or the other restrictions on transfer or ownership in our charter, bears the risk of a financial loss when the shares are redeemed or sold, if the NAV of our shares falls between the date of purchase and the date of redemption or sale.

Our limits on ownership of our shares also may require us to decline redemption requests that would cause other stockholders to exceed such ownership limits or to the extent we determine is necessary to preserve our status as a REIT. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a “dividend equivalent” redemption as discussed in “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders—Redemption or Repurchase by Us.”

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The tax on prohibited transactions will limit our ability to engage in transactions that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business (subject to a safe harbor under the Code for certain sales). It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through TRSs. However, to the extent that we engage in such activities through TRSs, the income associated with such activities may be subject to full corporate income tax.

Non-United States investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

Except with respect to a “qualified foreign pension plan” or a non-United States person that is a “qualified stockholder”, a non-United States person disposing of a United States real property interest, including shares of a United States corporation whose assets consist principally of United States real property interests, is generally subject to a tax under the Foreign Investment in Real Property Trust Act, or FIRPTA, on the gain recognized on the disposition of such interest. FIRPTA does not apply, however, to the disposition of shares in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five-year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-United States holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-United States investor that is not a “qualified foreign pension plan” or a “qualified stockholder” on a sale of our common stock would be subject to FIRPTA unless our common stock was regularly traded on an established securities market and the non-United States investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests or (iii) certain other offsetting positions, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

In order to qualify as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. In order for dividends to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. Therefore, if the Internal Revenue Service (the “IRS”) were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see “U.S. Federal Income Tax Considerations— Qualification as a REIT — Annual Distribution Requirements”), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However, we cannot assure you that we will be successful in preventing all dividend equivalent redemptions. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

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Sales of our assets may constitute “prohibited transactions,” which are subject to a 100% tax.

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years (which period, for property being developed, does not begin to run until the property is placed in service) and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, we may have to sell assets from time to time to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. In addition, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

The ability of our Board of Directors to revoke the REIT election of the Company without the approval of the holders of our common stock may cause adverse consequences to holders of our common stock.

Our governing documents provide that our Board of Directors may revoke or otherwise terminate the REIT election of the Company, without the approval of holders of our common stock, if our Board of Directors determines that it is no longer in the best interest of the stockholders to continue to qualify as a REIT. If the Company ceases to qualify as a REIT, it would become subject to U.S. federal income tax on its net taxable income and it generally would no longer be required to distribute any of its net taxable income to its stockholders, which may have adverse consequences on its total return to holders of our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may make mezzanine loans. The IRS has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test, as discussed below. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make mezzanine loans that do not meet all of the requirements of the safe harbor. In the event a mezzanine loan does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to continue to qualify as a REIT.

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Our qualification as a REIT and avoidance of 100% tax may depend on the characterization of any loans that we make as debt for U.S. federal income tax purposes.

For U.S. federal income tax purposes, the IRS or a court may treat a loan with sufficient equity characteristics as equity for tax purposes. We may obtain equity participation rights with respect to our loans, and we may make loans with relatively high loan-to-value ratios and/or high yields, which are among the features that can cause a loan to be treated as equity for federal income tax purposes. Although we intend to structure each of our loans so that the loan should be respected as debt for U.S. federal income tax purposes, it is possible that the IRS or a court could disagree and seek to re-characterized the loan as equity. Re-characterization of one of our loans to a non-corporate borrower as equity for U.S. federal income tax purposes generally would require us to include our share of the gross assets and gross income of the borrower in our REIT asset and income tests. Inclusion of such items could jeopardize our REIT status. Moreover, to the extent our borrowers hold their assets as dealer property or inventory, if we are treated as holding equity in a borrower for U.S. federal income tax purposes, our share of gains from sales by the borrower would be subject to the 100% tax on prohibited transactions (except to the extent earned through a TRS). To the extent one of our loans to a corporate borrower is recharacterized as equity for U.S. federal income tax purposes, it could cause us to fail one or more of the asset tests applicable to REITs.

The treatment of an investment in preferred equity could adversely affect our ability to qualify as a REIT.

We may make investments in preferred equity in an entity that directly or indirectly owns real property. Although economically comparable to investments in mezzanine loans in many cases, investments in preferred equity will be treated differently for tax purposes. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we will generally be treated as owing an interest in the underlying real estate and other assets of the partnership for tax purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as REIT. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. In addition, if the issuer of the preferred equity is taxed as a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, qualified REIT subsidiary or TRS.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a stockholder’s investment in our common stock and may trigger taxable gain.

A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.”

Legislative, regulatory, or administrative changes could adversely affect us or our security holders.

The tax laws or regulations governing REITs or the administrative interpretations thereof may be amended at any time. We cannot predict if or when any new or amended law, regulation, or administrative interpretation will be adopted, promulgated, or become effective, and any such change may apply retroactively. We and our security holders may be adversely affected by any new or amended law, regulation, or administrative interpretation.

On December 22, 2017, the Tax Cuts and Jobs Act was enacted. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules related to the taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminates and restricts various deductions and limits the ability to utilize net operating losses. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Cuts and Jobs Act makes numerous large and small changes to the tax rules that do not affect REITs directly but may affect our security holders and may indirectly affect us.

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Prospective investors are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our securities.

Your investment has various tax risks.

Although the provisions of the Code generally relevant to an investment in shares of our common stock are described in “U.S. Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of United States federal, state, local and non-U.S. tax laws to you with regard to an investment in shares of our common stock.

Retirement Plan Risks

If the fiduciary of an employee pension benefit plan subject to ERISA (such as profit sharing, Section 401(k) or pension plan) or any other retirement plan or account fails to meet the fiduciary and other standards under ERISA or Section 4975 of the Code as a result of an investment in our common stock, the fiduciary could be subject to penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, Section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares. Fiduciaries investing the assets of such a plan or account in our common stock should satisfy themselves that:

●	the investment is consistent with their fiduciary and other obligations under ERISA and the Code;

●	the investment is made in accordance with the documents and instruments governing the plan or IRA, including the plan’s or account’s investment policy;

●	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

●	the investment in our shares, for which no public market currently exists, is consistent with the liquidity needs of the plan or IRA;

●	the investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

●	the fiduciary will be able to comply with the requirements under ERISA and the Code to value our common stock annually; and

●	the investment will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of penalties and could subject the fiduciary to claims for damages or for equitable remedies. In addition, if an investment in our shares constitutes a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA custodians should consult with counsel before making an investment in our common stock.

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We may become subject to Title I of ERISA, which may lead to the rescission of certain transactions, tax or fiduciary liability and our being held in violation of certain ERISA and Code requirements.

If for any reason our assets are deemed to be “plan assets” because we do not qualify as either a “real estate operating company” or a “venture capital operating company” and there is no other exemption available to prevent our assets from being deemed “plan assets,” certain transactions, including acquisitions, sales and exchanges of properties, might constitute non-exempt prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and might have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability. In addition, if our assets are deemed to be “plan assets,” our management may be considered to be fiduciaries under ERISA. In this regard, while we intend to be structured to qualify as either a “real estate operating company” or a “venture capital operating company,” fiduciaries of employee benefit plans subject to Title I of ERISA and/or Section 4975 of the Code should make an independent determination whether such status can be achieved.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	the effect on lodging demand of (i) changes in national and local economic and business conditions, including concerns about the duration and strength of U.S. economic growth, global economic prospects, consumer confidence and the value of the U.S. dollar, and (ii) factors that may shape public perception of travel to a particular location such as natural disasters, weather, pandemics (including COVID-19), changes in the international political climate, and the occurrence or potential occurrence of terrorist attacks, all of which will affect occupancy rates at our hotels and the demand for hotel products and services;

●	events beyond our control such as wars, terrorist attacks, government shut-downs and other travel-related health concerns;

●	volatility in global financial and credit markets, and the impact of budget deficits and potential U.S. governmental action to address such deficits through reductions in spending and similar austerity measures, which could materially adversely affect U.S. and global economic conditions, business activity, credit availability, borrowing costs, and lodging demand;

●	operating risks associated with the hotel business, including the effect of labor stoppages or strikes, increasing operating or labor costs or changes in workplace rules that affect labor costs;

●	the reduction in our operating flexibility and the limitation on our ability to pay dividends and make distributions resulting from restrictive covenants in our debt agreements, which limit the amount of distributions payable to our stockholders, and other risks associated with the amount of our indebtedness or related to restrictive covenants in our debt agreements, including the risk that a default could occur;

●	our ability to maintain our properties in a first-class manner, including meeting capital expenditures requirements, and the effect of renovations, including temporary closures, on our hotel occupancy and financial results;

●	the ability of our hotels to compete effectively against other lodging businesses in the highly competitive markets in which we operate in terms of access, location, quality of accommodations and room rate structures;

●	our ability to acquire or develop additional properties and the risk that potential acquisitions or developments may not perform in accordance with our expectations;

●	relationships with property managers and joint venture partners and our ability to realize the expected benefits of our joint ventures and other strategic relationships;

●	risks associated with a single manager, PAH Management LLC, managing our properties;

●	changes in the desirability of the geographic regions of the hotels in our portfolio or in the travel patterns of hotel customers;

●	the ability of third-party internet and other travel intermediaries to attract and retain customers;

●	our ability to recover fully under our existing insurance policies for terrorist acts and our ability to maintain adequate or full replacement cost “all-risk” property insurance policies on our properties on commercially reasonable terms;

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●	the effect of a data breach or significant disruption of hotel operator information technology networks as a result of cyber attacks;

●	the effects of tax legislative action and other changes in laws and regulations, or the interpretation thereof, including the need for compliance with new environmental and safety requirements;

●	risks associated with our ability to execute our dividend policy, including factors such as investment activity, operating results and the economic outlook, any or all of which may influence the decision of our board of directors as to whether to pay future dividends at levels previously disclosed or to use available cash to pay special dividends.

●	changes in real estate and zoning laws and increases in real property tax rates;

●	failure of acquisitions to yield anticipated results;

●	our level of debt and the terms and limitations imposed on us by our debt agreements;

●	the need to invest additional equity in connection with debt refinancings as a result of reduced asset values;

●	our ability to retain our executive officers and other key personnel of our advisor, our property manager and their affiliates;

●	the ability of the Manager and its affiliates to source, originate and service our loans and other assets, and the quality and performance of these assets;

●	our ability to retain and hire competent employees and appropriately staff our operations;

●	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

●	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

●	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by our sponsor;

●	our ability to access sources of liquidity when we have the need to fund redemptions of shares of our common stock in excess of the proceeds from the sales of shares of our common stock in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests;

●	our failure to maintain our status as a REIT;

●	our compliance with applicable local, state and federal laws; and

●	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

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PLAN OF DISTRIBUTION

General

We are continuing to offer a maximum of up to $75,000,000 in Shares, pursuant to this Offering Circular on a best efforts basis initially by our officers, directors and employees. In order to acquire Shares, all investors must meet the suitability standards discussed in the section of this Offering Circular titled “Investment Criteria.” No person engaged as an investment adviser or bank trust department will be directly or indirectly compensated as an inducement for such investment adviser or bank trust department to advise favorably for an investment in us.

This offering will commence as of the date the offering statement of which this Offering Circular forms a part is qualified by the SEC. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law. As of the date of this Offering Circular, unless otherwise permitted by applicable law, we do not intend to accept subscriptions from investors in this offering who reside in certain states. We reserve the right to temporarily suspend and/or modify this offering and this Offering Circular in the future, during the offering period, in order to take such actions necessary to enable the Company to accept subscriptions in this offering from investors residing in any such states.

There is no aggregate minimum to be raised in order for this offering to become effective, and therefore, this offering is being conducted on a “rolling basis,” meaning the Company will be entitled to apply all proceeds of this offering, commencing with the initial subscription received after the offering statement is qualified by the SEC, toward its business strategy, offering expenses, reimbursement and other uses, all as more specifically set forth under the caption “Use of Proceeds” contained elsewhere is this Offering Circular. We will hold closings, meaning the Company will have accepted a subscription, on the 10th business days following the delivery the applicable subscription agreement by an investor. Once a subscription has been submitted, the Company has the right, for a period of 10 days following receipt, in its sole discretion, to accept or reject the subscription, in whole or in part, for any reason. The investors do not have the right to request a refund of their subscription payment once they have submitted their subscription agreements; however, if the Company rejects a subscription, it will return the applicable investor’s subscription payment within five (5) business days following such rejection. It is expected that settlement will occur on the same day as each closing date. On each closing date, offering proceeds for that closing will be disbursed to us and the Shares purchased will be issued to the investors in this offering. If the Company rejects a subscription, the respective subscription payment will be returned to the subscriber.

Purchase Price per Share

The per Share purchase price will be $10.00 for the first 12 months of this offering. Thereafter, the offering price will be represented by the then-current “Transaction Price,” which will be determined on a quarterly basis. The “Transaction Price” generally will be the most recently determined NAV per Share; however, we may offer Shares at a price that we believe reflects the NAV per Share more appropriately than the prior quarter’s NAV per Share, including by updating a previously disclosed Transaction Price, in cases where we believe there has been a material change (positive or negative) to our NAV per unit since the end of the prior quarter. See “—Valuation Policies” for more information about the determination of our NAV per Share.

Marketing Compensation

We will incur, or reimburse the Manager for, our cumulative organization and offering expenses incurred by the Manager and its affiliates in connection with this offering and our organization, in an amount equal to up to 5.0% of gross offering proceeds from this offering, provided that the aggregate amount of any such reimbursements will not exceed $3,750,000 or 5.0% of the gross proceeds of this offering. We will reimburse the Manager for all such advanced expenses, as well as any organization and offering expenses incurred in prior periods related to this offering.

Included in the organization and offering expenses for which we will reimburse the Manager are amounts that the Manager will use for underwriting expenses in connection with the offering. Such underwriting expenses may include, without limitation, fees paid to attend retail seminars sponsored by broker dealers, costs associated with sponsoring conferences, including reimbursements for registered representatives associated with broker dealers to attend educational conferences sponsored by us or broker dealers, reimbursements for customary lodging, meals and reasonable entertainment expenses and promotional items and technology costs. The marketing fees may be paid to any broker dealer based upon prior or projected volume of sales and the amount of marketing assistance and the level of marketing support provided by a broker dealer.

Other than the fees described above, we may not pay referral or similar fees to any professional or other person in connection with the distribution of the Shares in this offering.

The Subscription Process and Admission of Stockholders

We are required to make every reasonable effort to determine whether a purchase of our Shares is suitable for you. To purchase Shares pursuant to this offering, you must deliver a completed subscription agreement, in substantially the form that accompanies this Offering Circular, any required supporting documentation and the payment for the entire subscription amount. You should pay for your Shares by check payable to the Company or wire transfer directed to the deposit account set forth in the subscription agreement.

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We plan to make this Offering Circular and the appendices available electronically and such documents will be available on our website at www.phoenixamericanhospitality.com/investorkit/. Any Offering Circular amendments and supplements, as well as any periodic reports, proxy statements or other reports required to be made available to you will be posted on our website at www.phoenixamericanhospitality.com/investorkit/.

All investors will be required to complete and execute a subscription agreement in the form attached as Appendix B to this Offering Circular is a part. The subscription agreement should be delivered to the Company at the address set forth in the subscription agreement, together with payment in full by check or wire of your subscription purchase price in accordance with the instructions in the subscription agreement.

Proceeds will be held in our deposit account with JPMorgan Chase until a closing occurs.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Shares does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the Shares for your own account and that your rights and responsibilities regarding your Shares will be governed by the indenture and the form of global bond certificate each filed as an exhibit to the Offering Statement of which this Offering Circular is a part.

The initial Transaction Price will be $10.00, an amount that was arbitrarily determined by the Manager, until 12 months after the commencement of this offering. Thereafter, the Shares will generally be sold at the prior quarter’s NAV per Share. Although, following such 12-month period, the price paid for the Shares will generally be based on the prior quarter’s NAV per Share, the NAV per Share for the quarter in which you make your purchase may be significantly different. We may offer Shares at a price that we believe reflects the NAV per Share more appropriately than the prior quarter’s NAV per Share (including by updating a previously disclosed Transaction Price) or suspend our offering in cases where we believe there has been a material change (positive or negative) to our NAV per unit since the end of the prior quarter. We expect to establish a new NAV per unit on a quarterly basis.

Subscription Agreement

The general forms of subscription agreement that investors will use to subscribe for the purchase of Shares in this offering is included as Appendix B to this Offering Circular. The subscription agreements will be returned to the Company’s Transfer Agent, see “Description of Capital Stock — Transfer Agent” and “How to Subscribe.” The subscription agreement requires all investors subscribing for Shares to make the following certifications or representations:

●	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

●	a copy of this Offering Circular was delivered or made available to you at least five business days prior to the date of your subscription agreement;

●	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Investment Criteria” section of this Offering Circular;

●	you are purchasing the Shares for your own account; and

●	you acknowledge that there is no public market for the Shares and, thus, your investment in units is not liquid.

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The above certifications and representations are included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our Shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any Shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Minimum Investment

In order to purchase Shares in this offering, you must initially acquire at least 500 Shares, regardless of the then-applicable Transaction Price, unless waived by us. Thereafter, subject to restrictions imposed by state law, you may purchase additional Shares in whole or fractional unit increments subject to a minimum for each additional purchase of 100 Shares. You should carefully read the minimum investment requirements explained in the “Investment Criteria” section of this Offering Circular.

Suitability

The soliciting dealers and registered investment advisors recommending the purchase of Shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of the Shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

●	meet the minimum income and net worth standards set forth under “Investment Criteria” in this Offering Circular;

●	can reasonably benefit from an investment in our Shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation;

●	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in our Shares; and

●	have apparent understanding of:

●	the fundamental risks of the investment;

●	the risk that you may lose your entire investment;

●	the lack of liquidity of our Shares;

●	the restrictions on transferability of our Shares; and

●	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. The soliciting dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

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Valuation Policies

We set our initial offering price at $10.00, a price arbitrarily determined by the Manager, which will be the purchase price of our Shares until 12 months following the commencement of this offering. Thereafter, the per Share purchase price will be adjusted every fiscal quarter and, as of January 1st, April 1st, July 1st and October 1st of each year, will be equal to the sum of our NAV divided by the number of Shares outstanding as of the close of business on the last business day of the prior fiscal quarter.

Beginning after one year from the commencement of this offering, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per Share that will be applicable for such fiscal quarter, which we refer to as the pricing supplement. Except as otherwise set forth in this Offering Circular, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV.

Our NAV per Share will be calculated by the Manager at the end of each fiscal quarter, on a fully diluted basis, beginning twelve months after commencement of this offering using a process that reflects several components as more fully described below.

Specifically, the Manager will calculate NAV primarily utilizing a discounted cash flow methodology and will then compare that NAV estimate to a valuation utilizing a comparable sales methodology, to ensure no material variances exist. Both the discounted cash flow methodology and the comparable sales methodology are summarized below.

Discounted Cash Flow Methodology — The Manager estimates NAV of the Company’s ownership interest in an investment based on a forecasted cash flow stream to the Company (including a contemplated disposition) discounted to a present/fair value at a risk adjusted rate. Yield rates, disposition capitalization rates, and growth assumptions are derived from market transactions as well as other financial and industry data. The discount rate utilized to establish fair value is intended to reflect the leveraged return required of a third-party stockholder acquiring the Company’s ownership interest at the date of the valuation. The discount rate is also intended to reflect key risk factors associated with real estate properties under development, redevelopment, repositioning, or stabilization, including entitlement risk, construction risk, leasing/sales risk, operation expense risk, credit risk, capital market risk, pricing risk, event risk and valuation risk. Additionally, the fair value is intended to include the timely recognition of estimated entrepreneurial profit after such consideration.

Comparable Sales Methodology — The Manager also estimates NAV of the Company’s ownership interest in an investment based on completed sales and/or quoted prices in active marketing of comparable assets. Comparable sales are identified by reviewing recent sales of similar vintage in a defined geographic region that are comparable in quality of improvements and tenancy. From the real estate property fair value, the Manager estimates the NAV of the Company’s ownership interest by reducing the real estate property value by (i) any ownership liabilities (i.e., senior loans, secured and unsecured creditors, etc.) and (ii) the ownership interest and/or profit participation of any other members in the applicable venture.

We expect that the NAV calculations described above will primarily be undertaken by the Manager’s internal accountants. Members of the Manager’s real estate team have extensive expertise as real estate fund managers, real estate property managers, financial analysts, accountants and real estate market research consultants. These team members have extensive direct management experience with hotel acquisition, management, construction and financing.

In instances where the Manager determines that an independent appraisal of the one or more of our real estate assets is necessary, including, but not limited to, instances where the Manager is unsure of its ability on its own to accurately determine the estimated values of one or more of our real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, the Manager may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert with respect to those particular assets. The independent valuation expert will not be responsible for calculating, or preparing, our NAV per Share, as making such calculation is the responsibility of the Manager. However, we may hire a third party to calculate, or assist with calculating, the value of one or more of our assets.

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The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per Share on a quarterly basis, our NAV per Share may fluctuate in the interim, so that the NAV per Share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your Shares in a market transaction. Further, our published NAV per Share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Share may be in favor of either stockholders who redeem their Shares, or stockholders who buy new Shares, or existing stockholders.

Our goal is to provide a reasonable estimate of the NAV per Share on a quarterly basis. However, all of our assets will consist of hotel properties and, as with any commercial real estate valuation protocol, the conclusions reached by the Manager will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per Share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per Share may not reflect the precise amount that might be paid for your Shares in a market transaction, and any potential disparity in our NAV per Share may be in favor of either stockholders who buy new Shares or existing stockholders. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per Share to change by 10% or more from the last disclosed NAV, we will disclose the updated NAV per Share and the reason for the change in an offering circular supplement as promptly as reasonably practicable. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under generally accepted accounting principles and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

The calculation of NAV will consist of the following components:

Assets

Real Estate:

Land

Buildings and improvements

Total real estate=, net, at fair value

Cash:

Restricted cash

Rent and other receivables, net

Other assets, net

Total Assets

Liabilities and stockholders’ equity

Liabilities:

Secured notes payable, net

Accounts payable, accrued, and other liabilities

Unearned tenant rents

Security and investor deposits

Total liabilities

Stockholders’ equity:

Common stock; 10,000,000 shares authorized; _______ shares issued and outstanding at ______, __, 202_

Additional paid in capital

Cumulative distributions and net gain

Total stockholders’ equity

Total liabilities and stockholders’ equity

Net asset value per share on _________ shares issued and outstanding on _________, __, 202_

The NAV per Share will be calculated by the Manager on a fully diluted basis using a process that reflects several components, including (1) the estimated values of the Company’s commercial real estate and investments, including relating liabilities, based upon (a) market capitalization rates, comparable sales information, discount rates and net operating income and (b) in certain instances, individual appraisal reports of the underlying real estate, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of the Company’s periodic dividends and (4) estimated accruals of the Company’s operating revenues and expenses. The key assumptions in calculating NAV will be market capitalization rates and discount rates, which numbers will be used the Manager in determining the value of the Company’s assets using the discounted cash flow methodology described above.

ESTIMATED USE OF PROCEEDS

The following table sets forth certain information about the estimated use of the proceeds of the Offering:

	Maximum Offering
	Amount	Percentage of Gross Proceeds
Gross Offering Proceeds	$75,000,000	100.00%
Organization and Offering Expenses(1)	(3,000,000)	(4.0)%
Marketing and Due Diligence	(750,000)	(1.0)%
Reserves(2)	(750,000)	(1.0)%
Available for Properties(3)	$70,500,000	94.00%
Total Application	$75,000,000	100.00%

(1)	The Manager will be entitled to reimbursement for expenses incurred in connection with this offering and the organization of the Company (the “Organization and Offering Expenses”), including legal, accounting, printing and other costs and expenses directly related to this offering. The Company anticipates that the Organization and Offering Expenses will be approximately $3,000,000. See “Plan of Distribution—Marketing Compensation.”

(2)	The Manager will establish reserves for ongoing operations of the Company and for operations and maintenance of the Properties in an amount equal to approximately $750,000 (approximately 1% of the Maximum Offering Amount).

(3)	The Properties will be initially acquired with a cash down payment and acquisition debt which has not yet been obtained. Amounts available for investment will be used to acquire the Properties and to pay Property related expenses.

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DESCRIPTION OF BUSINESS

General

American Hospitality Properties REIT II, Inc. is a newly organized Delaware corporation, formed to invest in limited service hotels in the United States. Substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our Operating Partnership, either directly or through its subsidiaries, and we will be the sole general partner of our Operating Partnership. Additionally, we will contribute the net proceeds from this offering (including the proceeds from the private placements to our Sponsor, as described below) to our Operating Partnership in exchange for OP Units. We intend to qualify as a REIT for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2024. As of the date of this Offering Circular, we own no Properties.

The Manager believes that the current hospitality real estate environment provides the Company the opportunity to acquire attractively priced hotel properties. The Manager’s ability to increase value will be based on applying sound acquisition policies and taking advantage of the disparity between the purchase price and stabilized value and replacement cost of these properties. The Company expects to acquire the Properties at prices that are less than the stabilized values and replacement costs of the properties.

The Manager is a strategic buyer of hotel properties and brings proven hotel management expertise to each investment. The Manager will apply aggressive expense reduction strategies to each acquired hotel. By doing so, the Manager expects to increase net revenues at each hotel without any improvement in occupancy or room rates or gross revenues. This should create enhanced stockholder value through greater net operating income and increased cash flow to the stockholders while maintaining a high level of guest service.

The Company’s objective is to provide its stockholders with risk-adjusted returns through investments in the Properties. The Company believes that the Properties will generate positive cash flow because:

(i) Expense Reduction and Revenue Improvement. The Manager will apply cost reduction measures to increase cash flow and repositioning procedures to improve gross revenues upon takeover.

(ii) Location. The Manager intends to acquire Properties located in areas of the United States that it believes are business destinations or otherwise expected to experience an influx of travelers seeking hotel rooms.

(iii) Occupancy. The number of hotel rooms in the United States has decreased in the recent past due, in part, to issues facing the global credit markets. Additionally, current data suggests that business travel has increased. The Manager believes that this has contributed to an increase in demand for hotel rooms, resulting in higher rates.

(iv) Strong Brand Affiliation. The Properties are anticipated to be operated under worldwide recognized brands with strong, global reservation systems, including, without limitation, Marriott, Hilton and Hyatt.

(v) Barriers to Entry. The Properties are anticipated to be located in regions where new construction is difficult due to high construction costs and limited available sites zoned for hotel use. The Manager believes this will provide the hotels acquired by the Fund greater market Share than would be the case if numerous competitive hotels were able to be developed nearby.

(vi) Pricing Opportunity. The Manager expects to acquire the Properties at a price below the current replacement cost.

The Manager expects to operate the Company for approximately five years following the completion of this offering. After that time, the Company anticipates selling the Properties for the best possible price, either to an affiliated public entity or to an independent third party.

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Our REIT Structure

We believe that our currently contemplated business operations will enable us to qualify as a REIT beginning with our taxable year ending December 31, 2024. Our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code relating to, among other things, compliance with the REIT income and asset tests. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.” There is no assurance that we will qualify as a REIT or, if qualified, will maintain such qualification in the future. See “Risk Factors—Federal Income Tax Risks.”

In order for the income from our hotel operations to be REIT qualifying income, we cannot directly operate any of our hotel properties. As a result, we intend to lease our hotel properties to one or more TRSs that are wholly owned by our Operating Partnership. The rent paid to us by each of these TRSs will be REIT qualifying income provided that the hotels are managed by an “eligible independent contractor” and the lease rates do are not “excessive.” It is currently anticipated that the Operator will manage our hotels. We believe that the Operator will qualify as an eligible independent contractor. A TRS is a corporate entity that pays federal income tax at regular corporate rates on its taxable income.

Company’s Opportunity

The Company believes that it will continue to be able to identify acquisition opportunities that will allow it to utilize its strengths to create above average investment returns. The Company generally believes that its ability to generate profits is grounded upon implementing sound acquisition policies, and that a critical benchmark for acquisition decision-making is disparity of purchase price to stabilized value and replacement costs. The company will seek to purchase the Properties at a price that is less than the stabilized and replacement value, as determined by the Manager, which would allow the Company to make capital expenditures for upgrades and other items to increase occupancy and room rental rates. In addition, through a strategic and tactical business platform, it is anticipated that the Operator will apply aggressive hotel management strategies to each Property it manages to provide value.

The Company generally expects to hold and operate each Property for approximately five years, and then to sell the Properties for the best price obtainable. The Company anticipates that it should be able to sell Properties for more that it paid for them, but there can be no assurances. If a Property is sold within one year of the termination date of this offering, the Manager, may at its sole discretion, reinvest the sale proceeds from the sale of such Property in a new Property. The Manager intends to obtain financing to acquire the Properties.

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Company’s Goals

The following are some of the Company’s goals:

●	Preserve our stockholders’ capital investments.

●	Realize income through the acquisition, operation and sale of the Properties.

●	Target an overall annualized rate of return to our stockholders.

●	Make distributions to our stockholders from cash generated by operations.

●	Invest opportunistically in value-add limited service hotel in superior locations at a discount to projected value and replacement cost, which typically are in need of repositioning, management and other enhancements.

●	Provide an investment term of approximately five years after the termination date of this offering to enable our stockholders to realize a return on their investment through (i) liquidating our assets and distributing cash to our stockholders, (ii) merging with a public entity to provide our stockholders with cash or liquid securities or (iii) combining with other entities managed by the Manager to create a publicly traded REIT.

THERE CAN BE NO ASSURANCE THAT ANY OF THESE OBJECTIVES WILL BE ACHIEVED.

Property Philosophy and Strategy

The principals of the Manager believe that rewards should be based on performance, which is why the Manager’s Asset Management Fee is based on the total revenue of the Properties as opposed to another factor such as the total amount invested in Shares. The Company also believes that the primary key to success include disciplined and aggressive property and asset management, as well as acquiring Properties at a significant discount to (1) projected stabilized value after occupancy and room rental rates have been optimized and improvements have been made and (2) replacement cost in order to afford necessary capital expenditures to improve the Properties to competitive standards. The Company intends to use the techniques to provide it with sufficient margin to improve, manage and sell the Properties in a compressed time frame.

The Company intends to acquire Properties, where the hotels are value-add, with RevPAR that is lower than hotels competing in the same class or lower than similar positioned hotels in the Company portfolio. RevPAR is typically calculated by dividing the total revenue of the rooms by the total number of rooms available during a particular time frame (or alternatively by multiplying a hotel’s average daily room rate by its occupancy rate), and is often used in the hotel industry as an indicator of the overall financial performance of a hotel relative to other comparable hotels. Through aggressive management, sales and marketing as well as strategic capital improvements, the Company believes that it will be able to successfully reposition the hotels it acquires and increase RevPAR to competitive levels.

The Company also intends to acquire Properties both through its extensive relationship with the broker networks as well as the hotel ownership community at large. The Company expects to be able to transact on both on-market opportunities, i.e. properties listed through brokers, and off-market opportunities, i.e. properties sold through direct contact and negotiations with the sellers. In addition, the Company will also look at opportunistic transactions, such as transactions with distressed sellers or recapitalization efforts as well as mergers and acquisitions deals typically offered through investment banking relationships. All these types of acquisitions generally require good timing and a sufficient amount of available capital. The company believes that the experience of the principals of the Manager and the capital management policies of the Company will enable the Company to acquire Properties quickly and with less leverage than most competitors.

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Property Acquisition Sources

The Manager will engage in competitive bidding situations in which properties are marketed by traditional commercial real estate brokers as well as pursue off-market opportunities. The Manager has a network of resources to assist it in identifying potential sellers of attractive properties. Though time consuming, the benefits to the seller from this “off market” strategy are the avoidance of business disruption, no broker fees, greater transaction certainty and seller privacy. The obvious benefit to the Company is a discount to the market price.

Joint Venture Investments

We expect to enter into joint ventures with third party capital sources in order to achieve the following objectives: (1) increasing the return on the Company’s invested capital, (2) diversifying our access to equity capital and (3) leveraging the invested capital to promote our brand and increase market share. The Manager has sponsored five other funds that have raised an aggregate of approximately $120 million from third-party institutional investors and have acquired an aggregate of 17 hotels. There can be no assurance that the Company will be able to raise similar amounts of capital or acquire a similar number of hotels. In addition, the co-venturer under any joint venture agreement we enter into may have the right to compel us to buy out their interest at a time when we may not have sufficient funds to acquire the interest. In that event, we may need to sell the Properties owned by that joint venture.

Description of the Properties

The Company will seek to invest substantially all of the net Offering Proceeds available for investment in limited service hotels, which will be located in the United States. The Company defines limited service hotels as those that have more limited food and beverage service and less meeting space that full service hotels. It is anticipated that the Properties will consist of existing hotels. All of the Properties are anticipated to be branded, franchised hotels. There are no limitations on the number or size of Properties to be acquired by the Company or the percentage of the proceeds from this offering that may be invested in a single Property.

As of the commencement of this offering, the Company has not identified any Properties for acquisition. As to making material developments, this Offering Circular will be supplemented with a supplement which may add, update or change information contained in this Offering Circular, including the acquisition of Properties. The number and mix of Properties acquired by the Company will be determined in the sole discretion of the Manager and will depend, in part, on the net proceeds of this offering, the real estate market and financing conditions existing at the time the Company makes its investments in Properties, and other circumstances outside the control of the Company and the Manager. The number of Properties to be acquired is unknown and may vary.

The Company’s primary strategy will be to identify and acquire Properties which provide a value added opportunity for the Company. The Company currently intends to seek Properties that have one or more of the following characteristics:

●	current or projected cash flow in an amount equal to at least a 9% return on the Company’s investment,

●	the Property provides a “value-add” opportunity through expense management,

●	the Property’s location in an established area,

●	the Property’s affiliation or anticipated affiliation with a strong hotel flag with a national and/or international reservations system,

●	a favorable location, such as in a high growth area or an area with relatively few competing properties, and

●	a purchase price that is below the replacement cost of the Property, as determined in the Manager’s sole discretion. The Company may acquire Properties that do not meet one or more of these criteria.

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Acquisition and Financing Terms

Acquisition Terms

The Company intends to purchase the Properties from unaffiliated sellers. The Company will acquire the Properties “as is” except as otherwise set forth in the purchase agreements. The terms of the purchase and sale agreements are not currently known. It is anticipated that the Company will be responsible for paying all or a portion of the closing costs related to the acquisition of the Properties and that the Company will be required to establish reserves related to each Property acquired. The Company may be required to pay various acquisition fees when it acquires Properties from franchisees, including transfer fees, affiliation fees and costs associated with property improvement plans.

The Manager has formed an investment committee, which is initially comprised of W. L. “Perch” Nelson and Jay Anderson, both of whom are officers of the Manager (the “Investment Committee”). See “Management.” The Investment Committee will have two members unless otherwise determined by the Manager, and the consent of the two members of the Investment Committee is required to authorize any recommendation of the Investment Committee. The Investment Committee will provide recommendations to the Company regarding the identification, acquisition and disposition of the Properties, but will not have the authority to decide which Properties to acquire.

It is anticipated that the Company will own the Properties either directly or through special purpose entities; provided, however, that the Company may purchase some of the Properties in connection with joint venture partners, and the Company may acquire long-term ground lease interests or limited liability company membership interests in entities that own the Properties. In the event the Company acquires a Property together with a joint venture partner, it is anticipated that the Company will enter into a partnership or operating agreement with the joint venture partner and the joint venture partner will hold the ownership interest in any such Properties. Thus, the Company will only own an interest in an entity in the event any Property is purchased in a joint venture. The Company will not acquire undivided interests in any Properties, including interests offered through a tenant-in-common syndication program.

The acquisition structure for the Properties is unknown, and the manner of acquisition will be determined in the sole discretion of the Manager. The Manager or its Affiliates are entitled to receive an Acquisition Fee with respect to the Properties in an amount up to 3% of the gross sales price of each Property. The Company generally expects to hold and operate each Property for approximately five years from the date of its acquisition, and it is anticipated that no Property will be held for more than 10 years from the date of acquisition of such Property. The Properties may be sold to affiliates of the Manager, but only if the price is equal to or greater than the value determined by an independent appraisal.

Financing Terms

The Company anticipates that it will enter into loans from various third party lenders to acquire the Properties. The terms of such loans are unknown. Although the Company anticipates obtaining loans for the Properties that will be nonrecourse as to principal and interest, it is possible that lenders may require the Manager and the Company to be personally liable for certain nonrecourse carve-outs and springing recourse events. In circumstances where personal liability attaches, the lender could proceed against the Company’s assets. The loan-to-value ratio for each Property acquired will not exceed 70%. The Manager has not obtained any financing commitments for any Properties. The terms of the Property loans will vary. The loans obtained by the Company may be interest only loans and variable interest rate loans. The lenders may require certain reserves to be funded and maintained by the Company, including interest reserves. It is anticipated that the loans will have short terms and will require balloon payments at the end of the loan term. The Company will not incur any recourse indebtedness.

Target Markets

The Company intends to seek investment opportunities in value-add Properties located throughout the United States. The Company anticipates determining the relative strength and position of each market under consideration by analyzing RevPAR trends, new construction, forecasted rates and occupancy figures and by applying measurable metric criteria to each market analyzed. The investment potential of a hotel in a specific market depends significantly upon where the market is in the cycle. For example, a market that has entered the last stage of a recessionary phase could be expected to begin its recovery by the end of the year. As the fundamentals improve, the value of the property in such market would also be expected to improve. The Company currently intends to seek Properties, where the hotels are located in a high growth area or an area with relatively few competing properties.

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Risk Management/Mitigation

The Manager believes that the best way to position an acquisition to offset a significant potential market downturn is through “best in class” due diligence, conservative underwriting and market evaluation and intensive management of cash flow. The Manager strongly believes that its ability to buy a Property “right,” the thoroughness of its due diligence process and its conservative approach to pro forma analysis will mitigate the controllable acquisition risk. In addition, the Manager’s expertise in reducing costs and improving net income should result in stable valuations of the Properties acquired even in times of reduced occupancy and lower gross revenues. In the event the Company is faced with an economic downturn similar to what existed in 2008 and 2009, there are a number of measures that are built into the Company’s investment and management process that should minimize risk from market downturn:

●	Cost cutting measures will be instituted at the property level and will not be limited to labor expense.

●	Aggressive pricing will be used to ensure that property captures the maximum revenue per available room.

●	Property upgrades will be considered to increase the ability of the Property to compete within its sub-market.

●	Sales efforts will re-focus upon client/business at other hotels in that sub-market by offering direct, aggressive pricing. This low margin business may then be replaced as market conditions stabilize and higher rated, more profitable business will then be pursued.

Comparison with Other Real Estate Funds

Alignment of Interests

The Company is structured to align the interests of our stockholders and the Manager. For instance, the Manager’s Asset Management Fee is based on the gross revenues of the Properties, not the total amount invested in the Company by our stockholders.

Effective Operator

The Operator, PAH Management, LLC, is an affiliate of the Manager and currently serves as the onsite manager for four of the 11 hotels managed by the Manager. The Manager is in the process of transitioning the onsite management services for the other seven hotels to the Operator, which is expected to be complete by the end of the third quarter of 2023. The principals of the Operator, who are also members of the Manager’s management team, have over 185 years of collective experience operating hotels and resorts. The Company believes that the properties held by certain other real estate funds may not be managed or operated by persons or entities with as much experience as the management team of the Operator. If the Operator is contractually prohibited or is otherwise unable or elects not to operate a Property, another operator will be chosen for that Property in the sole discretion of the Manager.

Properties Recommended by the Investment Committee

The Investment Committee will provide recommendations to the Company regarding the identification, acquisition and disposition of the Properties, and our board of directors will not cause the Company to purchase any Properties without the recommendation of the Investment Committee.

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Shorter Property Period

The Company anticipates an investment period of approximately five years after the termination date of this offering.

Low Minimum Investment Amount

The Company believes that many other private real estate funds typically require high minimum investment amounts and are available only to institutional stockholders and ultra high-net-worth individuals. By offering a minimum investment amount of 500 shares, or $5,000 based on the $10.00 initial Transaction Price, the Company provides the opportunity for a wide range of stockholders who are “qualified purchasers” to make an investment that is in line with their investment goals. See “Investment Criteria.”

Property Operation

It is anticipated that the TRSs will enter into one or more hotel management agreements with the Operator to operate the Properties. It is anticipated that the Operator will operate all of the Properties, but if the Operator is contractually prohibited or is otherwise unable or elects not to operate a Property, another operator will be chosen for that Property in the sole discretion of the Manager, provided that such operator qualifies as an eligible independent contractor. It is not anticipated that the Operator will enter into any subcontract agreements relating to the operation of any Property. The Company seeks to acquire Properties that will generate positive cash flow after payment of all expenses, including amortization of any Property loans and payment of hotel management fees. The Company believes that the operating methodology employed by the Operator will help the Company achieve this goal. See “Experience of PAH Management, LLC.”

Competition

Our net income depends, in large part, on our ability to source, acquire and manage Properties with attractive risk-adjusted yields. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, private real estate funds, and other entities engaged in real estate investment activities, which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous other entities with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per Property and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as investment companies under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

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We anticipate that we will hold real estate and real estate-related assets described below (1) directly, (2) through wholly-owned subsidiaries, (3) through majority-owned joint venture subsidiaries, and (4) to a lesser extent, through minority-owned joint venture subsidiaries.

We expect to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of assets primarily consisting of multifamily rental properties and development projects through the acquisition of equity interests in such properties or debt, as well as commercial real estate debt securities and other real estate-related assets, where the underlying assets primarily consist of such properties.

We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from registration as an investment company under the Investment Company Act.

The securities issued by any wholly-owned or majority-owned subsidiary that we may form and that are excluded from the definition of  “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, may not have a value in excess of 40% of the value of our total assets on an unconsolidated basis.

The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of the Company is made by us. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

We believe that neither we nor certain of our subsidiaries will be considered investment companies for purposes of Section 3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.

Qualification for exemption from registration under the Investment Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be requiring to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

The loss of our exclusion from regulation pursuant to the Investment Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial condition and results of operations. See “Risk Factors—Risks related to Our Organizational Structure—Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.”

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Litigation

There are no legal actions pending against the Company or the Manager, nor, to the knowledge of management, is any litigation threatened either any of them, any of their management, or any affiliate, which may materially affect operations or projected goals.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained the Manager to direct the management of our business and affairs, manage our day-to-day affairs, and implement our investment strategy, subject to the board of directors’ supervision. The current board members are W.L. “Perch” Nelson and Jay Anderson.

All members of our board of directors will serve annual terms. Upon the expiration of their terms at the annual meeting of stockholders in 2024, directors will be elected to serve a term of one year and until his or her successor is elected and qualified. With respect to the election of directors, each candidate nominated for election to our board of directors must receive a plurality of the votes cast, in person or by proxy, in order to be elected.

Our current directors are also executive officers of the Manager and serve on the investment committees for affiliates of the Manager. In order to ameliorate the risks created by conflicts of interest, our board of directors will appoint an independent representative to address any potential conflicts (the “Independent Representative”). The Independent Representative will act upon conflicts of interest matters, including transactions between us and the Manager. For more details, see “Conflicts of Interest and Related Party Transactions.”

Although the number of board members may be increased or decreased, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed for fraud, gross negligence or willful misconduct as determined by non-appealable decision of a court of competent jurisdiction, or by the stockholders upon the affirmative vote of at least two-thirds of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

Our charter and bylaws provide that any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any individual elected to fill such vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualifies.

Our charter and bylaws provide that any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting with the unanimous consent, in writing or by electronic transmissions, of each stockholder entitled to vote on the matter.

Under Delaware law, our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and Manager follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

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Committees of the Board of Directors

Our board of directors may delegate many of its powers to one or more committees. As of the date of this Offering Circular, no board committees have been established.

Executive Officers and Directors

We have provided below certain information about our directors and executive officers.

Name	Age	Position Held
W.L. “Perch” Nelson	62	Executive Director, Chief Executive Officer
Jay Anderson	54	Executive Director, Executive Vice President/Controller

Currently, all of our directors are also officers of the Manager and serve as members on the Investment Committee. The address of each director listed is 14643 Dallas Parkway, Suite 970, Dallas, Texas 75254. Biographical information for each of our directors may be found above in “The Manager and the Management Agreement—Management Biographical Information.”

Compensation of Officers and Directors

Our board of directors has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity. However, we currently do not intend to pay our board members or officers any compensation for serving as members of our board of directors and officers, respectively.

A member of our board of directors who is also an employee of the Manager or our sponsor is referred to as an executive director. Executive directors will not receive compensation for serving on our board of directors. Our board of directors has the authority to fix the compensation of any non-executive directors that may serve on our board of directors in the future. Our board of directors may pay compensation to directors for services rendered to us in any other capacity. We will also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full board of directors and committee meetings, if any, including meetings of the Investment Committee. We have not made any payments to any of our directors to date.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our Sponsor also serves as an executive officer of the Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from our Sponsor. As executive officers of the Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

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Limitations on Director and Officer Liability and Indemnification

Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware Law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

●	any breach of their duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

Upon completion of this offering, our certificate of incorporation and our bylaws will provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to our certificate of incorporation and our bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. Upon completion of this offering, our bylaws will also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her inactions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

Prior to the completion of this offering, we intend to enter into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, provide that we will indemnify our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or executive officers, or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

The limitation of liability and indemnification provisions that will be contained in our certificate of incorporation and our bylaws upon completion of this offering may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. There is no pending litigation or proceeding involving one of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

THE MANAGER AND THE MANAGEMENT AGREEMENT

The Manager

We operate under the direction of the Manager, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has established the Investment Committee that will make decisions with respect to all acquisitions and dispositions. See “—Investment Committee of the Manager” below. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require; however, it is currently anticipated that our two executive officers, Mr. Nelson and Mr. Anderson, who are officers of the Manager, will devote at least 75% (approximately 35-40 hours/week) of their time to managing the operations of the Company.

We will follow investment guidelines adopted by the Manager and the investment and borrowing policies set forth in this Offering Circular unless they are modified by our board of directors. The Manager may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled, subject to approval by our board of directors.

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The Manager performs its duties and responsibilities pursuant to a management agreement between the Manager and the Company. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our stockholders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Property Advisory, Origination and Acquisition Services

●	approve and oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;
●	serve as our investment manager with respect to sourcing, underwriting, acquiring, financing, investing in and managing a diversified portfolio of limited service hotel properties;
●	adopt and periodically review our investment guidelines;
●	structure the terms and conditions of our acquisitions, sales and joint ventures;
●	enter into service contracts for the properties and other investments;
●	approve and oversee our debt financing strategies;
●	approve joint ventures, limited partnerships and other such relationships with third parties;
●	approve any potential liquidity transaction;
●	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;
●	oversee and conduct the due diligence process related to prospective investments;
●	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Investment Committee to evaluate the proposed investments; and
●	negotiate and execute approved investments and other transactions.

Offering Services

●	the development of this offering, including the determination of its specific terms;
●	preparation and approval of all marketing materials to be used by us relating to this offering;
●	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;
●	creation and implementation of various technology and electronic communications related to this offering; and
●	all other services related to this offering.

Asset Management Services

●	investigate, select, and, on our behalf, engage and conduct business with such persons as the Manager deems necessary to the proper performance of its obligations under the management agreement, including, without limitation, consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the services under the management agreement;
●	monitor applicable markets and obtain reports (which may be prepared by the Manager or its affiliates) where appropriate, concerning the value of our investments;
●	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;
●	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and
●	coordinate and manage relationships between us and any joint venture partners.

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Accounting and Other Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;
●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;
●	provide financial and operational planning services and portfolio management functions;
●	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;
●	maintain all appropriate company books and records;
●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;
●	provide us with all necessary cash management services;
●	evaluate and obtain adequate insurance coverage based upon risk management determinations;
●	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;
●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and
●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Stockholder Services

●	determine our distribution policy and authorizing distributions from time to time;
●	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and
●	establish technology infrastructure to assist in providing stockholder support and services.

Financing Services

●	identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;
●	negotiate terms of, arrange and execute financing agreements;
●	manage relationships between us and our lenders, if any; and
●	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

●	evaluate and approve potential asset dispositions, sales or liquidity transactions; and
●	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Allocation of Property Opportunities

For more information regarding the factors that the Investment Committee may consider in allocating investment opportunities among our additional similar programs, please see “Conflicts of Interest – Our Affiliates’ Interests in Other Phoenix Entities – Allocation of Property Opportunities”.

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Executive Officers of the Manager

As of the date of this offering circular, the executive officers of the Manager and their positions and offices are as follows:

Name	Position	Age	Term of Office	Approximate hours per week
W. L. “Perch” Nelson	Chief Executive Officer and President	62	(1)	(2)
Jay Anderson	Executive Vice President/Controller	54	(1)	(2)

(1)	Messrs. Nelson and Anderson have been officers of the Manager since its formation in May 2009 and are expected to continue to hold such positions during the term of this offering.
(2)	Messrs. Nelson and Anderson are employees of the Manager and not the Company. The Company anticipates both Mr. Nelson and Mr. Anderson will devote approximately 75% (35 hours/week) of their time to the operations of the Company.

W.L. “Perch” Nelson has served as President of the Manager since 2009. Perch Nelson’s achievements demonstrate his strengths in real estate development, acquisition and capital management. He served as Capital Asset Manager for Wyndham Hotels & Resorts charged with capital improvement budgets. At Wyndham, he was responsible for developing and executing the strategic re-positioning plans for the Garden, Hotel and Resort Divisions. Following the merger of Wyndham Hotels & Resorts and Patriot American Hospitality, Mr. Nelson also assumed the departmental responsibility of the Capital Management and Product Development for all Wyndham International’s brands. He was responsible for 200 hotels, but not only the Wyndham branded hotels but also the franchise products flagged by Hyatt, Radisson, Holiday Inn Select, Hampton Inn, Doubletree, and Marriott. Mr. Nelson, as head of the capital deployment area, managed post-merger growth in the annual development budget from $214 million to well over $300 million.

Mr. Nelson left Wyndham to acquire hotels for his own personal account. Using his own funds, Mr. Nelson successfully acquired and managed a small group of hotels. This served as additional exposure to the day- to-day management required to run a hotel. Post-acquisition, he oversaw hotel operations including management of the employees, revenue maximization, purchasing, customer relations, and human resources. Mr. Nelson, as the owner, had a hand in everything related to the operation of the hotel.

Mr. Nelson has over 30 years of experience in the Real Estate industry in acquisition, development and the asset management of commercial properties. Mr. Nelson achieved Dean’s list Honors at Southern Methodist University while pursuing a BA in economics.

Jay Anderson has served as Executive Vice President/Controller of the Manager since 2009. Prior to joining the Manager, Mr. Anderson started as a Controller with Wyndham International, working in both the downtown hotel and resort markets. He was soon promoted to Area Controller, overseeing a diverse portfolio of fifteen hotels and resorts in the North West and Mid-West, including The Buttes Resort, The Peaks, Carmel Valley Ranch, The Golden Door Spa, and the Boulders Resort. Jay soon moved to the corporate office in Dallas, responsible for maintaining their SAP and Hyperion Essbase systems. He eventually moved to Aimbridge Hospitality as a Director of Finance, where he was responsible for building their reporting and budgeting tools. As Aimbridge grew, Mr. Anderson was promoted to VP of Finance and Assistant Treasurer and took ownership for the daily cash management of over eighty hotels as well as all corporate reporting to ownership. Jay then became the VP of Information Systems, where he successfully migrated their reporting system to Alloso Technologies.

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Investment Committee of the Manager

The Investment Committee will assist the Manager in fulfilling its oversight responsibilities by (1) considering and approving of each investment made by us, (2) establishing our investment guidelines and overseeing our investments, and the investment activity of other accounts and funds held for our benefit and (3) overseeing the investment activities of certain of our subsidiaries. The Investment Committee will consist of at least two members, each of whom will be appointed by the Manager, who will serve until such time as such Investment Committee member resigns or is replaced by the Manager, in its sole and absolute discretion. The Investment Committee is currently comprised of Messrs. Nelson and Anderson. See “Conflicts of Interest—Certain Conflict Resolution Measures—Our Policies Relating to Conflicts of Interest”.

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of the executive officers of our sponsor also serves as an executive officer of the Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from the Manager. As executive officers of the Manager, these individuals will serve to manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Limited Liability and Indemnification of the Manager and Others

Subject to certain limitations, the management agreement limits the liability of the Manager, its officers, members and affiliates for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Manager, its officers, members and affiliates.

The management agreement provides that to the fullest extent permitted by applicable law the Manager, its officers, members and affiliates will not be liable to us. In addition, pursuant to the management agreement, we have agreed to indemnify the Manager, its officers, members and affiliates to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and attorney’s fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the management agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Manager or one of the Manager’s directors or officers.

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Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term and Removal of the Manager

The management agreement provides that the Manager will serve as our manager for an indefinite term, but that the Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances.

Our board of directors may only remove the Manager at any time with 30 days’ prior written notice for “cause.” “Cause” is defined as:

●	the Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

●	the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;

●	the Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its affiliates and the Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

●	the dissolution of the Manager.

Unsatisfactory financial performance does not constitute “cause” under the management agreement.

In the event of the removal of the Manager, the Manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Holdings of our Shares

The Manager has committed to purchase $250,000 in Shares from us in a private placement, $10,000 of which has been purchased as of the date of this Offering Circular, 115,000 will be purchased on a date not later than the date of the initial closing of this offering and the other $125,000 will be purchased upon the termination of this offering.

MANAGEMENT COMPENSATION

The following information summarizes the forms and estimated amounts of compensation (some of which involve cost reimbursements) to be paid by the special purpose entities (“SPEs”) acquiring from Properties, or others, to the Manager and its affiliates. Much of this compensation will be paid regardless of the success or profitability of the acquired Properties. None of these fees were determined by arm’s length negotiations. Except as disclosed in this Offering Circular, neither the Company nor any of its Affiliates, directors, officers, employees, agents or counselors are participating, directly or indirectly, in any other compensation or remuneration with respect to this offering. The percentage of such fees that will be attributable to the Company will be equal to the Company’s percentage interest in the SPE making the applicable payment.

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Form of Compensation	Description	Estimated Amount of Compensation

Offering and Organization Stage:

Organization and Offering Expenses:	The Manager be entitled to be reimbursed for organization and offering expenses associated with this offering, in an aggregate amount not to exceed 5.0% of the gross proceeds of this offering. See “Plan of Distribution — Marketing Compensation.” Organization and offering expenses include the legal, accounting, printing, mailing and filing fees, charges of our deposit account and transfer agent, charges of the Manager for administrative services related to the issuance of the Shares in this offering, the reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Manager for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education and education meetings held by the Company (primarily the travel, meal and lodging costs), attendance and sponsorship fees payable to broker-dealers hosting retail seminars and travel, meal and lodging costs for officers and employees of the Manager and its affiliates to attend retail seminars conducted by broker-dealers and promotional items. The organization and offering expenses include $500,000 that may be used as a non-accountable marketing and due diligence allowance.	$3,750,000

Operating Stage:

Reimbursement of Expenses to Manager:	Reimbursement of reasonable and necessary expenses paid or incurred by the Manager in connection with the operation of the Company, including any legal and accounting costs (which may include an allocation of salary) and any costs incurred in connection with acquisition of the Properties, including travel, surveys, environmental and other studies and interest expense incurred on deposits or expenses, to be paid from operating revenue.	$35,000/month.

Acquisition Fee:	The Manager or an affiliate will be entitled to receive an Acquisition Fee in an amount up to 1.5% of the gross purchase price of each Property from the SPE acquiring the Property, including any debt attributable to such Property and any significant capital expenditures budgeted as of the date of acquisition. The Manager and/or its affiliates will also be reimbursed for customary acquisition expenses (including expenses relating to potential acquisitions that are not closed), such as legal fees and expenses, costs of due diligence (including, as necessary, updated appraisals, surveys and environmental site assessments), travel and communications expenses, accounting fees and expenses and other closing costs and miscellaneous expenses related to the acquisition of real estate properties.	Impracticable to determine at this time.

Asset Management Fee:	The Manager will be entitled to receive a monthly Asset Management Fee in an amount equal to an annualized rate of 1% of the aggregate purchase prices (including any debt attributable to such purchases) of the Properties.	Impracticable to determine at this time.

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Construction Management Fee:	The Manager or an Affiliate will be entitled to receive a Construction Management Fee from the applicable SPE in an amount up to 2% of the value of any construction or repair at a Property.	Impracticable to determine at this time.

Financing Fee:	The Manager or an affiliate will be entitled to receive a Financing Fee from the SPE financing the Property in an amount up to 1% of the amount of any financing or refinancing obtained by the SPE or an affiliate with respect to the Property. In the event a third-party loan broker is used, such third-party loan broker’s fee will be paid separately by the Company; provided, however that the sum of the Financing Fee and any amount paid by the Company to a third-party loan broker will not exceed 1% of the financing obtained.	Impracticable to determine at this time.

Liquidation Stage:

Disposition Fee:	The Manager or an affiliate will be entitled to receive a Disposition Fee from the SPE disposing of the Property in an amount up to 1% of the gross sales price of each Property in connection with any sale, exchange or other disposition of the applicable Property. The disposition fee is subordinated to the receipt by the investors of distributions sufficient to provide a return of the Gross Investment Amount (as defined below). Any broker fee in an amount up to 1% of the gross sales price of the Properties due a third-party broker in connection with any sale, exchange or disposition of a Property will be paid by the Manager out of its Disposition Fee.	Impracticable to determine at this time.

Interest in the Company:

Subordinated Participation in Net Cash Flow/Incentive Fee:	After our stockholders have received, together as a collective group, aggregate distributions sufficient to provide (i) a return of their gross investment amount, which is the amount calculated by multiplying the total number of Shares purchased by stockholders by the issue price (the “Gross Investment Amount”), (ii) an 8% per year cumulative, non-compounded return on such Gross Investment Amount, the Manager is entitled to receive 20% of our distributions and (iii) a 12% per year cumulative, non-compounded return on such gross Investment Amount, the Manager is entitled to receive 40% of our distributions. In addition, upon the liquidation of our assets, a merger or our combination into a publicly-traded REIT, we will pay the Manager an incentive fee equal to 15% of the amount by which (a) the value of the Shares as established in any such transaction, plus the total of all distributions paid by the Company to our stockholders from inception until the date such value is determined exceeds (b) the sum of our stockholders’ Gross Investment Amount and the amount of cash flow necessary to generate a 15% per year cumulative, non-compounded return on our stockholders’ Gross Investment Amount from our inception through the date the value of our Shares is determined.	Impracticable to determine at this time.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our Shares as of the date of this Offering Circular for each person or group that holds more than 10% of our Shares, for each director and executive officer and for the directors and executive officers as a group. To our knowledge, each person that beneficially owns our Shares has sole voting and disposition power with regard to such Shares.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 14643 Dallas Parkway, Suite 970, Dallas, Texas 75254.

	Number of Shares		Percent of
Name of Beneficial Owner(1)	Beneficially Owned		All Shares
Phoenix American Hospitality, LLC (2)	1,000		100%
W.L. “Perch” Nelson	1,000	(3)	100%
Jay Anderson	0		0
All directors and executive officers as a group (2 persons)	1,000		100%

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or Shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	As of the date of this Offering Circular, Phoenix American Hospitality, LLC owns 100% of the issued and outstanding Shares.

(3)	Consists of the 1,000 shares of common stock owned by Phoenix American Hospitality, LLC, of which Mr. Nelson may be deemed to be the beneficial owner.

EXPERIENCE OF PAH MANAGEMENT, LLC

PAH Management, LLC, an affiliate of the Manager, is the Operator; however, the Manager has the discretion to retain one or more additional or replacement entities to manage the operations at the Properties. The Operator currently manages 11 hotels owned by affiliates of the Manager, which are operated under the Hyatt, Marriott and Hilton brands and provides onsite management services at two of these hotels. The Operator will provide management, asset management, capital renovation supervision, accounting and consulting services for the Properties. The Operator provides onsite management services at four of these hotels, with onsite management services at the other seven currently being by Ambridge Hospitality LLC. The Manager is in the process of transitioning the onsite services at the seven hotels to the Operator, which is expected to be completed by the end of the third quarter of 2023. The management team of the Operator, which consists of the same personnel as the management team of the Manager, has over 185 years of collective experience operating hotels, including marketing, finance and Property management experience. The goal of the Operator is to enhance the value of each hotel it operates and increase owner profitability. The Operator will be paid an annual base management fee equal to 3% of aggregate gross revenues of the Properties.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical operating results for real estate funds managed by the Manager, which are referred to herein as the “Programs.” Investors in our common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in the Programs. Investors who purchase Shares will not thereby acquire any ownership in any of the entities to which the following information relates.

The returns to our stockholders will depend in part on the mix of assets in which we invest. As our portfolio may not mirror the portfolios of the Programs in all respects, the returns to our stockholders may vary from those generated by the Programs. The Programs were conducted through privately-held entities that were not subject to the fees and expenses associated with this offering or many of the laws and regulations to which we will be subject. As a result, you should not assume the past performance of the Programs will be indicative of our future performance.

The Programs

Overview

As of December 31, 2022, the Manager solely manages five real estate funds that have raised an aggregate of approximately $91.5 million of equity capital and have acquired a total of 17 hotel properties with an aggregate acquisition cost of approximately $200.6 million, including total debt of approximately $135.8 million. None of the investors in these funds has any responsibility or authority over the day-to-day operations of these funds, which are managed exclusively by the Manager. The investments are located throughout the United States and consist of limited service hotels. All investments were fee interests in properties owned directly or with joint venture partners with approximately 67.6% portfolio-wide leverage utilization. As of the date of this Offering Circular, none of the Programs has sold any of its assets to third parties and, prior to the onset of the COVID-19 pandemic, had not experienced any material adverse business developments or conditions. The effects of the COVID-19 pandemic had a significant adverse impact on the funds’ businesses, results of operations, financial condition and ability to comply with the terms if their financing documents. During the second half of 2020 and 2021, each of the funds fell out of compliance with one or more of the terms of its financing documents requiring each entity to enter into forbearance agreements and/or loan modifications in order to avoid default. As of the date of this Offering Circular, each of the funds is current on all payments per their modified loan agreements. None of the funds have failed to provide a liquidity event within the estimated or targeted time frame disclosed to investors at the time the equity interests in such funds were initially offered.

Lakemore-Phoenix Investment Platform A, LLC

Lakemore-Phoenix Investment Platform A, LLC (“Platform A”) closed on January 17, 2017, with $32.0 million of committed capital, including an aggregate of $3.2 invested American Hospitality Properties Fund I, LLC (“Fund I”) and American Hospitality Properties Fund III, LLC (“Fund”). Both Fund I and Fund III are managed by the Manager and are affiliates of the Company. Platform A acquired a portfolio of six hotel properties, consisting of an aggregate of 754 rooms, for a total purchase price of $80,250,000, including approximately $55.0 million of debt. The names and addresses of the hotels owned by Platform A are set forth below. There are a total of three investors in Platform A, and two those investors, Fund I and Fund III, each own 5% of Platform A. The Manager does not directly own any interest in Platform A.

Hotel	Address	City	State	Zip	Rooms
Hyatt Place Atlanta Alpharetta North Point Mall	7500 North Point Parkway	Alpharetta	GA	30022	124
Hyatt Place Charlotte Arrowood	7900 Forest Point Boulevard	Charlotte	NC	28273	126
Hyatt Place Dallas Park Central	12411 North Central Expressway	Dallas	TX	75243	126
Hyatt Place Greenville Haywood	40 West Orchard Park Drive	Greenville	SC	29615	126
Hyatt Place Roanoke Airport Valley View Mall	5040 Valley View Boulevard Northwest	Roanoke	VA	24012	126
Hyatt Place Topeka	6021 Southwest 6th Avenue	Topeka	KS	66615	126

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Lakemore-Phoenix Investment Platform B, LLC

Lakemore-Phoenix Investment Platform B, LLC (“Platform B”) closed on July 14, 2017, with $44.0 million of committed capital, including $3.6 investment by Fund III. Platform B acquired seven hotel properties, consisting of an aggregate of 778 rooms, for a total purchase price of $101,700,000, including approximately $65.0 million of debt. The names and addresses of the hotel owned by Platform B are set forth below. There are a total of two investors in Platform B, and one of which, Fund III, owns 8.2% of Platform B. The Manager does not directly own any interest in Platform B.

Hotel	Address	City	State	Zip	Rooms
Towne Place Suites Fayetteville	5437 South 48th Street	Springdale	AR	72762	92
ALOFT Bentonville	1103 South 52nd Street	Rogers	AR	72758	130
Fairfield Inn & Suites Jonesboro	3408 Access Road	Jonesboro	AR	72401	83
Courtyard Baton Rouge	10307 North Mall Drive	Baton Rouge	LA	70809	121
Residence Inn Baton Rouge	10333 North Mall Drive	Baton Rouge	LA	70809	108
Towne Place Suites-Metairie	5424 Citrus Blvd	Harahan	LA	70123	124
Hampton Inn & Suites Ft. Myers	11281 Summerlin Square Drive	Fort Myers	FL	33931	120

APIP-C Borrower, LLC

APIP-C Borrower, LLC (“Platform C”) closed on August 16, 2018 with $9.8 million of committed capital. Platform C acquired two hotel properties, consisting of an aggregate of 163 rooms, for a total purchase price of $18,645,000, including approximately $15.8 million of debt. The names and addresses of the hotels owned by Platform C are set forth below. There are two investors in Platform C, and one of which, Fund III, owns 20% of Platform C. The Manager does not directly own any interest in Platform C.

Hotel	Address	City	State	Zip	Rooms
Hilton Garden Inn FT Wayne (Lessee from Fee Holder)	8615 US Highway 24 West	FT Wayne	IN	46804	84
Homewood Suites FT Wayne (Lessee from Fee Holder)	8621 US Highway 24 West	FT Wayne	IN	46804	79

American Hospitality Properties Fund I, LLC

Fund I closed in December 2014 with approximately $8.5 million of committed capital. Fund I invested approximately $1.6 million in Platform A and approximately $6.1 million in PAH Charlotte, LLC (“PAH Charlotte”) as partial consideration for the Hilton Doubletree Hotel in Charlotte, North Carolina. As of December 31, 2022, there are 151 investors in Fund I, and the Manager does not own any interest in Fund I.

American Hospitality Properties Fund III, LLC

American Hospitality Properties III, LLC (“Fund III”) closed in May 2019 with approximately $48.14 million of committed capital. Fund III invested approximately $1.6 million in Platform A, approximately $3.6 million in Platform B, approximately $2.0 million in Platform C and approximately $4.9 million in PAH Charlotte. In addition, Fund III invested approximately $4.9 million in the Residence Inn Cape Canaveral Hotel, located at 8959 Astronaut Boulevard, Cape Canaveral, Florida, which has 150 hotel rooms. As of December 31, 2022, there are 455 investors in Fund III, and the Manager does not own any interest in Fund III.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

American Hospitality Properties REIT II, Inc. was organized in the State of Delaware on March 10, 2023 to engage primarily in the acquisition and management of limited service hotels in the United States. We believe that the current hospitality real estate environment provides us the opportunity to acquire attractively priced hotel properties. We anticipate being able to increase the value of the Properties we acquire through applying sound acquisition policies and taking advantage of the disparity between the purchase price and the stabilized value and replacement costs of the properties. The Company expects to acquire the Properties at prices that are less than the stabilized values and replacement costs of the properties. The Manager, directly and through its oversight of the Operator, will apply aggressive expense reduction strategies to each Property. By doing so, the Manager expects to increase net revenues at each Property without any improvement in occupancy or room rates or gross revenues. The Company expects to generate positive cash flow from the Properties based on a number of factors, including reducing expenses, acquiring Properties in areas we believe are business destinations, operating the Properties under widely recognized brands and acquiring the Properties at prices below the current replacement costs. See “Description of Business.”

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Operating Results

As of the date of this Offering Circular, we have not commenced operations. We expect to use substantially all of the net proceeds from this offering to invest in and manage a diverse portfolio of hotel properties. To meet our need for cash, we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue, we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase the Properties and conduct our operations from the proceeds of this offering, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of date of this Offering Circular, we have not any investments, and our total operating assets consist of $10,000 in cash. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

If we are unable to raise the maximum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. To the extent that we have insufficient funds for maintenance and repair of the Properties, we may establish reserves from gross offering proceeds or out of cash flow from operations.

We currently have no outstanding debt. Once we have fully invested the proceeds of this offering, we expect our debt financing to be approximately 70% of the value of our assets. Our charter does not limit us from incurring debt.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to the Manager and its affiliates. During our organization and offering stage, these payments will include payments to the Manager for reimbursement of certain organization and offering expenses. During our acquisition and development stage, we expect to make payments to the Manager and its affiliates in connection with the selection and purchase of the Properties, the management of the Properties and costs incurred by the Manager and its affiliates in providing services to us. For a discussion of the compensation to be paid to the Manager and its affiliates, see “Management Compensation.”

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as incurring indebtedness, which would likely not be possible for the Company. However, if such financing will available, because we are a development stage company with no operations to date, we would likely have to pay additional costs in order to obtain such debt financing. If the Company cannot raise additional proceeds through a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, stockholders would lose all of their investment.

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There can be no assurance of the Company’s ability to accomplish its business strategy or that additional capital will be available to the Company. If so, the Company’s investment objective will be adversely affected and the Company may not be able to execute on its business plan. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into Shares of the Company, your investment will be diluted as a result of such issuance.

Plan of Operations

We intend to execute on our proposed business plan of acquiring limited service hotels throughout the United States. See “Description of Business.” The number of Properties that we will be able to acquire will depend on how quickly we are able to raise funds through this offering and the availability of debt financing. We expect the proceeds of this offering, together with funds from third party financings, will be sufficient for us to implement our business plan and that no additional equity, other than the proceeds of this offering, will need to be raised over the next six months in order to implement our business plan.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with the Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Phoenix American Entities

General

The officers and the key real estate professionals of the Manager, who perform services for us also perform such services for the Manager, are also officers, directors, managers, and/or key professionals of our sponsor and other Phoenix American entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of the Manager may organize other real estate programs and acquire for their own account real estate investments that may be suitable for us.

Allocation of Property Opportunities

We rely on the Manager’s executive officers and key real estate professionals to identify suitable investments. Other Phoenix American entities also rely on these same key real estate professionals. The Manager has in the past, and expects to continue in the future, to establish and sponsor additional offerings, and to continue to offer investment opportunities primarily through the Phoenix American platform, including offerings that will acquire or invest in commercial real estate investment. The Manager has previously organized, as of the date of this Offering Circular, the following similar programs:

●	American Hospitality Properties Fund I, LLC, which was formed to acquire limited service hotels and has aggregate assets of approximately $33.0 million.

●	American Hospitality Properties Fund III, LLC, which was formed to acquire limited service hotels and has aggregate assets of approximately $32.0 million.

●	Lakemore-Phoenix Investment Platform A, LLC, which was formed to acquire a specific portfolio of limited service hotels and has aggregate assets of approximately $76.4 million.

●	Lakemore-Phoenix Investment Platform B, LLC, which was formed to acquire a specific portfolio of limited service hotels and has aggregate assets of approximately $106.0 million.

●	APIP-C Borrower, LLC, which was formed to acquire a specific portfolio of limited service hotels and has aggregate assets of approximately $28.5 million.

Each of these programs is ongoing and none of these programs has passed the liquidation date that was disclosed in the offering document for each such program. As a result, the Manager has not liquidated any prior investment programs.

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These additional programs have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one program, the Investment Committee will allocate it according to the policies and procedures adopted by the Manager. Any allocation of this type may involve the consideration of a number of factors that the Investment Committee determines to be relevant. The factors that the members of the Investment Committee could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

●	our investment objectives and criteria and those of the other Phoenix American programs entities;

●	our cash requirements of our sponsor and those of the other Phoenix American program entities;

●	the effect of the investment on the diversification of the other Phoenix American entities’ portfolio by type of investment, and risk of investment;

●	the policy of our sponsor or the other Phoenix American entities relating to leverage;

●	the anticipated cash flow of the asset to be acquired;

●	the income tax effects of the purchase on our sponsor or the other Phoenix American entities;

●	the size of the investment; and

●	the amount of funds available to our sponsor or the Phoenix American entities.

If, given all factors considered, a property is equally appropriate for more than one Phoenix American entity, the determining factor will be decided by which entity has had investable funds available for the longest period of time.

If a subsequent event or development causes any investment, in the opinion of the Investment Committee, to be more appropriate for another Phoenix American entity, they may offer the investment to such entity.

Except under any policies that may be adopted by the Manager, which policies will be designed to minimize conflicts among the Phoenix American programs, no Phoenix American program, including the Company, will have any duty, responsibility or obligation to refrain from:

●	engaging in the same or similar activities or lines of business as any Phoenix American program investment opportunity;

●	doing business with any potential or actual lender, purchaser, seller or competitor of any Phoenix American program;

●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual lenders, purchasers, seller or customers of any Phoenix American program;

●	making operational and financial decisions that could be considered to be detrimental to another Phoenix American program.

In addition, any decisions by the Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one Phoenix American program more than another Phoenix American program or limit or impair the ability of any Phoenix American program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular Phoenix American program that such arrangements or agreements include or not include another Phoenix American program, as the case may be. Any of these decisions may benefit one Phoenix American program more than another Phoenix American program.

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Allocation of Our Affiliates’ Time

We rely on the Manager’s key real estate professionals, including Mr. Nelson, for the day-to-day operation of our business. Mr. Nelson, in his capacity as the Chief Executive Officer of the Manager, also, provider services to other Phoenix American programs. As a result of his interests in other Phoenix American programs, his obligations to other stockholders and the fact that he engages in and will continue to engage in other business activities on behalf of himself and others, Mr. Nelson will face conflicts of interest in allocating his time among us and other Phoenix American programs and other business activities in which he is involved. However, we believe that the Manager and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the Phoenix American programs for which they work.

Receipt of Fees and Other Compensation by the Manager and its Affiliates

The Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence the Manager’s advice to us as well as the judgment of affiliates of the Manager, some of whom also serve as the Manager’s officers and the key real estate professionals. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in the management agreement involving the Manager and its affiliates;

●	public offerings of equity by us, which will likely entitle the Manager to increased acquisition fees, origination fees, asset management fees and other fees;

●	acquisitions of investments at higher purchase prices, which entitle the Manager to higher acquisition fees, origination fees and asset management fees regardless of the quality or performance of the investment;

●	borrowings up to or in excess of our stated borrowing policy to acquire investments, which borrowings will increase asset management fees payable by us to the Manager;

●	whether and when we seek to list our Shares on a stock exchange or other trading market;

●	whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate and debt finance professionals of our sponsor who are performing services for us on behalf of the Manager for consideration that would be negotiated at that time and may result in these real estate and debt finance professionals receiving more compensation from us than they currently receive from our sponsor;

●	whether and when we seek to sell the company or its assets; and

●	whether and when we merge or consolidate our assets with other companies, including companies affiliated with the Manager.

Duties Owed by Some of Our Affiliates to the Manager and the Manager’s Affiliates

The Manager’s officers and the key real estate professionals performing services on our behalf also perform such services to the following entities:

●	Phoenix American Hospitality, LLC, the Manager;

●	PAH Management, LLC, the Operator; and

●	other Phoenix American entities (see “— Allocation of Property Opportunities” above).

As a result, they owe duties to each of these entities and their equity holders. These duties may from time-to-time conflict with the duties that they owe to us.

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Indemnification Agreements

We intend to enter into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our charter and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. See “Management — Limitations on Director and Officer Liability and Indemnification.”

Certain Conflict Resolution Measures

Independent Representative

If the Manager or its affiliates have a conflict of interest with us that is not otherwise covered by an existing policy we have adopted or a transaction is deemed to be a “principal transaction,” the Independent Representative will review and approve such transactions. Principal transactions are defined as transactions between the Manager or its affiliates, on the one hand, and us or one of our subsidiaries, on the other hand. The Manager is only authorized to execute principal transactions with the prior approval of the Independent Representative and in accordance with applicable law. Such prior approval may include but not be limited to pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.

Our Policies Relating to Conflicts of Interest

In addition to the provisions in the management agreement described below and the Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with the Manager, its officers or any of its affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to these conflicts of interest policies, we may not engage in the following types of transactions unless such transaction is approved by the Independent Representative:

●	sell or lease any investments to the Manager, its officers or any of their affiliates; and

●	acquire or lease any investments from the Manager, its officers or any of its affiliates.

We may, however, purchase an investment from another Phoenix American entity in the event that such entities initially acquire an investment that is suitable for us at a time when we are unable to do so, with the intention of providing us the opportunity to acquire the investment at a later date when we are able to acquire the investment. We will not purchase investments from another Phoenix American entity in these circumstances without a determination by the Independent Representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to other Phoenix American entity.

These conflicts of interest policies may be amended at any time in the sole discretion of our board of directors.

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Other Management Agreement Provisions Relating to Conflicts of Interest

The management agreement contains many other restrictions relating to conflicts of interest including the following:

Term of the Manager. The management agreement provides that the Manager will serve as our manager for an indefinite term, but that the Manager may be removed by us, or may choose to withdraw as manager, under certain circumstances. Our board of directors may remove the Manager at any time with 30 days’ prior written notice for “cause.” Unsatisfactory financial performance does not constitute “cause” under the management agreement. The Manager may withdraw as manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of the Manager, it will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. See “Management—Term and Removal of the Manager.”

Other Transactions Involving Affiliates. Before engaging in a transaction involving an affiliate, the Manager must conclude that all other transactions between us and our sponsor, the Manager, any of their officers or directors, or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. See “Management—Investment Committee of the Manager.”

DESCRIPTION OF CAPITAL STOCK AND CERTAIN PROVISIONS OF DELAWARE LAW, OUR CHARTER AND BYLAWS

The following description of our capital stock, certain provisions of Delaware law and certain provisions of our charter and bylaws, which will be in effect upon commencement of this offering, are summaries and are qualified by reference to Delaware law and our charter and bylaws, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Additional Information.” References in this section to “we,” “our,” “us” and “our company” refer to American Hospitality Properties REIT II, Inc.

General

We were incorporated in Delaware on March 10, 2023. Our charter authorizes us to issue: (i) 10,000,000 shares of common stock, $0.01 par value per share and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share. We may increase the number of shares of common or preferred stock without stockholder consent. At this time, we have not issued any preferred stock. As of the date of this offering circular, we have issued 1,000 shares of common stock to the Manager.

We intend to have a December 31st fiscal year end. In addition, we intend to qualify as a REIT and to be taxed as a REIT under the Code beginning with the year ending December 31, 2024.

Common Stock In General

Holders of our common stock will be entitled to receive such dividends as declared from time to time by our Board of Directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held) in the assets that remain after we pay our liabilities and any preferential dividends owed to preferred stockholders. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption, or appraisal rights. Our common stock will be non-assessable by us upon our receipt of the consideration for which our Board of Directors authorized its issuance.

Our Board of Directors has authorized the issuance of shares of our common stock without certificates. We will not issue shares in certificated form. Information regarding restrictions on the transferability of our shares that, under Delaware law, would otherwise have been required to appear on our stock certificates will instead be furnished to stockholders upon request and without charge.

Through our Transfer Agent, KoreConX, we maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Voting Common Stock

Subject to the restrictions in our charter on transfer and ownership of shares and except as may otherwise be specified in the charter, the holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect the entire Board of Directors. Except as set forth in our charter, including any articles supplementary with respect to any series of preferred stock we may issue in the future, the holders of our common stock will possess exclusive voting power. Our charter does not provide for cumulative voting in the election of its directors.

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Preferred Stock

Our charter authorizes our Board of Directors to designate and issue one or more classes or series of preferred stock without approval of our common stockholders. Our Board of Directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences, and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our Board of Directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Preferred Stock to Meet 100 Investor REIT Requirement.

Following completion of this offering, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet certain of the qualification requirements for taxation as a REIT under the Code, we may undertake to issue and sell up to approximately 125 shares of a new series of preferred stock in a private placement to up to approximately 125 investors who qualify as “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the Securities Act). The preferred stock is expected to be perpetual, pay an annual market dividend for securities of this type and be redeemable by us at a premium to the aggregate liquidation value. For example, if we issue 125 shares of preferred stock with a liquidation price of $1,000 per share and an annual dividend of 12.5%, we would raise additional capital of $125,000 and be required to pay or set aside for payment, in the aggregate, approximately $15,625 annually, before any dividends on shares of our common stock could be made.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, on a date and at the time and place set by our Board of Directors.

Special meetings of stockholders may be called by the chairman of our Board of Directors, chief executive officer, president or our Board of Directors. In addition, a special meeting of the stockholders must be called to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting and the satisfaction by such stockholders of certain procedural requirements set forth in the Bylaws.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. The affirmative vote of a plurality of all votes cast is sufficient to elect a director. Unless otherwise provided by the Delaware General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is sufficient to approve any other matter which properly comes before the meeting.

Under the Delaware General Corporation Law, a Delaware corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Delaware corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Except for amendments of our charter relating to the restrictions on transfer and ownership of shares and the vote required to amend certain provisions of our charter and except for those amendments permitted to be made without stockholder approval under Delaware law or by specific provision in the charter, any amendment to our charter will be valid only if it is declared advisable by our Board of Directors and approved by the affirmative vote of holders of shares entitled to cast at least two-thirds of all votes entitled to be cast on the matter.

Restrictions on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences will not apply to any period prior to the second year for which we elect to be taxable as a REIT. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

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To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock unless exempted by our Board of Directors. Our Board of Directors may waive 9.8% ownership limitations with respect to a particular person if our Board of Directors receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons. These 9.8% ownership limitations will apply as of the first date of the second taxable year for which we elect to be treated as a REIT, which will be January 1, 2025 assuming we elect to be treated as a REIT for the taxable year ending December 31, 2024. However, our charter will also prohibit any actual, beneficial or constructive ownership of our shares that causes us to fail to qualify as a REIT (including any ownership that would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such) and such ownership limitation shall not be waived. In addition, our charter prohibits a person from owning actually or constructively shares of our outstanding capital stock if such ownership would result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules to fail to qualify as such.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would otherwise cause us to fail to qualify as a REIT (including by virtue of us being “closely held” or through our receipt of related party tenant income) will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. Any attempted transfer of our shares that, if effective, would result in our shares being owned by fewer than 100 persons will be null and void. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or dividends in trust, and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and dividends on the shares held in trust and will hold such dividends or dividends in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess will be paid to the trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons will provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

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The foregoing restrictions will continue to apply until our Board of Directors determines it is no longer in our best interest to continue to qualify as a REIT. The 9.8% ownership limitations described above do not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our Board of Directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner will also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of us that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Investment Criteria, Minimum Investment and Transfer Restrictions

Pursuant to the requirements of Section 18(b)(4)(D)(ii) of the Securities Act and Rule 251(d)(2)(i)(C) of Regulation A, purchasers of our common stock must be “qualified purchasers,” which means that they are required to satisfy certain investment criteria regarding their net worth or income. Purchasers must either (i) be an accredited investor or (ii) if you are not an accredited investor, the investment in the shares is not more than 10% of the greater of: (a) if you are a natural person: (1) your individual net worth, or joint net worth with your spouse, excluding the value of your primary residence; or (2) your individual income, or joint income with your spouse, received in each of the two most recent years and you have a reasonable expectation that an investment in the shares will not exceed 10% of your individual or joint income in the current year or (b) if you are not a natural person, (1) your revenue, as of your most recently completed fiscal year end; or (2) your net assets, as of your most recently completed fiscal year end. See “Investment Criteria” on page 1 of this offering circular for more information.

No stockholder shall, without the prior written approval of our Board of Directors, transfer any shares of Capital Stock if, in the opinion of counsel, such transfer would result in our being required to become a reporting company under the Exchange Act. Any such transfer shall be void ab initio and the intended transferee shall acquire no rights in such shares of Capital Stock. This restriction shall not apply at any time (i) that we have a class of securities registered under the Exchange Act or are filing reports pursuant to Section 13 or 15(d) under the Exchange Act or (ii) after our Board of Directors adopts a resolution to such effect.

All subsequent sales must comply with applicable state and federal securities laws.

The minimum investment required in this offering is 500 shares of common stock, or $5,000 based on the initial Transaction Price. Pursuant to a board policy, you may not transfer your shares of common stock in a manner that causes you or your transferee to own fewer than the number of shares of common stock required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and transfers by operation of law. These minimum investment requirements are applicable unless and until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares of common stock. We cannot assure you that our shares of common stock will ever be listed on a national securities exchange.

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Dividends

We expect that we will declare and pay dividends on a quarterly basis, or more or less frequently as advised by the Manager, in arrears, based on daily record dates. Any dividends we make will be following consultation with the Manager, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time. Neither we nor the Manager has pre-established a percentage range of return for dividends to stockholders. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

Generally, our policy will be to pay dividends from cash flow from operations. During our offering stage, when we may raise capital in this offering more quickly than we acquire income-producing assets, and for some period after our offering stage, we may not be able to pay dividends solely from our cash flow from operations. Further, because we may receive property income or other revenue at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare dividends in anticipation of cash flow that we expect to receive during a later period and we will pay these dividends in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings or lines of credit to fund our dividends. We may also fund such dividends from the sale of assets or other investments. Our charter permits us to pay dividends from any source, including offering proceeds or borrowings (which may constitute a return of capital), and our charter does not limit the amount of funds we may use from any source to pay such dividends. If we pay dividends from sources other than our cash flow from operations, we will have less funds available for investment in properties and other assets.

To maintain our qualification as a REIT, we must make aggregate annual dividends to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. See “U.S. Federal Income Tax Considerations – Requirements for Qualification – Annual Distribution Requirements.” Our Board of Directors may authorize dividends in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our Board of Directors deems relevant.

Dividends that you receive, and which are not designated by us as capital gain dividends, will generally be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. To the extent any portion of your distribution is not from current or accumulated earnings and profits, it will not be subject to tax immediately; it will be considered a return of capital for tax purposes and will reduce the tax basis of your investment (and potentially result in taxable gain upon your sale of the stock). Dividends that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. See “U.S. Federal Income Tax Considerations—Taxation of Stockholders – Taxation of Taxable Domestic Stockholders – Dividends” for an additional discussion of these rules. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Other Provisions

Advance Notice of Director Nominations and Stockholder Proposals

Our bylaws include advance notice and informational requirements and time limitations on any director nomination or proposal that a stockholder wishes to make at a meeting of stockholders, as described above. A failure to comply with these timing and informational requirements can result in a stockholder’s director nomination or proposal not being considered at a meeting of stockholders.

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Meetings of Stockholders; Action by Written Consent

Our bylaws, annual and special meetings of stockholders are to be held at a date and time as determined by the board of directors. Special meetings of our stockholders may only be called by a majority of our board of directors. At any meeting of stockholders, only business that was properly brought before the meeting will be transacted. Our bylaws also provide that a majority of votes cast by the shares present in person or represented by proxy at any meeting of stockholders and entitled to vote thereat shall decide any question (other than the election of directors) brought before such meeting, except in any case where a larger vote is required by the Delaware General Corporation Law, our charter, our bylaws or otherwise. In addition, our stockholders do not have the authority to call a special stockholder meeting or to take action by unanimous or partial written consent in lieu of an annual or special meeting.

Removal of Directors

Our bylaws provide that any or all of the directors may be removed at any time, either with or without cause, by a vote of our stockholders at a special meeting called for that purpose; provided, however that a vote of a majority of the shares outstanding and entitled to vote is required to effect any such removal. This provision may delay or prevent our stockholders from removing incumbent directors.

The provisions described above and certain statutory anti-takeover provisions could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Indemnification and Limitation of Directors’ and Officers’ Liability

Delaware Corporate Law

The Company is a Delaware corporation. Section 102 of the Delaware Corporation Law permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for certain breaches of the director’s fiduciary duty, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or unlawful stock repurchases or redemptions or (4) transactions from which the director received an improper personal benefit. Our charter eliminates the liability of directors to the fullest extent permissible under Delaware law.

Section 145 of the Delaware Corporate Law, or Section 145, authorizes a corporation to indemnify its directors, officers, employees and agents against certain liabilities (including attorney’s fees, judgments, fines and expenses) they may incur in their capacities as such in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers have a right to indemnification against expenses where they have been successful on the merits or otherwise in defense of such actions. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 also authorizes a corporation to advance expenses incurred in defending such actions, suits or proceedings in advance of their final disposition. Section 145 empowers the corporation to purchase and maintain insurance on behalf of any directors, officers, employees and agent, against any liability asserted against such person and incurred by such person in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

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Section 145 provides that the indemnification provided thereby is not exclusive of any other indemnification rights that may exist under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

Our Bylaws and Charter

Our charter includes provisions eliminating the personal liability of our directors to the fullest extent permitted by Delaware Corporate Law, and our bylaws include provisions indemnifying our directors and officers to the fullest extent permitted by Delaware Corporate Law. The limitation of liability and indemnification provisions in our charter and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though a derivative action, if successful, might otherwise benefit us and our stockholders. In addition, the value of investments in our securities may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Our bylaws provide indemnification to directors and officers for all actions taken by them in their capacities as directors and officers and for all failures to take action in their capacities as directors and officers to the fullest extent permitted by Delaware Corporate Law against all expense, liability and loss reasonably incurred or suffered by them in connection with any threatened, pending or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of our Company), whether civil, criminal, administrative or investigative. Our bylaws provide advancement of expenses to directors and officers upon receipt of an undertaking by such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to indemnification. Our bylaws also permit us, by action of our board of directors, to indemnify or advance expenses to our employees and agents of our Company to the same extent as directors and officers. Amendments, repeals or modifications of this provision of our bylaws can only be prospective and no such change may reduce the limitations of director’s liability or limit indemnification or advancement of expenses unless adopted by the unanimous vote of all of the directors then serving or the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote in elections of directors. Our bylaws further permit us to maintain insurance, at our expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Delaware Corporate Law against any such expenses, liability or loss.

Under Delaware law, our directors will remain liable for the following:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

●	the payment of dividends, stock repurchases or redemptions that are unlawful under Delaware law; and

●	any transaction in which the director receives an improper personal benefit.

We maintain directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

Transfer Agent and Registrar

We will use our existing website www.phoenixamericanhospitality.com/investorkit/, to provide notification of the offering. The Transfer Agent for this offering is KoreConX. This Offering Circular will be furnished to prospective investors at www.phoenixamericanhospitality.com/investorkit/ via download 24 hours per day, 7 days per week on our website.

Payments for subscriptions must be transmitted directly by check or wire to the specified bank account maintained by the Manager pursuant to the instructions in the subscription agreement.

To ensure that any account changes or updates are made promptly and accurately, all changes and updates should be directed to the Transfer Agent, including any change to a stockholder’s address, ownership type, or distribution mailing address.

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DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF

AHP REIT II OP, LP

The following summary of the terms of the Agreement of Limited Partnership of our Operating Partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of AHP REIT II OP, LP, a copy of which is an exhibit to the offering statement of which this offering circular is a part. See “Additional Information.” References in this section to “we,” “our,” “us” and “our company” refer to American Hospitality Properties REIT II, Inc.

Management

We are the sole general partner of our Operating Partnership, which is organized as a Delaware limited partnership. We will conduct all of our operations and make all of our investments through our Operating Partnership. Pursuant to the partnership agreement, we have full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, pay dividends to partners, and to cause changes in our Operating Partnership’s business activities. The partnership agreement will require that our Operating Partnership be operated in a manner that permits us to qualify as a REIT.

Transferability of General Partner Interests

We may voluntarily withdraw from our Operating Partnership or transfer or assign our interest in our Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets without obtaining the consent of limited partners if either:

●	following such transaction, the equity holders of the surviving entity are substantially identical to our existing stockholders;

●	as a result of such a transaction, all limited partners (other than our company), will receive for each common unit an amount of cash, securities and other property equal in value to the greatest amount of cash, securities and other property paid in the transaction to a holder of shares of our common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of OP Units (other than those held by our company or its subsidiaries) shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer;

●	if immediately after such a transaction (i) substantially all of the assets of the successor or surviving entity, other than OP Units held by us, are owned, directly or indirectly, by our Operating Partnership, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of OP Units (other than those held by our company or its subsidiaries) shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of our common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

●	the transaction is to a wholly-owned subsidiary.

Following such transfers the General Partner may withdraw as the general partner.

Limited partners generally have no voting or consent rights, except as set forth above and for certain amendments to the partnership agreement. Amendments to reflect the issuance of additional partnership interests or to set forth or modify the designations, rights, powers, duties and preferences of holders of any additional partnership interests in the partnership may be made by the general partner without the consent of the limited partners. In addition, amendments that would not adversely affect the rights of the limited partners in any material respect and certain other specified types of amendments may be made by the general partner without the consent of the limited partners. Otherwise, amendments to the partnership agreement that would adversely affect the rights of the limited partners in any material respect must be approved by limited partners holding a majority of the OP Units (including the OP Units held by our company and our affiliates) and, if such amendments would modify certain provisions of the partnership agreement relating to dividends, allocations, and redemptions, among others, the consent of a majority in interest of the OP Units held by limited partners (other than our company and our affiliates) is required if such an amendment would disproportionately affect such limited partners. In addition, any amendment to the partnership agreement that would convert a limited partner interest into a general partner interest (except for our acquiring such interest) or modify the limited liability of a limited partner would require the consent of each limited partner adversely affected or otherwise will be effective against only those limited partners who provide consent.

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Capital Contributions

We will contribute, directly, to our Operating Partnership substantially all of the net proceeds from this offering and the private placement to our Sponsor as our initial capital contribution in exchange for OP Units. The partnership agreement provides that if our Operating Partnership requires additional funds at any time in excess of funds available to our Operating Partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, if we issue any additional equity securities, we are obligated to contribute the proceeds from such issuance as additional capital to our Operating Partnership and we will receive additional OP Units with economic interests substantially similar to those of the securities we issued. In addition, if we contribute additional capital to our Operating Partnership, we generally will revalue the property of our Operating Partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. Our operating partnership may issue preferred partnership interests, in connection with acquisitions of property, our issuance of preferred shares or otherwise, which could have priority over common partnership interests with respect to dividends from our Operating Partnership, including the partnership interests we own.

Redemption Rights

Pursuant to the partnership agreement, any future limited partners, other than our company or our subsidiaries (except to the extent described below), will receive redemption rights, which, beginning one year after issuance, will enable them to cause our Operating Partnership to redeem the OP Units held by such limited partners in exchange for cash or, at our option, shares of our common stock on a one-for-one basis. The cash redemption amount per common unit would be calculated as a percentage of the NAV per share in effect at the time of the redemption, determined in the same manner as payments under our stockholder redemption plan for shares of our common stock. The number of shares of our common stock issuable upon redemption of OP Units held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations. We expect to fund cash redemptions, if any, out of available cash or borrowings. To the extent we assume the redemption request by issuing shares of our common stock to a redeeming limited partner, the redeeming limited partner could then redeem those shares for cash pursuant to our stockholder redemption plan. The partnership agreement provides that, until such time as our common stock is listed for trading on a stock exchange, a limited partner may make its redemption request contingent on such limited partner’s OP Units either (i) being redeemed by the Operating Partnership for cash or (ii) being acquired by us in exchange for shares of our common stock and then those shares being redeemed pursuant to our stockholder redemption plan. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of common stock to the redeeming limited partner could cause:

●	the redeeming partner or any other person to violate any of the restrictions on ownership and transfer of our stock contained in our charter;

●	a termination of our Operating Partnership for U.S. federal or state income tax purposes (except as a result of the redemption of all units other than those owned by us);

●	our Operating Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption of all units other than those owned by us);

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●	our Operating Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code);

●	any portion of the assets of our Operating Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;

●	our Operating Partnership to become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code, that is taxable as a corporation for U.S. federal income tax purposes;

●	our Operating Partnership to be regulated under the Investment Company Act, the Investment Advisers Act, or ERISA; or

●	an adverse effect on our ability to continue to qualify as a REIT or, except with our consent, cause any taxes to become payable by us under Section 857 or Section 4981 of the Code.

We may, in our sole and absolute discretion, waive any of these restrictions.

In addition to the foregoing, (i) to the extent we redeem common stock of the REIT, the Operating Partnership may redeem common units held by the REIT in order to give effect to such redemption of common stock and (ii) the Operating Partnership may make certain other anti-dilutive adjustments to the REIT’s ownership of common units in order to effect the varying economic arrangements between the REIT on the one hand and the other investors in the Operating Partnership on the other hand (i.e., the disproportionate bearing of certain fees and expenses).

Reimbursement of Expenses

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership, our Operating Partnership will pay all of our administrative costs and expenses, including:

●	all expenses relating to our formation and continuity of existence and operation;

●	all expenses relating to our organizational costs and the costs of this offering;

●	all expenses relating to registrations and repurchases of securities;

●	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;

●	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;

●	all expenses for compensation of our directors, director nominees and officers; and

●	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our Operating Partnership.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Delaware law to manage our company in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our Operating Partnership, will have fiduciary duties under applicable Delaware law to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. The limited partners of our Operating Partnership expressly will acknowledge that, as the general partner of our Operating Partnership, we are acting for the benefit of our Operating Partnership, the limited partners and our stockholders collectively. When deciding whether to cause our Operating Partnership to take or decline to take any actions, we, as the general partner, will be under no obligation to give priority to the separate interest of (i) the limited partners in our Operating Partnership (including, without limitation, tax considerations of our limited partners except as provided in a separate written agreement) or (ii) our stockholders.

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Dividends

The partnership agreement will provide that, subject to the terms of any preferred partnership interests, our Operating Partnership will make non-liquidating dividends at such time and in such amounts as determined by us in our sole discretion, to us and the limited partners in accordance with their respective percentage interests in our Operating Partnership.

Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of the partnership (including depreciation and amortization deductions) for each taxable year generally will be allocated to us and the other limited partners in accordance with the respective percentage interests in the partnership, subject to certain allocations to be made with respect to LTIP Units as described below or the terms of any preferred partnership interests or to effect the varying economic arrangements between the REIT on the one hand and the other investors in the Operating Partnership on the other hand (i.e., the disproportionate bearing of certain fees and expenses). All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the general partner, shall have the authority to elect the method to be used by our Operating Partnership for allocating taxable items with respect to any contributed property acquired in connection with this offering or thereafter for which fair market value differs from the adjusted tax basis at the time of contribution, or with respect to properties that are revalued and carried for purposes of maintaining capital accounts at a value different from adjusted tax basis at the time of revaluation, and such election shall be binding on all partners.

LTIP Units

We may cause our Operating Partnership to issue LTIP Units, which are intended to qualify as “profits interests” in our Operating Partnership for U.S. federal income tax purposes, to persons providing services to our Operating Partnership. LTIP Units may be issued subject to vesting requirements, which, if they are not met, may result in the automatic forfeiture of any LTIP Units issued. Generally, LTIP Units will be entitled to the same non-liquidating distributions and allocations of profits and losses as the OP Units on a per unit basis.

As with OP Units, liquidating distributions with respect to LTIP Units are made in accordance with the positive capital account balances of the holders of these LTIP Units to the extent associated with these LTIP Units. However, unlike OP Units, upon issuance, LTIP Units generally will have a capital account equal to zero. Upon the sale of all or substantially all of the assets of our Operating Partnership or a book-up event for tax purposes in which the book values of our Operating Partnership’s assets are adjusted, holders of LTIP Units will be entitled to priority allocations of book gain that may be allocated by our Operating Partnership to increase the value of their capital accounts associated with their LTIP Units until these capital accounts are equal, on a per unit basis, to the capital accounts associated with the OP Units. However, if, following the issuance of an LTIP Unit, the assets of the operating partnership are booked down in connection with a book-up event prior to a time at which the LTIP Unit has been specially allocated book gain in an amount necessary to bring its associated capital account balance to the same level as the capital account balance of an OP Unit, book-up gains with respect to subsequent book-up events will not be specially allocated on a priority basis to the LTIP Unit until the cumulative book-up gains of the operating partnership exceed cumulative book losses of the operating partnership during the period from the issuance of such LTIP Unit through the date of such allocation. The amount of these priority allocations will determine the liquidation value of the LTIP Units. In addition, once the capital account associated with a vested LTIP Unit has increased to an amount equal, on a per unit basis, to the capital accounts associated with the OP Units, that LTIP Unit generally may be converted into an OP Unit. The book gain that may be allocated to increase the capital accounts associated with LTIP Units is comprised in part of unrealized gain, if any, inherent in the property of our Operating Partnership on an aggregate basis at the time of a book-up event. Book-up events are events that, for U.S. federal income tax purposes, require a partnership to revalue its property and allocate any unrealized gain or loss since the last book-up event to its partners. Book-up events generally include, among other things, the issuance or redemption by a partnership of more than a de minimis partnership interest.

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LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right. LTIP Units, generally, vote with the OP Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.

Term

Our operating partnership will continue indefinitely, or until sooner dissolved upon:

●	our bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

●	the sale or other disposition of all or substantially all of the assets of our Operating Partnership;

●	an election by us in our capacity as the general partner; or

●	entry of a decree of judicial dissolution.

Tax Matters

Our partnership agreement will provide that we, as the sole general partner of our Operating Partnership, will be the tax matters partner or partnership representative of our Operating Partnership and will have authority to handle tax audits and to make tax elections under the Code on behalf of our Operating Partnership.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

●	the tax consequences to you may vary depending on your particular tax situation;

●	special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a person holding their interest through a partnership or similar pass-through entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to market our common stock or preferred stock, a U.S. expatriate, a U.S. stockholder (as defined below) whose functional currency is not the U.S. dollar or are otherwise subject to special tax treatment under the Code;

●	this summary does not address state, local or non-U.S. tax considerations;

●	this summary does not address other federal tax considerations aside from U.S. federal income taxes, such as alternative minimum taxes or estate taxes;

●	this summary assumes that stockholders hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code;

●	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below; and

●	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to American Hospitality Properties REIT II, Inc. and not our Operating Partnership or any other subsidiary.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts, and that a court could agree with the IRS. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we will operate American Hospitality Properties REIT II, Inc. and its subsidiaries and affiliated entities in accordance with their applicable organizational documents.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

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Taxation of our Company

General

We intend to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2024. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable us to qualify as a REIT beginning with our taxable year ending December 31, 2024. Our qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and gross income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Requirements for Qualification—Failure to Qualify.”

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation.

However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

●	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. See “—Requirements for Qualification—Annual Distribution Requirements.”

●	If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “—Requirements for Qualification—Prohibited Transactions.”

●	If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property will be subject to tax at the highest corporate rate. See “—Requirements for Qualification—Prohibited Transactions” and “—Requirements for Qualification—Foreclosure Property.”

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●	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability. See “—Requirements for Qualification—Income Tests.”

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations. See “—Requirements for Qualification—Asset Tests.”

●	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure. See “—Requirements for Qualification—Failure to Qualify.”

●	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits. See “—Requirements for Qualification—General.”

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

●	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years. See “—Requirements for Qualification—Annual Distribution Requirement.”

●	We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRS) if arrangements among us, our tenants and/or our TRS are not comparable to similar arrangements among unrelated parties. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

●	We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 35%. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets.”

●	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Dividends.”

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●	We may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

General

We intend to elect to be taxed as a REIT under the Code effective with our taxable year ending December 31, 2024 or such later date as determined by our Board of Directors. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and dividends of income to stockholders, beginning with our taxable year ending December 31, 2024, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder;

(9)	that has no earnings and profits from any non-REIT taxable year as of a successor to any subchapter C corporation at the close of any taxable year; and

(10)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, we currently intend to be our taxable year ending December 31, 2024).

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We believe that after the offering we will have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above (as described in “Description of Shares—Restriction on Ownership of Shares.”). These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. In addition, to the extent necessary to assist us in obtaining a sufficient number of stockholders to meet condition (5), we may issue 125 shares of a new series of preferred stock in a private offering.

We intend to comply with condition (7) above by electing to be taxed as a REIT as part of our U.S. federal income tax return for our taxable year ending December 31, 2024.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

In addition, as described in condition (9) above, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon our election to be taxable as a REIT, any earnings and profits that we may have accumulated while we were taxable as a C corporation would have to be distributed no later than the end of the first year for which we elect REIT status. If we fail to do so, we would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless we are able to rely on certain relief provisions.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met. REITs that take advantage of this relief provision must pay a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met. Again, REITs that take advantage of this relief provision must pay a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states. Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any wholly-owned domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

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In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation (other than a TRS). See “—Requirements for Qualification—Asset Tests” and “—Requirements for Qualification—Income Tests.”

Taxable REIT Subsidiaries. A TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if we have a TRS that owns, directly or indirectly, securities representing more than 35% of the voting power or value of a subsidiary corporation, that subsidiary would also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We may own interests in one or more TRSs that may perform certain services for our tenants, receive management fee income and/or hold interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to pay dividends to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

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Our Relationship with Our TRSs

We intend to purchase hotels to be leased to our TRSs (or disregarded subsidiaries of the TRS).

In transactions involving our TRSs, our intent is that the rents paid to us by the TRSs qualify as “rents from real property” under the REIT gross income tests summarized above. In order for this to be the case, the manager operating on behalf of the applicable TRS must be an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code, and the hotels leased to the TRS must be “qualified lodging facilities” within the meaning of Section 856(d)(9)(D) of the Code. Qualified lodging facilities are defined as hotels, motels, or other establishments where more than half of the dwelling units are used on a transient basis, provided that legally authorized wagering or gambling activities are not conducted at or in connection with such facilities. Also included in the definition are the qualified lodging facility’s customary amenities and facilities.

For these purposes, a contractor qualifies as an “eligible independent contractor” if it is less than 35% affiliated with the REIT and, at the time the contractor enters into the agreement with the TRS to operate the qualified lodging facility, that contractor or any person related to that contractor is actively engaged in the trade or business of operating qualified lodging facilities for persons unrelated to the TRS or its affiliated REIT. For these purposes, an otherwise eligible independent contractor is not disqualified from that status on account of the TRS bearing the expenses of the operation of the operation of the qualified lodging facility, the TRS receiving the revenues from the operation of the qualified lodging facility, the TRS receiving the revenues from the operation of the qualified lodging facility, net of expenses for that operation and fees payable to the eligible independent contractor, or the REIT receiving income from the eligible independent contractor pursuant to a preexisting or otherwise grandfathered lease of another property.

We intend to engage the Operator that manages a number of qualified lodging facilities for parties other than us and our TRSs. We believe that the Operator qualifies as an eligible independent contractor because it is currently actively engaged in the trade or business of operating qualifying lodging facility and, at the time it enters into its initial management agreement with the Company, the Operator will not own, directly or through its stockholders, more than 35% of our outstanding shares, and no person or group of persons will own more than 35% of our outstanding shares and the outstanding ownership interests of the Operator. But if the IRS or a court determines that this is incorrect, then the rental income we receive from our TRSs in respect of properties managed by ineligible contractors would be non-qualifying income for purposes of the 75% and 95% gross income tests, jeopardizing our compliance with the 95% gross income test. Under those circumstances, however, we expect we would qualify for the gross income tests’ relief provision described above, and thereby would preserve our qualification as a REIT. If the relief provision were to apply to us, we would be subject to tax at a 100% rate on the amount by which we failed the 95% gross income test, with adjustments, multiplied by a fraction intended to reflect our profitability for the taxable year. Even though we have little or no non-qualifying income from other sources in a typical taxable year, imposition of this 100% tax in this circumstance could be material if a material number of the properties leased to our TRSs are managed for the TRS by ineligible contractors.

As explained above, we will be subject to a 100% tax if the IRS successfully asserts that the rents paid by our TRSs to us exceed an arm’s length rental rate. Although there is no clear precedent to distinguish for federal income tax purposes among leases, management contracts, partnerships, financings, and other contractual arrangements, we believe that our leases and our TRSs’ management agreements will be respected for purposes of the requirements of the IRC discussed above. Accordingly, we expect that the rental income from our TRSs will qualify as “rents from real property,” and that the 100% tax on excessive rents from a TRS will not apply.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Income Tests

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income generally must be derived from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities other than stock or securities held primarily for sale to customers in the ordinary course of our trade or business.

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Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the lessee would qualify as rents from real property had we earned the income directly. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We may directly or indirectly receive dividends from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These dividends generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the income and profits of any person. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as nonqualifying rents would jeopardize our status as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. For purposes of this analysis, real property includes ancillary personal property whose value is less than 15% of the total value of the collateral. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, the fair market value of the personal property is 15% or more of the total value of the collateral, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

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We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. In addition, we may be required to retest an otherwise qualifying mezzanine loan if we modify the loan and the modification results in a “significant modification” of the loan for tax purposes. The retesting is applied by comparing the value of the real property collateral at the time of the modification to the outstanding balance of the modified loan. In certain cases, this could result in a previously qualifying loan becoming unqualified in whole or in part. Moreover, if a mezzanine loan or other loan issued by a partnership or disregarded entity was recharacterized as equity for tax purposes, it would likely mean that we should be treated as owning a preferred partnership interest in the underlying assets and would have to include a share of property revenues and gains in our REIT income tests and asset tests as described below. Although loans between unrelated parties are generally respected as debt for tax purposes, no assurance could be given that such loans would not be recharacterized as equity. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize the REIT’s compliance with the REIT income and asset tests described below. In addition, the treatment of interest-like preferred returns in a partnership or a disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. In addition to the risk of loss of REIT status due to nonqualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

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Asset Tests

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1) at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt, and debt instruments issued by publicly offered REITs;

(2) not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3) except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4) not more than 20% of the value of our total assets may be represented by securities of one or more TRSs; and

(5) not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets will comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through a TRS or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. In such case we would be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

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In addition, see the discussion of investments in loans and preferred equity above under “Income Tests” and the discussion below under “Investments in Loans and Preferred Equity” for a discussion of how such investments could impact our ability to meet the asset tests.

Sale-Leaseback Transactions

We may make investments in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent redemptions. (See “— Taxation of U.S. Stockholders — Redemptions of Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.). If the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

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To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1) 85% of our REIT ordinary income for the year;

(2) 95% of our REIT capital gain net income for the year; and

(3) any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of dividends that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any dividends that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

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Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Dividends to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, dividends to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a five-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” Assuming we elect to be taxed as a REIT for the taxable year ending December 31, 2019, we do not believe we have acquired and do not currently expect to acquire assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

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Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or (3) that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Investments in Loans and Preferred Equity

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the combined fair market values of the personal and real property combined exceed the balance of the mortgage and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we generally will be treated as owing an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests described above. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as REIT. In addition, if the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a nonqualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or TRS.

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Tax Aspects of Investments in Partnerships

General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, directly or indirectly owns our properties (generally through lower-tier partnerships and disregarded entities, but the operating partnership also may hold properties through lower-tier REITs or TRSs or other taxable corporations).

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by the operating partnership in a lower-tier property partnership.

A partnership (that is not a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership or will be sufficient for us to make the distributions necessary for us to maintain our qualification as a REIT or avoid entity-level taxes. However, as the general partner of the operating partnership, we intend to cause the operating partnership to generally make distributions to us necessary for us to make distributions to our stockholders that will allow us to maintain our qualification as a REIT and to avoid entity-level taxes, but no assurance can be given that the operating partnership will be able to make such distributions.

Generally, an entity with two or more members formed as a partnership or non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership, if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or a disregarded entity, if it is treated as having one partner. As a result, if the operating partnership becomes wholly owned by us, it will cease to be a partnership for U.S. federal income tax purposes and become a disregarded entity.

Domestic unincorporated entities with more than one owner may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

●	interests in the partnership are traded on an established securities market; or

●	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership whose interests are not traded on an established securities market will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that the operating partnership or any other partnership in which we indirectly hold an interest will at all times satisfy such safe harbor. We reserve the right to not satisfy any safe harbor.

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If the operating partnership has greater than 100 partners for U.S. federal income tax purposes and did not meet any other safe harbor to avoid being treated as a publicly traded partnership, there is a risk that the right of a holder of operating partnership common units to redeem the units for cash (or common stock at our option) could cause operating partnership common units to be considered readily tradable on the substantial equivalent of a secondary market. If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the operating partnership to fail the 90% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90% gross income test, and thus it is possible that differences will arise that prevent us from satisfying the 90% gross income test.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Congress recently revised the rules applicable to federal income tax audits of partnerships (such as the operating partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of the operating partnership or one of its subsidiary partnerships.

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U.S. Federal Income Tax Considerations for Holders of Our Stock

The following summary describes the material U.S. federal income tax considerations to you of purchasing, owning and disposing of our stock. This summary assumes you hold shares of our stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

●	financial institutions, banks and thrifts;

●	insurance companies;

●	tax exempt entities (except to the extent discussed in “—Taxation of Tax-Exempt Holders of Our Stock”);

●	“S” corporations;

●	traders in securities that elect to mark to market;

●	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;

●	individual holders subject to the alternative minimum tax;

●	regulated investment companies and REITs;

●	non-U.S. corporations or partnerships, and persons who are not residents or citizens of the United States;

●	broker-dealers or dealers in securities or currencies;

●	U.S. expatriates;

●	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

●	U.S. persons whose functional currency is not the U.S. dollar; or

●	persons who receive our stock through the exercise of employee stock options or otherwise as compensation.

If you are considering purchasing our stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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When we use the term “U.S. holder,” we mean a holder of shares of our stock who, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if (A) a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions, or (2) it has a valid election in place to be treated as a U.S. person.

If you hold shares of our stock and are not a U.S. holder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes, you are a “non-U.S. holder.”

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Holders of Our Stock

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations, nor, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each c lass of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long term capital gains which are to be included in our stockholders’ long term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

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Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

●	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

●	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

●	receive a credit or refund for the amount of tax deemed paid by it;

●	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

●	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Net Operating Losses. Holders may not include in their individual income tax returns any of our net operating or capital losses. Instead these losses are generally carried over by us for potential offset against our future income.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by our company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Stock. A U.S. holder that sells or disposes of shares of stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares of stock for tax purposes. Except as provided below, this gain or loss will be long-term capital gain or loss if the holder has held such stock for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

(i)	is “substantially disproportionate” with respect to the U.S. stockholder;

(ii)	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or

(iii)	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,

all within the meaning of Section 302(b) of the Code.

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In determining whether any of these tests has been met, shares of our capital stock, including the common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Proposed Treasury regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our stock.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Stock.”

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our stock and the effective date of such provision. See “—Foreign Accounts.”

Information Reporting and Backup Withholding. We are required to report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Holders of our Stock.”

Taxation of Tax-Exempt Holders of Our Stock

Dividend income from us and gain arising upon a sale of our shares of stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on the transfer and ownership of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is publicly traded, we cannot guarantee that this will always be the case.

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Taxation of Non-U.S. Holders of Our Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.

Distributions Generally. Distributions that are neither attributable to gain from sales or exchanges by us of U.S. real property interests, or “ USRPIs,” nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. If such a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

1) a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN (or Form W-8BEN-E, as applicable) evidencing eligibility for that reduced treaty rate; or

2) the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the holder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits. That being said, for withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of USRPIs. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of USRPI, generally should not be subject to U.S. federal income taxation, unless:

1) the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a non-U.S. corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or

2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

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Pursuant to the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPI, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to any applicable alternative minimum tax, and any non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded holders of our stock that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified holders that are not also qualified holders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders of our stock should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability, provided the non-U.S. holder furnishes required information to the IRS on a timely basis. If we designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Stock. Except as described below, gain recognized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our stock generally will not be subject to U.S. taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (b) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury regulations.

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Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. holder of such stock would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if:

1) such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE American; and

2) such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period.

In addition, dispositions of our stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If gain on the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of the applicable class of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Stock—Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Stock—Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Holders of Our Stock—Sale of Our Stock.”

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a holder of our stock may be subject to backup withholding with respect to distributions unless the holder:

●	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

●	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

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A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding generally may be claimed as a credit against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption that occurs outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Holders of our stock should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Tax Rates. The maximum tax rate for non-corporate taxpayers for long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by us as “capital gain dividends.” In general, dividends payable by a REIT that are not “capital gains dividends” are subject to tax at the tax rates applicable to ordinary income, the maximum rate of which for individuals is 37%. Dividends that a REIT properly designates as “qualified dividend income,” however, are subject to a maximum tax rate of 20% in the case of non-corporate taxpayers. In general, dividends payable by a REIT are only eligible to be taxed as qualified dividend income to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received by the REIT from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of stock. Prospective investors should consult their tax advisors regarding the tax rates applicable to them in light of their particular circumstances. For taxable years prior to 2026, individual stockholders are generally allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective federal income tax rate for individuals on the receipt of such ordinary dividends to 29.6%.

Additional Withholding Tax on Payments Made to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on our stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

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Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock or interest on our debt securities, and will apply to payments of gross proceeds from the sale or other disposition of such stock or debt securities on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective stockholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act makes major changes to the Code, including a number of provisions of the Code that may affect the taxation of REITs and the holders of their securities. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their security holders is uncertain and may not become evident for some period of time. Prospective investors should consult their tax advisors regarding the implications of the Tax Act on their investment.

Revised Individual Tax Rates and Deductions

The Tax Act adjusted the tax brackets and reduced the top federal income tax rate for individuals from 39.6% to 37%. In addition, numerous deductions were eliminated or limited, including the deduction for state and local taxes being limited to $10,000 per year. These individual income tax changes are generally effective beginning in 2018, but without further legislation, they will sunset after 2025.

Pass-Through Business Income Tax Rate Lowered through Deduction

Under the Tax Act, individuals, trusts, and estates generally may deduct 20% of “qualified business income” (generally, domestic trade or business income other than certain investment items) of a partnership, S corporation, or sole proprietorship. In addition, “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income eligible for capital gain tax rates) and certain other income items are eligible for the deduction. The deduction, however, is subject to complex limitations to its availability. As with the other individual income tax changes, the provisions related to the deduction are effective beginning in 2018, but without further legislation, they will sunset after 2025.

Maximum Corporate Tax Rate Reduced Elimination of Corporate Alternative Minimum Tax

The Tax Act reduced the maximum corporate income tax rate from 35% to 21% and reduced the dividends received deduction for certain corporate subsidiaries. The Tax Act also permanently eliminated the corporate alternative minimum tax. These provisions are effective beginning in 2018.

Net Operating Loss Modifications

The Tax Act limited the net operating loss (“NOL”) deduction to 80% of taxable income (before the deduction). The Tax Act also generally eliminated NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law) but allows indefinite NOL carryforwards. The new NOL rules apply beginning in 2018.

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Limitations on Interest Deductibility

The Tax Act limits the net interest expense deduction of a business to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. The Tax Act allows a real property trade or business to elect out of such limitation so long as it uses the alternative depreciation system which lengthens the depreciation recovery period with respect to certain property. The limitation with respect to the net interest expense deduction applies beginning in 2018.

Withholding Rate Reduced

The Tax Act reduced the highest rate of withholding with respect to distributions to non-U.S. holders that are treated as attributable to gains from the sale or exchange of U.S. real property interests from 35% to 21%. These provisions are effective beginning in 2018.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any federal tax other than the income tax. Prospective investors should consult their tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in

INVESTMENT BY QUALIFIED PLANS AND IRAS

In General

In considering an investment in the Company of the assets of an employee benefit plan (as defined in Section 3(3) of ERISA”) or an individual retirement account (“IRA”), a fiduciary or any other person responsible for investment of the plan or IRA investments, taking into account the facts and circumstances of such plan or IRA, should consider, among other things: (i) whether the investment is in accordance with the documents and instruments governing such plan or IRA, (ii) the definition of plan assets under ERISA, (iii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA (or other applicable law), (iv) whether, under Section 404(a)(1)(B) of ERISA (or other applicable law), the investment is prudent, considering the nature of an investment in and the compensation structure of the Company and the fact that there is not expected to be a market created in which the Shares can be sold or otherwise disposed of, (v) that the Company has had no history of operations, (vi) whether the Company or any affiliate is a fiduciary or a party in interest to the plan or IRA, (vii) the need to annually value the Shares, and (viii) whether an investment in the Company will cause the plan or IRA to recognize UBTI. The prudence of a particular investment must be determined by the responsible fiduciary or other person (usually the trustee, plan administrator, or investment manager) with respect to each employee benefit plan or IRA, taking into account all of the facts and circumstances of the investment.

Potential employee benefit plan and IRA stockholders should also take into consideration the limited liquidity of an investment in the Company as it relates to applicable minimum distribution requirements of the Code. If the Shares are held in the IRA or employee benefit plan at the time mandatory distributions are required to commence to the IRA beneficiary or plan participant, applicable law may require the in kind distribution of Shares. Such distribution must be included in the participant’s or beneficiary’s taxable income for the year of receipt of the Shares (at then current fair market value) without any cash distributions with which to pay the tax liability.

ERISA provides that Shares may not be purchased by an employee benefit plan if the Company or an affiliate of the Company is a fiduciary or party in interest (as defined in Sections 3(21) and 3(14) of ERISA) to the plan unless such purchase is exempt from the prohibited transaction provisions of Section 406 of ERISA. Under ERISA, it is the duty of the fiduciary responsible for purchasing the Shares not to engage in such transactions.

Code Section 4975 has similar restrictions applicable to transactions between disqualified persons and an employee benefit plan or IRA, which could result in the imposition of excise taxes on the Company or loss of tax-exempt status of the IRA.

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Plan Asset Regulations

An investment in the Company by an employee benefit plan or IRA could also violate ERISA or the Code if, under applicable Department of Labor (“DOL”) regulations, the Company assets are considered to be assets of the plan or IRA. The DOL has promulgated final regulations (“DOL Regulations”), 29 C.F.R. Section 2510.3-101, that define what constitutes “Plan Assets” in a situation in which an employee benefit plan or IRA invests in a partnership, or other similar entity. If assets of the Company are classified as Plan Assets, the significant penalties discussed below could be imposed under certain circumstances.

Under the DOL Regulations, if an employee benefit plan or IRA invests in an equity interest of an entity that is neither a publicly offered security nor a security issued by an investment company registered under the Investment Company Act, its assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that the entity is an “operating company,” or equity participation in the entity by benefit plan stockholders is not “significant.”

The Shares may not qualify as publicly offered securities nor will they be issued by an investment company registered under the Investment Company Act.

Nonetheless, if one of the exceptions described below is satisfied, Company assets may avoid being classified as Plan Assets. Company assets may be excluded from Plan Assets under the DOL Regulations if the Company is an “operating company.” The term “operating company” includes an entity that is a “real estate operating company,” as defined in the DOL Regulations. Under the DOL Regulations, an entity is a “real estate operating company” if:

(i) for any day during a 90-day annual valuation period at least 50% of its assets, valued at cost (other than short-term investments pending long-term commitment or distribution to stockholders), are invested in real estate that is managed or developed by such entity and with respect to which such entity has the right to substantially participate directly in the management or development activities; and

(ii) the entity, in the ordinary course of its business, is engaged directly in real estate management or development activities. Example (8) in the DOL Regulations indicates that an entity may still qualify as a “real estate operating company” when management of the entity’s real estate may be performed by independent contractors if the entity retains certain control over the independent contractor and frequently consults with and advises the independent contractor.

If the Company is classified as a “real estate operating company,” an investment by an employee benefit plan or IRA in the Company should be treated only as an investment in an equity interest in the Company and not as an investment in an undivided interest in each of the Company’s assets. There is no authority regarding whether the ownership and operation of a hotel will qualify the Company as a “real estate operating company.” As a result, qualified plan and IRA stockholders should not rely on the Company being deemed an “operating company” for purposes of the DOL Regulations. However, the qualified plan or IRA may qualify for the exemption for “significant” participation exemption described below.

If the Company does not qualify as an “operating company” under DOL Regulations, an employee benefit plan or IRA investment in the Company will be treated as an investment in an equity interest in the Company, and not as an investment in an undivided interest in each of the underlying assets, only if equity participation in the Company by benefit plan stockholders (i.e., employee benefit plans and IRAs) is not “significant.” Under the DOL Regulations, equity participation in the Company by benefit plan stockholders would be “significant” on any date if, immediately after the most recent acquisition of any equity interest in the Company, 25% or more of the total value of the Shares is held by benefit plan stockholders. In determining whether the 25% benefit plan stockholders’ ownership is met, the ownership of any person with discretionary authority with respect to Company assets is disregarded. If the Company complies with this limitation, the Company should qualify for the exemption from the DOL Regulations offered to entities in which benefit plan participation is not “significant.” However, if, for any reason, the 25% limitation is not met, then the issues described below will arise (unless the Company is an operating company).

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Impact of Company’s Holding Plan Assets

If the Company is deemed to hold Plan Assets, additional issues relating to the Plan Assets and “prohibited transaction” concepts of ERISA and the Code arise. Anyone with discretionary authority with respect to Company assets could become a “fiduciary” of the employee benefit plans or IRAs within the meaning of ERISA. As a fiduciary, such person would be required to meet the terms of the employee benefit plan or IRA regarding asset investment and would be subject to prudent investment and diversification standards. Any such fiduciary could be a defendant in an ERISA lawsuit brought by the DOL, an employee benefit plan participant or another fiduciary to require that Company assets and the investment and stewardship thereof meet these and other ERISA standards.

In addition, if the Company is deemed to hold Plan Assets, investment in the Company might constitute an improper delegation of fiduciary responsibility to the Manager and expose the fiduciary of an employee benefit plan stockholder to co-fiduciary liability under ERISA for any breach by the Manager of its ERISA fiduciary duties.

Section 406 of ERISA and Code Section 4975(c) also prohibit employee benefit plans from engaging in certain transactions with specified parties involving Plan Assets. Code Section 4975(c) also prevents IRAs from engaging in such transactions.

One of the transactions prohibited is the furnishing of services between a plan and a “party in interest” or a “disqualified person.” Included in the definition of “party in interest” under Section 3(14) of ERISA and the definition of “disqualified person” in Code Section 4975(e)(2) are “persons providing services to the plan.” If the Manager or certain entities and individuals related to the Manager has previously provided services to an employee benefit plan or IRA stockholder, then the Manager could be characterized as a “party in interest” under ERISA and/or a “disqualified person” under the Code with respect to such benefit plan stockholder.

If such a relationship exists, it could be argued that, because the Manager Shares in certain Company distributions and tax allocations in a manner disproportionate to its Capital Contributions to the Company, the Manager is being compensated directly out of Plan Assets rather than Company assets for the provision of services, i.e., establishment of the Company and making it available as an investment to the employee benefit plan or IRA. If this were the case, absent a specific exemption applicable to the transaction, a prohibited transaction could be determined to have occurred between the employee benefit plan or IRA and the Manager.

If the Company’s assets are treated as Plan Assets, a prohibited transaction would also occur if a party with whom the Company enters into a transaction is a “party in interest” or “disqualified person” with respect to an employee benefit plan or IRA.

Another type of transaction prohibited by ERISA and the Code is one in which fiduciaries of an employee benefit plan or the person who establishes an IRA engage in self-dealing. Accordingly, affiliates of the Manager are not permitted to purchase Shares with assets of any benefit plan stockholder if they (i) have investment discretion with respect to such assets or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets.

If the Company’s assets are treated as Plan Assets and if it is determined that the acquisition of a Share by an employee benefit plan (or another transaction of the Company) constitutes a prohibited transaction, then any party in interest, which may include a fiduciary or sponsor of an employee benefit plan, that has engaged in any such prohibited transaction could be required to: (i) restore to the employee benefit plan any profit realized on the transaction; (ii) make good to the employee benefit plan any losses suffered by the employee benefit plan as a result of such investment; (iii) pay an excise tax equal to 15% of the amount involved (i.e., the amount invested in the Company) for each year during which the investment is in place; and (iv) eliminate the prohibited transaction by reversing the transaction and making good to the Company any losses resulting from the prohibited transaction. Moreover, if any fiduciary or party in interest is ordered to correct the transaction by either the IRS or the DOL and such transaction is not corrected within a 90-day period, the party in interest involved could also be liable for an additional excise tax in an amount equal to 100% of the amount involved (i.e., the amount invested in the Company), for each taxable year commencing with the year in which the 90-day period expires and ending with the year in which the prohibited transaction is corrected. Also, the DOL could assert additional civil penalties against a fiduciary or any other person who knowingly participates in any such breach.

105

With respect to investing IRAs, the tax-exempt status of the IRA could be lost if the investment (or another transaction of the Company) constitutes a prohibited transaction under Code Section 408(e)(2). If the IRA were to lose its tax-exempt status, the entire value of the IRA would be considered to be distributed and taxable to the IRA sponsor.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file an Annual Return/Report on Form 5500 reflecting that value. When no fair market value of a particular asset is available, the fiduciary is required to make a good faith determination of that asset’s “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

To assist fiduciaries (and IRA trustees and custodians) in fulfilling their valuation and annual reporting responsibilities, the Company will provide reports of the Company’s annual determination of the current value of Shares to those fiduciaries (including IRA trustees and custodians) who identify themselves to the Company as such and request the reports. The Company valuation may be, but is not required to be, performed by independent appraisers.

There can be no assurance (i) that the value established by the Company could or will actually be realized by the Company or an stockholder upon liquidation (in part because appraisal or estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any assets of the Company), (ii) that stockholders could realize such value if they were to try to sell their Shares, or (iii) that such valuation complies with the requirements of ERISA or the Code..

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase our Shares who satisfy the “qualified purchaser” standards should proceed as follows:

●	Read this entire offering circular and any supplements accompanying this offering circular.

●	Complete and execute a copy of the subscription agreement. Completed subscription agreements and payments should be sent by your broker-dealer or registered investment advisor, as applicable, to the address set forth in the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix B.

By executing the subscription agreement and paying the total purchase price for our Shares subscribed for, each stockholder agrees to accept the terms of the subscription agreement and attests that the stockholder meets the minimum standards of a “qualified purchaser”, and that such subscription for Shares does not exceed 10% of the greater of such stockholder’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be binding upon stockholders but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

106

Regardless of the date on which we accept a subscription agreement, the purchase price for the Shares subject to the applicable subscription agreement will be the price in effect as of the date on which the investor’s subscription is initially submitted. If we accept your subscription, we will email you a confirmation.

Minimum Purchase Requirements

You must initially purchase at least 500 Shares in this offering, or $5,000 based on the $10.00 initial Transaction Price. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $1,000.

LEGAL MATTERS

Certain legal matters, including the validity of Shares offered hereby, have been passed upon for us by Winston & Strawn LLP.

EXPERTS

The financial statements of American Hospitality Properties REIT II, Inc. as of April 13, 2023, included in this offering circular have been audited by Turner, Stone & Company, L.L.P., independent auditors, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of the offering statement, we will be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

The Company will file with the SEC a supplement to this Offering Circular during the term of this offering describing each Property not identified in this Offering Circular at such time as there arises a reasonable probability that such Property will be acquired and will consolidate each of such supplements into a post-qualification amendment filed at least every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each supplement will disclose all compensation and fees received by the Manager and its affiliates in connection with any such acquisition. The amendment will include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X (“Rule 3-14”) only for properties acquired during the term of this offering. The Company will also file, after the termination of this offering, a current report on Form 1-U containing the financial statements and any additional information required by Rule 3-14 to reflect each commitment to acquire a Property made after the termination of this offering involving the use of 10% or more (on a cumulative basis) of the net proceeds of this offering and will provide the information contained in such report to the stockholders at least once each quarter after the termination of this offering.

107

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

American Hospitality Properties REIT II, Inc.

c/o Phoenix American Hospitality, LLC

14643 Dallas Parkway, Suite 970

Dallas, Texas 75254

www.phoenixamericanhospitality.com/investorkit/

(214) 750-2967

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to our stockholders.

We also maintain a website at www.phoenixamericanhospitality.com/investorkit/, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

108

Part F/S

FINANCIAL STATEMENTS

F-1

Your Vision Our Focus

Independent Auditor’s Report

Shareholder of

American Hospitality Properties REIT II, Inc.

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of American Hospitality Properties REIT II, Inc., which comprise the balance sheet as of April 13, 2023, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from March 10, 2023 to April 13, 2023, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of American Hospitality Properties REIT II, Inc. as of April 13, 2023, and the results of its operations and its cash flows for the period from March 10, 2023 to April 13, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of American Hospitality Properties REIT II, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Entity’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no operating history and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Turner, Stone & Company, L.L.P.

Accountants and Consultants

12700 Park Central Drive, Suite 1400

Dallas, Texas 75251

Telephone: 972-239-1660 ⁄ Facsimile: 972-239-1665

Toll Free: 877-853-4195

Web site: turnerstone.com

F-2

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about American Hospitality Properties REIT II, Inc.’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of American Hospitality Properties REIT II, Inc.’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about American Hospitality Properties REIT II, Inc.’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

May 12, 2023

F-3

AMERICAN HOSPITALITY PROPERTIES REIT II, INC.

Statement of Financial Position

April 13, 2023

2023
ASSETS	0
Cash	$10,000
Deferred offering costs	105,000
TOTAL ASSETS	$115,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Liabilities
Owed to Manager	$5,000
Accrued organization expense	105,000
Total Liabilities	$110,000

Stockholders’ equity (deficit)
Common stock (Common stock ($0.01 par value, 10,000,000 shares authorized, 1,000 shares issued and outstanding at April 13, 2023)	10
Additional paid-in capital	9,990
Accumulated deficit	(5,000)
Total stockholders’ equity (deficit)	5,000
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$115,000

F-4

AMERICAN HOSPITALITY PROPERTIES REIT II, INC.

Statement of Operations

For the period ended April 13, 2023

2023

Revenues	$-

Operating Expenses
Professional fees audit	5,000
Total operating expenses	5,000

Net Loss	$(5,000)

F-5

AMERICAN HOSPITALITY PROPERTIES REIT II, INC.

Statement of Changes in Stockholders’ Equity (Deficit)

For the period ended April 13, 2023

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity Deficit)
Balance at Inception	-	-	-	-	-

Common stock issued	1,000	10	9,990		10,000
Net loss				(5,000)	(5,000)

Balance at April 13, 2023	1,000	$10	$9,990	$(5,000)	$5,000

F-6

AMERICAN HOSPITALITY PROPERTIES REIT II, INC.

Statement of Cash Flow

For the period ended April 13, 2023

For the period from Inception through April 13, 2023
Cash flows from operating activities:
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash provided used in operating activities
Change in other operating assets and liabilities:
Owed to Manager	5,000
Net cash provided by (used in) operating activities	-

Cash flows from investing activities:
Net cash provided by (used in) investing activities	-

Cash flows from financing activities:
Proceeds from common stock issued	10,000
Net cash provided by financing activities	10,000

Net increase in cash and cash held in escrow	10,000

Cash and cash held in escrow, beginning of period	-
Cash and cash held in escrow, end of period	$10,000

Supplemental disclosure of non-cash activities:
Offering costs	$100,000
Organization expenses	$5,000

F-7

AMERICAN HOSPITALITY PROPERTIES REIT II, Inc.

Notes to Financial Statements

As of April 13, 2023

1. ORGANIZATION

American Hospitality Properties REIT II, Inc. is a newly formed Delaware corporation (the “Company”), formed for the purpose of investing in limited service hotels in the United States. Substantially all of our assets will be held by, and substantially all of our operations will be conducted through, our operating partnership, AHP REIT II OP, LP, a Delaware limited partnership (the “Operating Partnership”), either directly or through its subsidiaries, and the Company is the sole general partner of our Operating Partnership.

The Company was incorporated on March 10, 2023 (“Inception”) and commenced operations on April 13, 2023.

The Company is currently managed by Phoenix American Hospitality, LLC, (the “Manager” and a related party). The Manager expects to operate the Company for approximately five years, and no more than ten years. The Company intends to offer up to 7,500,000 shares of its common stock in a Regulation A Offering (the “Offering”), pending qualification of the offering statement of which this Offering Circular constitutes a portion by the Securities and Exchange Commission.

2. SIGNFICANT ACCOUNTING POLICIES

a)	Basis of Presentation

The Company’s financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

b)	Going Concern

The accompanying consolidated financial statements have been prepared in conformity with GAAP, which contemplate continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financing or establish itself as a profitable business. From inception to April 13, 2023,, the Company had minimal operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include raising additional capital through sales of equity as may be necessary to pursue such business plans and sustain operations. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations. The consolidated financial statements do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.

c)	Cash and Cash Held in Escrow

Cash is currently maintained at a major financial institution in the United States. Deposits with these financial institutions may exceed the amount of insurance provided on such deposits; however, the Company regularly monitors the financial stability of the financial institutions and believes that the Company is not exposed to any significant credit risk.

Future investments in the Company are temporarily held in escrow at Chase Bank, NA (“Chase”). Investors wishing to purchase shares in the Company submit the appropriate paperwork to the Transfer Agent and their investment funds to Chase. These funds are not accessible to the Company or any creditors of the Company until they have been released from the escrow account and delivered to the Company account. Chase holds these funds in escrow until the Transfer Agent has verified that all paperwork is in order and the Company has accepted the investment(s), at which time the funds are delivered to the Company account.

F-8

AMERICAN HOSPITALITY PROPERTIES REIT II, Inc.

Notes to Financial Statements

As of April 13, 2023

d)	Prospective Ventures

The Company accounts for costs incurred in the pursuit of real estate investment opportunities in accordance with FASB ASC 970-340-25-4A. Significant preacquisition costs are capitalized and presented separately on the balance sheets. When the property is acquired, the preacquisition costs are reclassified and included in the cost of the property. If it becomes probable that the real estate will not be acquired, the capitalized preacquisition costs are then charged to expense except to the extent that they are recoverable upon closing or from the sale of the options, plans, blueprints, etc. The Company had no capitalized preacquisition costs in prospective ventures at April 13, 2023.

e)	Organization Costs

Organization costs include costs to establish the Company and enable it legally to do business, including incorporation fees, legal services pertaining to the organization and incorporation of the business, drafting of bylaws, and audit fees related to the initial registration and seed capital audit. Organization costs will be charged to expense as they are incurred.

f)	Offering Costs

Offering costs include the legal, accounting, printing, mailing and filing fees, charges of the Company’s escrow holder and transfer agent and the reimbursement of bona fide due diligence expenses of broker dealers. These offering costs have been offset against proceeds received from the Offering in the statement of changes in stockholders’ equity (deficit).

Offering costs also include various charges of the Manager and other marketing related expenses. These offering costs will be charged to expense as incurred in the future.

g)	Income Taxes

The Company intends to elect to be taxed as a REIT under the Code and intends to operate as such. The Company expects to have little or no taxable income prior to electing REIT status. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of the Company’s annual REIT taxable income to its shareholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with generally accepted accounting principles). As a REIT, the Company generally will not be subject to U.S. federal income tax to the extent it distributes qualifying dividends to its shareholders. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

The Company follows FASB ASC 740, “Income Taxes,” when accounting for income taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

F-9

AMERICAN HOSPITALITY PROPERTIES REIT II, Inc.

Notes to Financial Statements

As of April 13, 2023

The computation of the annual estimated effective tax rate at each period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes.

h)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of certain assets, liabilities, and contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates used by the Company.

3. Related Party Transactions

On April 13, 2023, the Manager purchased one thousand (1,000) shares of the Companies stock for ten thousand dollars ($10,000). All costs and expenses related to the Company’s securities offering have been paid by the Company’s parent.

As indicated in Note 1, the operations of the Company are administered by the Manager. The following is a summary of fees that will be paid to the Manager, or an affiliate, pursuant to the Offering circular. In the cases of partial ownership through a joint venture entity, the percentage of such fees that will be attributable to the Company will be equal to the Company’s percentage ownership interest in the joint venture entity associated with a specific Property. See the Offering circular for further details.

Acquisition Fees

The Manager or an affiliate will be entitled to receive an acquisition fee in an amount up to 1.5% of the gross purchase price of each Property, including any debt attributable to such Property and any significant capital expenditures budgeted as of the date of acquisition (the “Acquisition Fee”).

Asset Management Fees

The Manager shall be entitled to receive a monthly asset management fee in an amount equal to an annualized rate of 1% of the aggregate purchase prices (including any debt attributable to such purchases) of the Properties (the “Asset Management Fee”).

Construction Management Fees

The Manager or an affiliate shall be entitled to receive a construction management fee in an amount up to 2% of the value of any construction or repair project at the Property (the “Construction Management Fee”).

Financing Fee

The Manager or an affiliate will be entitled to receive a financing fee in an amount up to 1% of the amount of any financing or refinancing obtained by the Company, or an affiliate, with respect to the Property. In the event a third-party loan broker is used, such third-party loan broker’s fee will be paid separately by the Company; provided, however, that the sum of the financing fee and any amount paid by the Company to a third-party loan broker will not exceed 1% of the financing obtained (the “Financing Fee”).

F-10

AMERICAN HOSPITALITY PROPERTIES REIT II, Inc.

Notes to Financial Statements

As of April 13, 2023

Disposition Fee

The Manager will be entitled to receive a disposition fee in an amount up to 1% of the gross sales price of each Property in connection with any sale, exchange or other disposition of the applicable Property. Any broker fee in an amount up to 1% of the gross sales price of the Property due a third-party broker in connection with any sale, exchange or disposition of a Property will be paid by the Manager out of its disposition fee (the “Disposition Fee”).

Hotel Management Fees

The daily hotel operations of the Properties will be managed by PAH Management, LLC, a Delaware entity (the “Hotel Manager”), a related party to the Manager. This entity consists of ownership that includes parties that own portions of Phoenix American Hospitality, LLC. The management will be defined by an individual management agreement between each Property and PAH Management, LLC. The Hotel Manager will be entitled to receive a percentage of the total hotel operation revenues, which will be paid monthly in arears (the “Hotel Management Fees”).

4. Manager Commitment

The Manager has committed an amount of $250,000 to the Company, the initial $10,000 of which was invested in connection with the formation of this Company, $115,000 of which will be payable on a date not later than the date of the initial closing of the Offering and the other $125,000 will be payable upon the termination of the Offering.

5. Distributions of Cash Flow from Operations

Once the Company begins to pay dividends, they expect to declare and pay them on a quarterly basis, or less frequently as determined by the Manager, in arrears. Any dividends paid will be based on, among other factors, the present and projected future cash flow.

Once applicable, the REIT distribution requirements generally require that the company make aggregate annual dividend payments to the stockholders of at least 90% of the REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain.

The Company did not have positive earnings or accumulated earnings for the period ended April 13, 2023.

6. Income Taxes

The Company will file corporate income tax returns in the United States (federal) and in the state of Texas. The Company is subject to federal, state and local income tax examinations by tax authorities through inception.

7. Subsequent Events

The Company has evaluated subsequent events through May 12, 2023, the date the financial statements were issued, and noted no items requiring adjustment of the financial statements or additional disclosures.

F-11

Appendix A

APPENDIX A:

PRIOR PERFORMANCE TABLES

The following prior performance tables provide information relating to the real estate investment programs managed by the Manager, Phoenix American Hospitality, LLC, collectively referred to herein as the “prior programs”. Our Sponsor engages in the business of investing in and managing commercial real estate investments on behalf of both individual and institutional clients.

The Manager’s other programs are: American Hospitality Properties Fund I, LLC (“Fund I”), American Hospitality Properties Fund III, LLC (“Fund III”), LakemorePhoenix Investment Platform A, LLC (“Platform A”), Lakemore-Phoenix Investment Platform B, LLC (“Platform B”) and APIP-C Borrower, LLC (“Platform C”). Each of prior programs had or has investment objective similar to ours, with the goal of seeking to acquire, either directly or through special purpose entities and joint venture, limited service hotel in the United States. All investments were fee interests in properties owned directly or with joint venture partners.

This information should be read together with the summary information included in the “Prior Performance Summary” section of the offering circular.

Investors should not construe inclusion of the following tables as implying, in any manner, that we will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that by acquiring our shares, they will not be acquiring any interest in any prior program.

Description of the Tables

All information contained in the Tables in this Appendix A is as of December 31, 2022. The following tables are included herein:

Table I —	Experience in Raising and Investing Funds

Table II —	Compensation to Sponsor

Table III —	Operating Results of Prior Programs

A-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(UNAUDITED)

Table I sets forth the experience of the Manager and affiliates in raising and investing funds for prior programs, all of which have been nonpublic. Information is provided as to the manner in which the proceeds of the prior programs have been applied. Also set forth is the timing and length of these offerings and the information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2022.

	Platform A	Platform B	Platform C	Fund III
Dollar amount offered	$34,300,000	$47,500,000	$9,800,000	$50,000,000
Dollar amount raised	34,286,396	47,331,395	9,800,000	48,186,948
Length of offering (in months)	3	2	1	53
Months to invest 90% of amount available for investment 1	1	2	2	50
(measured from the beginning of offering)

1 The Funds are 100% invested as of June 30, 2020.

A-2

TABLE II

COMPENSATION TO SPONSOR

(UNAUDITED)

Table II sets forth the compensation paid to Sponsor and affiliates from prior programs, all of which have been nonpublic. All figures are as of December 31, 2022.

Type of Compensation	Platform A	Platform B	Platform C	Fund III
Dollar amount offered	$34,300,000	$47,500,000	$9,800,000	$50,000,000
Dollar amount raised	34,286,396	47,331,395	9,800,000	48,186,948
Amount paid to sponsor from proceeds of offering:
Underwriting fees
Acquisition fees
— real estate commissions
— advisory fees 1	802,500	1,010,000	128,000	233,620
— other 2
Other
Dollar amount of cash generated from operations before deducting payments to sponsor	20,902,168	21,054,547	3,066,093	4,820,569
Amount paid to sponsor from operations:
Property management fees
Partnership management fees 1	1,845,021	1,940,100	262,370	453,821
Reimbursements 2
Leasing commissions
Other 3	2,036,109	1,663,139	726,347	383,153
Dollar amount of property sales and refinancing before deducting payments to sponsor
— cash
— notes
Amount paid to sponsor from property sales and refinancing:
Real estate commissions
Incentive fees
Other

1	Consists of LLC management fees and are either (i) paid from committed capital and classified as Acquisition fees — advisory fees, or (ii) paid from operations and classified as management fees paid to the Manager from operations.

2	Consists of LLC expenses and abandoned pursuit costs and are either (i) paid from committed capital and classified as Acquisition fees — other, or (ii) paid from operations and classified as Reimbursements paid to the Manager from operations. All LLC expenses and abandoned pursuit costs are either third party expenses or miscellaneous travel or out-of-pocket expenses incurred by the Manager or its affiliates in connection with abandoned investment opportunities.

3	Other payments to the Manager from operations consist of property management oversight fees paid to an affiliate of the Manager totaling 3% of gross revenue generated from property investments wholly owned by each program without a joint venture operating partner.

A-3

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

(UNAUDITED)

Table III sets forth the operating results of Platform A, a non-public prior program that commenced operations on January 17, 2017, and that pursued investment objectives similar to ours. Operating results are reported for the partial operating year ending December 31, 2017, calendar years 2018 through 2022.

	1/15/17 to	1/1/18 to	1/1/19 to	1/1/20 to	1/1/21 to	1/1/22 to
	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Gross Revenues	$23,201,448	$23,935,178	$21,129,973	$10,489,446	$14,620,556	$12,541,411
Profit on sale of properties
Less: Operating expenses	16,237,202	18,454,816	17,864,005	12,181,040	13,683,714	12,344,069
Interest expense	2,900,578	3,033,556	3,019,021	4,205,660	2,940,581	-
Net Income – GAAP basis 1	4,063,668	2,446,806	246,947	(5,897,254)	(2,003,739)	197,342

Cash generated from operations	4,063,668	2,446,806	246,947	(5,897,254)	(2,003,739)	197,342
Less: Cash distributions to investors
– from operating cash flow	3,022,476	2,446,806	246,947	0	0	0
– from sales and refinancing
– from other		673,586	348,028	438,104	0	0
Cash generated (deficiency) after cash distributions	0	(673,586)	(348,028)	(438,104)	0	0
Less: Special items (not including sales and refinancing)
Cash generated (deficiency) after cash distributions and special items	0	(673,586)	(348,028)	(438,104)	0	0
Tax and Distribution Data Per $1,000 Invested 3
Federal Income Tax Results:
Ordinary income (loss)
– from operations
– from recapture
Capital gain (loss)
Cash Distributions to Investors Source (on GAAP basis)
– Investment income
– Return of capital
Source (on cash basis)
– Sales
– Refinancing
– Operations
– other
Amount (in percentage terms) remaining invested in program properties	100%	100%	100%	100%	100%	100%

A-4

This table sets forth the operating results of Platform B, a non-public prior program that commenced operations on July 14, 2017, and that pursued investment objectives similar to ours Operating results are reported for the partial operating year ending December 31, 2017, calendar year 2018 and calendar year 2019.

	7/14/17 to	1/1/18 to	1/1/19 to	1/1/20 to	1/1/21 to	1/1/22 to
	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Gross Revenues	$10,393,692	$23,251,003	$22,055,991	$13,276,310	$19,109,699	$21,089,902
Profit on sale of properties
Less: Operating expenses	7,434,420	16,435,868	16,670,702	12,163,589	13,705,061	15,088,833
Interest expense	1,454,213	3,104,021	3,104,021	5,809,247	3,256,928	3,016,111
Net Income – GAAP basis 1	1,505,059	3,711,114	2,281,268	(4,696,526)	2,147,710	2,984,598

Cash generated from operations	1,505,059	3,711,114	2,281,268	(4,696,526)	2,147,710	2,984,598
Less: Cash distributions to investors
– from operating cash flow	965,000	3,711,115	1,322,260	0	0	0
– from sales and refinancing
– from other		591,885		0	0	0
Cash generated (deficiency) after cash distributions	540,059	(591,885)	959,008	(4,696,526)	2,147,710	0
Less: Special items (not including sales and refinancing)
Cash generated (deficiency) after cash distributions and special items	540,059	(591,885)	959,008	(4,696,526)	2,147,710	0
Tax and Distribution Data Per $1,000 Invested 3
Federal Income Tax Results:
Ordinary income (loss)
– from operations
– from recapture
Capital gain (loss)
Cash Distributions to Investors Source (on GAAP basis)
– Investment income
– Return of capital
Source (on cash basis)
– Sales
– Refinancing
– Operations
– other
Amount (in percentage terms) remaining invested in program properties	100%	100%	100%	100%	100%	100%

A-5

This table sets forth the operating results of Platform C, a non-public prior program that commenced operations on August 16, 2018, and that pursued investment objectives similar to ours Operating results are reported for the partial operating year ending December 31, 2018 and calendar year 2019.

	8/6/2018	1/1/19 to	1/1/20 to	1/1/21 to	1/1/22 to
	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Gross Revenues	$2,418,220	$6,233,286	$3,337,984	$4,986,765	$6,409,645
Profit on sale of properties
Less: Operating expenses	1,686,200	4,548,473	2,931,616	3,284,215	4,310,786
Interest expense	287,086	759,322	1,017,283	758,855	814,655
Net Income – GAAP basis 1	444,934	925,491	(610,915)	943,695	1,284,204

Cash generated from operations	444,934	925,491	(610,915)	943,695	1,284,204
Less: Cash distributions to investors
– from operating cash flow	135,858	925,491	0	0	0
– from sales and refinancing
– from other		617,792	0	0	0
Cash generated (deficiency) after cash distributions	309,076	(617,792)	(610,915)	943,695	0
Less: Special items (not including sales and refinancing)
Cash generated (deficiency) after cash distributions and special items	309,076	(617,792)	(610,915)	943,695	0
Tax and Distribution Data Per $1,000 Invested 3
Federal Income Tax Results:
Ordinary income (loss)
– from operations
– from recapture
Capital gain (loss)
Cash Distributions to Investors Source (on GAAP basis)
– Investment income
– Return of capital
Source (on cash basis)
– Sales
– Refinancing
– Operations
– other
Amount (in percentage terms) remaining invested in program properties	100%	100%	100%	100%	100%

A-6

This table sets forth the operating results of Fund III that commenced operations on January 1, 2015, and that pursued investment objectives similar to ours.

	1/1/2015 to	1/1/2016 to	1/01/17 to	1/1/18 to	1/1/19 to	1/1/20 to	1/1/21 to	1/1/22 to
Fund III	12/31/2015	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Gross Revenues	$358,849	$730,152	$2,803,436	$4,410,245	$9,924,037	$8,767,946	$9,406,094	$11,813,960
Profit on sale of properties
Less: Operating expenses	246,441	466,533	1,905,502	3,067,903	8,591,520	9,241,221	9,295,345	11,104,365
Interest expense	32,846	82,026	376,470	578,094	680,183	996,899	664,117	551,173
Net Income – GAAP basis 1	79,563	181,593	521,464	764,248	652,334	(1,470,174)	(553,368)	158,422

Cash generated from operations	79,563	181,593	521,464	764,248	652,334	(1,470,174)	(553,368)	158,422
Less: Cash distributions to investors
– from operating cash flow	79,563	106,198	371,212	551,209	521,686	0	7,700	0
– from sales and refinancing
– from other	6,108	0	0	82,107	410,736	721,485	180,000	0
Cash generated (deficiency) after cash distributions	(6,108)	75,395	150,251	130,932	(280,087)	(2,191,659)	(741,068)	0
Less: Special items (not including sales and refinancing)
Cash generated (deficiency) after cash distributions and special items	(6,108)	75,395	150,251	130,932	(280,087)	(2,191,659)	(741,068)	0
Tax and Distribution Data Per $1,000 Invested 3
Federal Income Tax Results:
Ordinary income (loss)
– from operations
– from recapture
Capital gain (loss)
Cash Distributions to Investors Source (on GAAP basis)
– Investment income
– Return of capital
Source (on cash basis)
– Sales
– Refinancing
– Operations
– other
Amount (in percentage terms) remaining invested in program properties 4	100%	100%	100%	100%	100%	100%	100%	100%

A-7

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 11, 2023.

AMERICAN HOSPITALITY PROPERTIES REIT II, INC.

By:	/s/ W. L. “Perch” Nelson

Name:	W. L. “Perch” Nelson

Title:	Chief Executive Officer

This offering statement has been signed by the following person in the capacities and on the dates indicated.

(Signature)	/s/ W. L. “Perch” Nelson

(Title)	Chief Executive Officer (Principal Executive Officer)

(Date)	September 11, 2023

(Signature)	/s/ Jay Anderson

(Title)	Executive Vice President/Controller
(Principal Financial Officer and Principal Accounting Officer)

(Date)	September 11, 2023

PART III- EXHIBITS

Exhibit Number	Description
2.1**	Articles of Incorporation
2.2**	Bylaws
4.1**	Form of Subscription Documents (included in the Offering Circular as Appendix B and incorporated herein in reference)
6.1**	Management Agreement, dated as of August __, 2023, by and between American Hospitality Properties REIT II, Inc. and Phoenix American Hospitality, LLC.
6.2*	Indemnification Agreement, dated August 31, 2023, by and between American Hospitality Properties REIT II, Inc. and W.L. Nelson
6.3*	Indemnification Agreement, dated August 31, 2023, by and between American Hospitality Properties REIT, Inc. and Jay Anderson
11.1**	Consent of Winston & Strawn LLP (included in Exhibit 12.1)
11.2*	Consent of Turner, Stone & Company, L.L.P.
12.1**	Opinion of Winston & Strawn LLP as to the legality of the securities be qualified
15.1**	Correspondence by or on behalf of the issuer previously submitted pursuant to Rule 252 (d)

*	Filed herewith
**	Previously filed